As filed with the Securities and Exchange Commission on November 10, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

FOR REGISTRATION UNDER THE

SECURITIES ACT OF 1933 OF SECURITIES

OF CERTAIN REAL ESTATE COMPANIES

Gadsden Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

15150 N. Hayden Road

Suite 225

Scottsdale, Arizona 85260

Tel: (480) 750-8700

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

John E. Hartman

Chief Executive Officer

Chairman of the Board of Directors

15150 N. Hayden Road

Suite 225

Scottsdale, Arizona 85260

Tel: (480) 750-8700

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With Copies to:

Richard M. Morris, Esq. Herrick, Feinstein LLP Two Park Avenue New York, New York 10016 Tel: (212) 592-1400	Merrill M. Kraines, Esq. Scott R. Jones, Esq. Pepper Hamilton LLP The New York Times Building 37th Floor 620 Eighth Avenue New York, New York 10018-1405 Tel: (212) 808-2711

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.01 per share	5,750,000 shares	(1)	$10.00	(2)	$57,500,000.00	(2)	$6,664.25	(3)

(1) Represents the estimated maximum number of the Registrant’s shares of common stock to be issued in connection with the initial offering described herein, including the additional shares of common stock that the registrant will have the option to sell.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3) Determined in accordance with Section 6(b) of the Securities Act by multiplying the proposed maximum aggregate offering price by .0001159.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated November 10, 2016

PRELIMINARY PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

5,000,000 Shares

Common Stock

This is the initial public offering of Gadsden Growth Properties, Inc., an internally-managed real estate company that invests in income-producing commercial real estate and related assets that are located primarily in the Southwestern part of the United States. We are offering 5,000,000 shares of our common stock. We anticipate that the initial public offering will price between $      and $      per share.

No public market currently exists for the common stock of Gadsden Growth Properties, Inc. We intend to apply to list our common stock on the New York Stock Exchange (the “NYSE”) under the symbol “GADS.”

National Securities Corporation (“NSC”) has been engaged as the lead underwriter to offer the Common Stock on a “best efforts” basis. NSC is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

This offering will terminate on       , 2016, unless we sell the maximum number of shares of common stock set forth above before the date or we decide to terminate this offering prior to that date. There is no minimum number of shares of common stock that must be sold by NSC to proceed other than the number of shares needed to raise an amount of capital that is sufficient for us to satisfy the NYSE minimum initial listing standards, which requires, generally, that we have a specified amount of stockholders’ equity and aggregate market value of publicly held shares and distribution. We will retain the proceeds from the sale of any shares of the common stock.

We are a Maryland corporation that intends to elect to be taxed as a real estate investment trust, or REIT, for U.S. Federal income tax purposes, commencing with our taxable year ending December 31, 2017.

We are an “emerging growth company” under the Federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus for certain risks factors that you should consider before investing in our common stock.

		Per Share		Total
Initial public offering price	$		$
Underwriting discounts and commissions	$		$
Proceeds, before expenses, to us(1)	$		$

(1) See “Underwriting” for complete details of underwriting compensation.

We may also exercise our option to sell an additional 750,000 shares, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus. If we exercise our option in full, the total underwriting discount payable by us will be $       and the total gross proceeds to us before expenses will be $     .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriter expects to deliver the shares against payment in New York, New York on                , 2016.

The date of this prospectus is                    , 2016

BASIS OF PRESENTATION

This prospectus provides information about Gadsden Growth Properties, Inc., which is the issuer of the shares of common stock in this offering (“Gadsden REIT”), and its subsidiaries. Gadsden REIT was formed on August 11, 2016 and will acquire the real estate and other assets described in this prospectus on the closing date of this offering. We conducted our organizational activities and raised initial capital through Gadsden Growth Properties, LLC, a Delaware limited liability company (“Gadsden LLC”), prior to the formation of Gadsden REIT. Gadsden Growth Properties, L.P., a Delaware limited partnership (our “operating partnership”) has acquired Gadsden LLC.

We are utilizing an “UPREIT” structure pursuant to which Gadsden REIT will be the general partner of, and conduct substantially all of its business through, our operating partnership. Certain of the initial properties will be contributed to the operating partnership in exchange for limited partnership interests in our operating partnership. Certain other properties will be purchased for cash. We will also incur mortgage financing in connection with acquiring our initial real estate investments.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

The information in this prospectus has been prepared assuming that all of the formation transactions, including the acquisition of the Acquired Properties and the Contributed Properties, have been completed, the shares of Gadsden REIT have been issued and sold in this offering and certain other events as described under the Prospectus Summary have occurred. There can be no guarantees that such transactions, acquisitions, issuances or other events will occur at all or on the terms described in this prospectus.

A chart that illustrates our organization structure after the completion of the formation transaction and this offering is provided in the Prospectus Summary.

The number of units of limited partnership interests that will be outstanding was computed on the assumption that our common stock will be issued in this offering at $        per share, which is the midpoint of the range indicated on the front cover of this prospectus and is subject to change to reflect the actual price.

The following are definitions of certain frequently used terms used in this prospectus:

“Essential Service Shopping Centers” or “ESSCs” refer to commercial shopping centers with a significant tenant base that focus on the retail of non-luxury goods including consumer staples and other essential or frequently purchased goods and services in the local community such as food, fitness, wine and liquor, education, cellular, financial services, medical services and consumer staples or frequently purchased goods and services.

“Formation Transactions” refer to the transactions that are described in “Structure and Formation of Our Company – Formation Transactions”.

“Limited Service Hotels” or “Limited Service Hotel Properties” refer to a class of hotels which generally offers ease of check in and out, free breakfast, free wi-fi and free parking, and typically have a lower operating cost than higher end hotels because they typically do not offer catering services or an on-site restaurant or other amenities.

You should rely only on the information contained in this prospectus or information to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus prepared by us is accurate only as of their respective dates or on the date or dates that are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We use market data, demographic data, industry forecasts and projections throughout this prospectus. We have obtained certain market and industry data from publicly available industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the projections will be achieved. We believe that the market and industry research others have performed are reliable, but we have not independently verified this information. Information that is provided on our website at www.GadsdenREIT.com is not deemed a part of this prospectus.

I

II

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” as well as our historical and pro forma financial statements and related notes included elsewhere in this prospectus, before making an investment decision.

Unless the context suggests otherwise, references in this prospectus to “Gadsden,” “we,” “our,” “us” and “our company” are to Gadsden Growth Properties, Inc., a Maryland corporation (“Gadsden REIT”), together with its direct or indirect subsidiaries (each, a “Gadsden Sub”), including Gadsden Growth Properties, L.P., a Delaware limited partnership (our “operating partnership”). A reference to “Gadsden Entity” is a reference to Gadsden REIT or the applicable Gadsden Sub, individually.

Unless indicated otherwise, the information included in this prospectus assumes the consummation of the formation transactions described below and that we do not exercise our option to sell up to an additional 750,000 shares of our common stock, that the shares of common stock to be sold in this offering are sold at $          per share, which is the midpoint of the range indicated on the front cover of this prospectus, and that the initial value of an operating partnership unit is equal to the public offering price of the shares of common stock as set forth on the front cover of this prospectus.

Overview

We are a Maryland corporation that was formed on August 11, 2016 and intends to elect to be taxed as a real estate investment trust, or REIT, for U.S. Federal income tax purposes commencing with the taxable year ending December 31, 2017. Our business strategy will focus on the acquisition, development and management of property across all non-residential real property investment segments within the Southwestern part of the United States. We believe that certain properties that fall below the acquisition threshold of larger publicly-traded REITs and private equity funds are underpriced. We intend to capitalize on the perceived market mispricing in such properties and to target under-capitalized, under-developed, distressed, or mismanaged properties, using the long-standing relationships that our senior management team has cultivated in the commercial real estate industry. Our management expects to utilize its decades of experience and asset management expertise to deliver stable net operating income, or NOI, growth. We believe our strategy will provide attractive total returns from properties in a range of real estate segments, including properties that we believe have a low loss risk profile, with cash flows that are spread across short, mid and long term leasing terms, which have the potential for future appreciation in property values and stable and strong current income.

We intend to continue to acquire and grow our portfolio of properties that provide essential needs to a broad range of the American market demographics.

Our real estate assets will focus on the essential needs of:

Millennials or Generation Y (born 1980s - 2000s)	-	Essential Services Shopping Centers (“ESSCs”)
	-	Limited Service Hotels

Generation X (born in the 1960s – 1970s)	-	ESSCs
	-	Limited Service Hotels
	-	Medical Service Centers

2

Baby Boomers (born post World War II to early 1960s)	- -	Medical Service Centers Senior Living Centers

Mature / Silents (born prior to 1945)	-	Senior Living Centers

We expect our strategy to generate a stable and diverse revenue stream with:

●	short-term income from our limited service hotels,

●	mid-term income from our ESSCs with the potential for appreciation that may be realized upon a sale, and

●	long-term income from sale-and-leaseback arrangements on medical service centers and senior living facilities.

We expect to provide an attractive overall return profile for our stockholders through superior property management and leasing experience. We also expect to accelerate our income growth by continuing our investment strategy and acquiring additional properties, including diversifying our property investments, initially with limited service hotel properties, to provide us with significant flexibility of income from our properties in this asset class.

We will concentrate our investment activities in the Southwestern part of the United States where we expect to invest in a broad range of property classes that satisfy satisfies our investment criteria, such as:

●	ESSCs,

●	limited service hotel properties,

●	medical service centers, and

●	senior living centers, including independent senior communities, skilled nursing, memory care and assisted living facilities.

Gadsden’s senior management has extensive property management and real property investment experience in the Southwestern part of the United States. We will be opportunistic in our investment focus and expect to initially concentrate our investments in non-gateway cities that we expect will have greater investment opportunities with less competition, to capture better overall returns than in more competitive markets. A sample of certain non-gateway cities are:

Houston, TX (4)	Albuquerque, NM (32)
Phoenix, AZ (6)	Tucson, AZ (33)
San Antonio, TX (7)	Scottsdale, AZ (92)
Dallas, TX (9)	Little Rock, AR (118)
Austin, TX (11)	Salt Lake City, UT (124)
Fort Worth, TX (16)	Tempe, AZ (138)
Denver, CO (21)	Provo, UT (240)
Oklahoma City, OK (27)	Boulder, CO (276)
Las Vegas, NV (29)	Santa Fe, NM (391)

( ) U.S. population rating by size

3

We intend to focus on population centers in the Southwestern part of the United States that we determine will support our investment strategy and that demonstrate increasing demand because of a variety of community factors such as growing populations, diverse employment and favorable cost of living. We favor major employment centers, university towns and state capitals and other locations that provide for a stable work force with positive net population growth. Our strategy allows our stockholders to own real estate interests in areas we would want to visit, live in, and work in, due to the quality of life across the generations.

We believe that there is a favorable investment environment for small-to-midsized ESSCs, limited service hotels, medical service centers and senior living facilities within our target markets. We believe we will have opportunities to acquire, finance, upgrade, and better manage these properties to improve income production.

Our Initial Real Property Investments

Our initial portfolio of real estate investments (our “initial real estate investments”) will consist of four commercial retail shopping centers located in the Southwestern part of the United States that focus on providing essential services and seven parcels of land. Investments that we acquire after our initial public offering may include other classes of real property and properties that are located outside the Southwestern part of the United States. Our initial properties that will be acquired concurrently with the closing of this offering are:

Essential Service Shopping Centers (“ESSCs”)

●	Tempe Square Shopping Center (“Tempe Square”) is a multi-tenant retail shopping center known as Tempe Square, located in Tempe, Arizona, that has a total gross leasable area of approximately 113,700 square feet and a current occupancy rate of approximately 87%. We will purchase this property for $28,200,000 as follows: $12,575,000 in cash; and $15,625,000 by assuming a first mortgage loan encumbering this property.

●	32nd Street Shopping Center (“32nd Street”) is a multi-tenant stand-alone retail building known as 32nd Street, located in Phoenix, Arizona, that has a total gross leasable area of approximately 14,090 square feet and a current occupancy rate of approximately 100%. We will purchase this property for $9,700,000 as follows: $5,200,000 in cash; and approximately $4,500,000 through a first mortgage loan.

●	Venture Crossing Shopping Center (“Venture Crossing”) is a multi-tenant retail shopping center, located in Northeast San Antonio, Texas, that has a total gross leasable area of approximately 15,400 square feet and a current occupancy rate of approximately 100%. We will acquire this property, which we value at $4,000,000, through our UPREIT structure as follows: $1,066,000 in cash; approximately $2,000,000 through a first mortgage loan; and the balance by issuing units of Class B limited partnership interests in our operating partnership (“Class B OPCO Units”).

●	Castle Hills Shopping Center (“Castle Hills”) is a multi-tenant retail shopping center, located in San Antonio, Texas, that has a total gross leasable area of approximately 98,000 square feet and has a current occupancy rate of approximately 74%. We will acquire this property, which we value at $15,000,000, through our UPREIT structure as follows: approximately $1,600,000 in cash; approximately $5,900,000 through a first mortgage loan; and the balance by issuing Class B OPCO Units.

Other - Land Parcels (“Land Parcels”)

We will also acquire seven parcels of land with a total area of approximately 9.5 acres that are near existing limited service hotels. We intend to use these Land Parcels for build-to-suits leasing arrangements for retail spaces. We will acquire these properties, which we value at $7,300,000, through our UPREIT structure as follows: approximately $3,300,000 first mortgage loan, which we will assume; and the balance by issuing Class B OPCO Units.

4

The consideration for the acquisition of our initial real estate investments in the Initial Acquisition Transactions is summarized as follows:

Property	Cash	Mortgage	Class B OPCO Units	Total Purchase Price
The following properties which we refer to as the “Acquired Properties”:

Tempe Square	$12,575,000	$15,625,000	-	$28,200,000
32nd Street	$5,200,000	$4,500,000	-	$9,700,000

The following properties which we refer to as the “Contributed Properties”:

Venture Crossing	$1,066,000	$2,000,000	$934,000	$4,000,000
Castle Hills	$1,600,000	$5,900,000	$7,500,000	$15,000,000
Land Parcels	-	$3,300,000	$4,000,000	$7,300,000
TOTAL:	$20,441,000	$31,325,000	$12,434,000	$64,200,000

We determined the fair value of the equity interest that will be acquired by us in each of the Contributed Properties by determining the net present value of the Contributed Property on a debt free basis using our estimated discounted cash flows of each Contributed Property and also by considering offering and actual sales data of comparable properties in the applicable area.

B.J. Parrish, one of our initial directors and our Secretary, is a member of the managing board of Cibolo Creek Partners, LLC (“Cibolo”) which is the sole general partner of each of Farm to Market Development Partners, L.P., which is the owner of Venture Crossing (“Farm to Market”), and of Hill Country Partners, L.P., which is the owner of Castle Hills (“Hill Country”). James Walesa, one of our initial directors, is an investor in each of Farm to Market and Hill Country.

5

Until our net proceeds are used to purchase these and/or other properties, we expect to invest the net proceeds in interest-bearing, short-term, investment-grade securities or money-market accounts that are consistent with our intention to qualify as a REIT for U.S. Federal income tax purposes and not be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), including, for example, whole pool certificates that are guaranteed by the Federal National Mortgage Association (FNMA), the Government National Mortgage Association (GNMA), and/or the Federal Home Loan Mortgage Corporation (FHLMC) (“Agency Whole Pool Certificates”), certificates of deposit and interest-bearing bank deposits.

Our Strategy

The primary objectives of our overall investment policy are to:

●	Preserve principal, such as by prioritizing safety of investment over aggressive returns and making sound investments in properties that we believe have a low risk profile with appropriate leverage ratios in superior locations within communities featuring stable or growing economic fundamentals,

●	Increase stockholder value, such as by improving property conditions, attracting the right mix of national, regional and local tenants, negotiating favorable lease terms, repurposing properties to achieve the highest and best uses and improving operating results of properties, and

●	Distribute a stable rate of dividends.

6

We intend to grow our portfolio of essential services-oriented real estate that benefit from the demographic changes in America’s population, and invest, initially, in the following classes of real estate:

●	ESSCs;

●	Limited Service Hotel Properties;

●	Medical Service Center Properties, providing outpatient services; and

●	Senior Living Facilities, which may include independent living communities, assisted living facilities, skilled nursing and memory care.

We are actively evaluating the acquisition of additional ESSCs and certain investments in Limited Service Hotel properties and properties to be leased to Medical Service Centers. We believe that most real estate investment funds and REITs that are larger than us do not focus on small to mid-size real estate investments and that such properties do not have access to sophisticated property management and economies of scale, presenting an investment opportunity that we intend to exploit. In addition, we expect our commercial real estate investments to vary in size based on property type and numerous other factors but in general to range between 50,000 and 250,000 square feet, although we may acquire properties outside these parameters.

We believe that there is a favorable investment environment for small-to-midsized ESSCs, limited service hotels, medical service centers and senior living facilities within our target markets. We believe we will have opportunities to acquire, finance, improve, and better manage quality income producing properties. We may also invest in other property types, including light industrial, office buildings, and other property types with which we have knowledge, relationships, expertise, and access to investment opportunities.

Policies Relating to the Investment Company Act

We intend to implement an investment strategy and company structure so that we will not be required to register as an investment company under the Investment Company Act. The Investment Company Act provides certain requirements for any company that is defined as an “investment company” under the Investment Company Act. We do not have the administrative or operational capabilities to comply with these requirements. Our strategy and structure includes the acquisition of sufficient real estate investments that will enable us to qualify for an exemption from the definition of the Investment Company Act.

Company Structure

Our Company

Gadsden REIT is a Maryland corporation that intends to elect to be taxed for U.S. Federal income tax purposes as a real estate investment trust, or REIT, commencing with the taxable year ending December 31, 2017. We are organized in an UPREIT structure pursuant to which we serve as the general partner of, and conduct substantially all of our business through, our operating partnership, Gadsden Growth Properties, L.P., a Delaware limited partnership. Each of our real estate investments will be made directly or through a subsidiary of our operating partnership, which will invest in real estate directly or through a controlling interest in a special purpose limited partnership, limited liability company, or similar entity that will own a particular real estate investment. In order to comply with Internal Revenue Code of 1986, as amended (the “Code”), requirements for us to be treated as a REIT, certain of our investments in activities that do not qualify as REIT activities, such as hotel management, will be made, in part, through a subsidiary that is subject to corporate tax.

7

We are an internally-managed real estate company. We will identify real estate investments, analyze and negotiate the terms of financings and re-financings, and manage and oversee all aspects of the acquisitions, management, leasing, development, redevelopment, construction, and dispositions of our real estate investments and provide executive management services. Our Investment Committee, which is described below, will consider and have the authority to approve investments, financings and dispositions. We will retain independent contractors to provide services to us, including professionals that provide legal, accounting, financial reporting and financial management services, property management services and asset management services. We expect to use real estate brokers and loan brokers for our transactions.

Our Operating Partnership

Following the completion of this offering and our other formation transactions, substantially all of our assets will be held by, and our operations conducted through, our operating partnership. There are three classes of partnership interests in our operating partnership:

●	general partnership interests which are solely owned by Gadsden REIT;

●	Class A limited partnership interests (“Class A OPCO Units”) which will be solely owned by Gadsden REIT; and

●	the Class B OPCO Units which will be issued in connection with our acquisition of the Contributed Properties.

The Class A OPCO Units and the Class B OPCO Units are identical in all material respects except that the Class B OPCO Units may, at the option of the holder of such Class B Units, be redeemed and exchanged for shares of our common stock on the basis of the number of shares of our common stock that are issued and outstanding at the closing of this offering, subject to adjustment for certain capital transactions such as a stock split, stock dividend or other similar transaction, and may otherwise not be transferred without the consent of Gadsden REIT other than in connection with estate planning transactions or by will or decedent law. Gadsden REIT will reserve for issuance such number of shares of our common stock for any exchange of the Class B OPCO Units.

We control our operating partnership in our capacity as its sole general partner. We will contribute the net proceeds of this offering to our operating partnership in exchange for the number of Class A OPCO Units that is equal to the number of shares of common stock issued in this offering. Each of Farm to Market and Hill Country will contribute their Contributed Properties in exchange for the number of Class B OPCO Units that has a value, based on our initial public offering price, equal to the net fair value of the equity ascribed to such Contributed Properties, as determined by us. Based on the initial offering price of our common stock of $        per share (which is the midpoint of the range indicated on the front cover of this prospectus) and assuming net proceeds of $45,000,000 after underwriting discounts and commissions and that we have not exercised our option to sell up to an additional 750,000 shares of common stock, we will have approximately limited partnership units outstanding, consisting of : approximately               Class A OPCO               Units           (or                                 %            )            and                     approximately Class B OPCO Units (or           %).

Formation Transactions

To form Gadsden REIT and its subsidiaries, we will have engaged in the following transactions prior to the closing of this offering:

●

On April 25, 2016, John Hartman, our Chairman and Chief Executive Officer, agreed to organize Gadsden REIT and purchase , at par value of $0.01 per share, 200,000 shares of the initial issuance of 250,000 shares of our common stock (the “Organization Shares”) on the date Gadsden REIT was incorporated.

●	Between June 16, 2016 and August 31, 2016, we received subscriptions for the issuance and sale of 1,760,000 shares of our common stock (the “Founder Shares”) for an aggregate investment of $880,000 to pay for our organizational expenses and expenses and costs that are payable prior to the closing of this offering.

●	In addition, concurrently with or shortly after the closing of this offering:

8

●	We will issue and sell our shares of common stock as indicated on the front cover of this prospectus and invest the net proceeds of this offering to purchase all of the Class A OPCO Units in our operating partnership;

●

We will acquire the Contributed Properties from Farm to Market, Hill Country and Grae Round Rock Ltd. by issuing our Class B OPCO Units and using a portion of the net proceeds of this offering to satisfy or refinance certain mortgage debt and related liabilities arising from the Contributed Properties’ operations, with respect to these properties and to purchase up to $1,600,000 of the Class B OPCO Units that were issued to the limited partners in Hill Country at a price per unit that is equal to the initial offering price per share of our common stock sold in this offering.

●	We will purchase each of the Acquired Properties for cash using the majority of the net proceeds of this offering and by assuming certain mortgage debt and related liabilities with respect to these properties, such as pursuant to contracts related to the operations of the Acquired Properties.

The value of the Class B OPCO Units that our operating partnership will issue as consideration for the Contributed Properties and the other related assets will increase or decrease depending on the initial public offering price of our shares of common stock and subsequent trading of our shares of common stock.

Our operating partnership intends to enter into a revolving credit facility concurrently with or shortly after the completion of this offering, which will be used primarily to pay deposits and pre-acquisition expenses in connection with the financing of future property development and acquisition activities. In connection with this offering, we are also negotiating the letter of intent for the terms and conditions of new mortgage loans to finance acquisition of Castle Hills, Venture Crossings and 32nd Street. We expect that the aggregate amount of these new mortgage loans would be approximately $12.4 million. In addition, we intend to assume the existing mortgage loans with respect to the acquisitions of Tempe Square and the Land Parcels, which are expected to be in the aggregate principal amount of approximately $18.9 million.

REIT Qualification Requirements

In order for us to qualify as a REIT under the Code:

●	our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year; and

●	at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made), not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (for this purpose, the term “individual” under the Code includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust).

9

We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our qualification as a REIT. To assist us in qualifying as a REIT, stockholders are generally restricted from owning, applying certain attribution rules under the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or our outstanding. See “Description of Stock—Restrictions on Ownership and Transfer.”

Distribution Policy

We intend to make regular distributions to our stockholders. Distributions will be made at the discretion of our Board of Directors, depending primarily on net cash from operations (which includes cash received from tenants, distributions from joint ventures, and interest income from borrowers under loans, less expenses paid) and our general financial condition. Distributions will be made to those stockholders who are stockholders as of the record date selected by our Board of Directors. Our Board of Directors expects to declare distributions, generally, on an annual basis using the first day of each year, or such other date as determined by our Board of Directors, as the record date. In order for an investor to receive a distribution, he or she must be a stockholder of record as of the record date. We expect to declare and pay distributions at least annually.

We are required to distribute, annually, at least 90% of our REIT taxable income to qualify as a REIT If the cash available to us is insufficient to pay such distributions, we may obtain the necessary funds by borrowing, issuing new securities, or selling assets. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for U.S. Federal income tax purposes, although such distributions might not reduce stockholders’ aggregate invested capital. Distributions in kind will generally not be permitted.

In order to comply with the requirements of a REIT under the Code, we may be required to hold certain assets, including any future investments in the hospitality sector, in a taxable REIT subsidiary. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income for a REIT if earned directly by the REIT.

Summary Unaudited Pro Forma Financial Data

The following tables summarize the selected unaudited pro forma financial data of Gadsden Growth Properties, Inc. and the initial real estate investments for the periods and as of the dates indicated. Our selected pro forma statements of operations data for the six month period ended June 30, 2016 and for the years ended December 31, 2015 and 2014, respectively, and our selected pro forma balance sheet data as of June 30, 2016, have been derived from our unaudited pro forma financial statements included elsewhere in this prospectus. Our selected financial data should be read together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with our financial statements and their related notes, which are included elsewhere in this prospectus.

			Six
			Months
	2015	2014	2016
Revenues:
Rental income	$2,917,044	$2,711,122	$1,584,722
Tenant recoveries and other income	940,626	829,361	552,882
Total revenues	3,857,670	3,540,483	2,137,604

Operating expenses:
Interest	1,533,749	1,527,789	750,852
Depreciation and amortization	2,105,284	2,452,948	946,029
Real estate taxes	483,378	446,214	243,470
Management fees	177,445	162,604	95,824
Property operating	712,406	660,939	342,822
General and administrative expenses	-	-	12,631
Provision for credit losses	22,027	33,757	13,971
Total operating expenses	5,034,289	5,284,251	2,405,599

Net income (loss)	(1,176,619)	(1,743,768)	(267,995)
Net loss attributable to non-controlling interests	177,669	263,309	40,467
Net income (loss) attributable to common stockholders	$(998,949)	$(1,480,459)	$(227,528)

The following summary unaudited balance sheet data as of June 30, 2016 is presented:

●	on an actual basis;

●	on a pro forma basis after giving effect to the transactions expected to occur after June 30, 2016 as if they had occurred on June 30, 2016:

o	We entered into an omnibus contribution agreement with Cibolo Creek Partners, LLC to acquire the following properties:

●

Venture Crossing, a 15,400 square foot multi-tenant retail shopping center located in San Antonio, Texas. The agreed purchase price of this property is approximately $4 million, subject to normal closing prorations and adjustments. This property is also subject to other indebtedness related to advances of approximately $1,066,000 made by persons associated with Cibolo the general partner of the owner of this property. This amount will be repaid and invested in the purchase of our common stock in this offering.

●	Castle Hills, a 98,000 square foot multi-tenant retail shopping center located in San Antonio, Texas. The agreed purchase price of this property is approximately $15 million, subject to normal closing prorations and adjustments, and including a first mortgage loan of approximately $5.9 million.

o

We entered into a contribution agreement with Grae Round Rock, Ltd. to acquire certain Land Parcels that are approximately 9.5 acres with an agreed purchase price of approximately $4,000,000, subject to normal closing prorations and adjustments, and is subject to a first mortgage of approximately $3,300,000, which will be assumed. The balance will be paid by issuing Class B OPCO Units.

o

We entered into an agreement dated as of September 13, 2016 to acquire 32nd Street, a 14,090 square feet, 4-unit, stand-alone retail building located in Phoenix, Arizona. The agreed purchase price is approximately $9.7 million, subject to normal closing prorations and adjustments.

o	We entered into an agreement dated as of September 13, 2016 to acquire Tempe Square, a 113,700 square feet, 24-unit, retail shopping center located in Tempe, Arizona. The agreed purchase price is approximately $12.6 million, subject to normal closing prorations and adjustments, and is subject to a first mortgage of approximately $15.6 million, which will be assumed.

The summary unaudited pro forma as adjusted balance sheet is for informational purposes only and does not purport to indicate balance sheet information as of any future date.

	June 30, 2016	Pro Forma
Balance Sheet Data
Investments in real estate, net	$-	$53,195,818
Cash	138,119	24,473,939
Total assets	180,439	89,002,987
Mortgage and other loans, net	-	31,102,000
Total liabilities	18,070	31,449,118
Total stockholders’ equity	162,369	57,553,869

Our Tax Status

We were organized as a Maryland corporation. We intend to elect to be taxed as a REIT for U.S. Federal income tax purposes commencing with our taxable year ending December 31, 2017. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the U.S. Federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will qualify as, or remain qualified as, a REIT.

Summary Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully read and consider the risks discussed below and under the caption “Risk Factors” beginning on page 15 of this prospectus before investing in our common stock.

●	Our initial real estate investments are located in Arizona and Texas and are therefore dependent on the Arizona and Texas economies and are susceptible to adverse local regulations and natural disasters affecting Arizona and Texas.

●	Due to the concentration of our initial investment portfolio, adverse developments at our initial real estate investments could significantly and adversely affect our results of operations.

●	The value we ascribed to the initial real estate investments and the value we may ascribe to any future properties we acquire may exceed their fair market value.

●	We are recently formed and have no operating history, and there is no assurance that we will be able to achieve our investment objectives or be profitable in the future, and our pro forma financial statements show a net operating loss under U.S. GAAP.

10

●	We may not be successful in identifying and consummating suitable acquisitions which may impede our growth and negatively affect our cash available for distribution to stockholders.

●	Our growth depends on external sources of capital that are outside of our control and may not be available to us on commercially reasonable terms or at all.

●	As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective.

●	Our independent registered public accounting firm has identified material weaknesses in our internal control over financial reporting at Cibolo and if we fail to implement an effective system of internal controls, we may not be able to accurately report our financial results.

●	We depend on key personnel whose continued service is not guaranteed.

●	Members of our Board of Directors and our executive officers have no prior experience operating a publicly-traded REIT.

●	There has been no active trading market for our common stock prior to this offering and an active trading market for our common stock may never develop following this offering.

●	Failure to qualify as a REIT, or failure to remain qualified as a REIT, would cause us to be taxed as a C -corporation, which would subject us to significant federal and state income taxation and substantially reduce funds available for distributions to our stockholders.

●	The share ownership restrictions of the Code applicable to REITs and the 9.8% share ownership restriction in our charter may inhibit market activity in our shares and restrict our business combination opportunities.

●	Our REIT structure requires that we hold certain assets in taxable REIT subsidiaries. This structure subjects a portion of our income to tax as a C-corporation and requires that the total value of our assets represented by securities of one of more taxable REIT subsidiaries may not be more than 20% (beginning after the 2017 tax year) of the total value of our assets.

●	Changes to laws and regulations related to U.S. Federal income taxation could adversely affect our investment, and investments in other REITs and real estate partnerships could subject us to the tax risks associated with the status of such entities.

●	Loss of our exemption from registration under the Investment Company Act would adversely affect our results of operations, the market price of shares of our common stock and our ability to distribute dividends.

●	We are dependent on certain key personnel and may not find a suitable replacement if such key personnel are no longer available to us.

●	Our value is subject to risks associated with real estate assets and the real estate industry, including adverse changes in financial conditions of buyers, sellers and tenants of properties, vacancies or inability to rent space on favorable terms, increased operating costs, reductions in the level of demand for space in shopping centers, changes in the relative popularity of properties, increases in the supply of space for shopping centers and fluctuations in interest rates, which could adversely affect our ability, or the ability of buyers and tenants of properties, to obtain financing on favorable terms or at all and decreases in the underlying value of our real estate.

●	We will be subject to extensive environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities.

●	We face significant competition, which may decrease or prevent increases of the occupancy and rental rates of the initial real estate investments and any future properties.

●	We will depend on tenants for our revenue, and accordingly, lease terminations and/or tenant defaults or bankruptcies, particularly by one of our larger tenants, could adversely affect the income produced by the initial real estate investments and any properties we acquire in the future.

●	Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers.

●	When we diversify our property investments to include hotel properties, medical service centers and senior facilities, we will be subject to additional risk, including:

11

○	We will be subject to general risks associated with operating hotel properties, including competition from other hotel properties in our markets, overbuilding of hotel properties in our markets, dependence on business and commercial travelers and tourism, the seasonal and cyclical nature of the hotel industry, the popularity of booking hotels through internet travel intermediaries and the employment of hotel personnel, particularly with respect to hotels that employ unionized labor.

○	The popularity of booking hotels through internet travel intermediaries may adversely affect our profitability.

○	As a REIT, we cannot directly operate any hotel properties or similar operations. If we were to acquire hotel properties, then we would enter into a management agreement and rely on a property manager to operate our hotel properties, which could adversely affect our results of operations, financial condition and our cash flows, which could impact our ability to service debt and make distributions to our stockholders.

○	Federal health care legislation has affected medical office real estate.

○	Our future medical office buildings, skilled nursing facilities, memory care facilities, senior housing and other healthcare-related facilities and tenants may be unable to compete successfully.

○	The trend for senior citizens to delay moving to senior living residences until they reach an older age or require greater care may increase operating costs, reduce occupancy and increase resident turnover rate at our senior living communities.

○	Operators of independent care, assisted living and memory care facilities must comply with the rules and regulations of governmental reimbursement programs such as Medicare or Medicaid, licensing and certification requirements, fraud and abuse regulations and are subject to new legislative developments.

●	We may be unable to consummate future acquisitions.

●	Our charter and bylaws and Maryland law contain provisions that may inhibit a change of control transaction, which may depress the market price of our common stock.

●	Acquisition of our initial real estate investments that are expected to close after the closing of this offering are subject to closing conditions, including obtaining consents from third parties.

●	We are subject to the risk of loss of cash maintained at commercial banks in the event of any bank failure to the extent that the cash balances exceed the amount insured by the FDIC or are maintained in uninsured investment accounts.

Corporate Information Our principal executive offices are located at 15150 N. Hayden Road, Suite 225, Scottsdale, Arizona 85260. Our telephone number is (480) 750-8700.

12

The Offering

Common stock offered by us	Up to 5,000,000 shares of common stock

Option to sell additional shares	We will have an option for 30 days from the date of this prospectus to sell up to 750,000 additional shares of our common stock.

Common stock to be outstanding after this offering	7,010,000 shares of common stock, or 7,760,000, if the underwriters exercise their option to purchase shares of our common stock.

Shares of common stock assuming conversion of Class B OPCO Units outstanding after this offering

12,527,891 shares of common stock, or 13,277,891, if we exercise our option to sell up to an additional 750,000 shares of common stock.

Class B OPCO Units issued in connection with our formation transactions may, subject to certain limitations, be exchanged by the holder of such units for shares of our common stock on the basis of the number of shares of our common stock that are issued and outstanding at the closing of this offering, subject to adjustment for certain capital transactions such as a stock split, stock dividend or other similar transaction.

Use of proceeds

The total gross proceeds to us from this offering, before expenses, underwriting discounts and commissions, are expected to be approximately $50,000,000 million, based on an assumed offering price of $         per share (which is the midpoint of the range indicated on the front cover of this prospectus). We intend to use the proceeds to us from this offering to fund the purchase of the Acquired Properties and for general working capital as follows:

●	$12,575,000 - purchase of Tempe Square.

●	$5,200,000 - purchase of 32nd Street.

●	$1,600,000 - purchase up to such amount of Class B OPCO Units that were issued to the limited partners in Hill Country in connection with the acquisition of the Castle Hills property.

●	$1,066,000 - purchase of Venture Crossing to repay certain advances made to Farm to Market.

We will also use the proceeds to pay approximately $500,000 in expenses incurred in connection with this offering and pay the underwriting discounts and commissions of $ . The remaining proceeds will be used by us for general working capital purposes. We intend to invest our cash balances in interest-bearing, short-term, investment-grade securities or money-market accounts and, to the extent necessary to qualify as a REIT and continue to not be an investment company under the Investment Company Act, invest in certain qualified investments, for example, Agency Whole Pool Certificates, certificates of deposit and interest-bearing bank deposits.
Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 15 and other information included in this prospectus before investing in our common stock.

Expected symbol	“GADS”

Our Structure	Our organization structure is illustrated by the chart on the following page.

13

14

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to other information contained in this prospectus, you should carefully consider the following factors before acquiring shares of our common stock offered by this prospectus. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in our common stock. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Properties

Our initial real estate investments are located in Arizona and Texas and are therefore dependent on the Arizona and Texas economies and are susceptible to adverse conditions affecting Arizona or Texas.

Our initial real estate investments are located in Arizona and Texas and our investment strategy will focus on acquiring various properties in the Southwestern part of the United States, which exposes us to greater economic risks than if we owned a more geographically dispersed portfolio. We are susceptible to adverse developments in economic and regulatory environment (such as business layoffs or downsizing, industry slowdowns, relocations of businesses, state budgetary shortfalls, government shutdowns, increases in real estate and other taxes, costs of complying with governmental regulations or increased regulation), as well as to natural disasters that occur in our markets (such as earthquakes and other events). We anticipate that we will be exposed to similar risks related to the geographic concentration of properties that we may acquire in the future.

There is a risk that any of the economies in which we focus our real estate investments may not grow or may grow at a slower rate than expected. Any adverse developments in the economy or the markets in which we have a concentration of our property investment, or any decrease in demand for space resulting from the regulatory or business environment in such markets, could adversely impact our financial condition, results of operations, cash flow and the trading price of our common stock.

Due to the concentration of our initial investment portfolio, adverse developments at our initial real estate investments could significantly and adversely affect our results of operations.

Following the offering, we expect that our initial real estate investments will consist of four commercial properties, and we will be exposed to higher risk than other real estate investment companies that have a more diverse portfolio. Accordingly, prior to the time we are able to acquire additional properties, if at all, our operational performance will be dependent on the performance of these four properties. If any of our initial real estate investments underperforms or if the value were impaired or subject to some other condition pursuant to which we are unable to collect rent from our tenants, we would likely be unable to offset the loss in our revenue from other sources. Accordingly, this lack of diversification may negatively impact our operations and profitability and our ability to pay dividends. In addition, we intend to focus our investment strategy in ESSCs, limited service hotels, medical service centers and senior living facilities. You will bear the additional risks that result from our focus on such properties, which may include financial performance inferior to other shopping centers or hotels.

The value we ascribed to the initial real estate investments and the value we may ascribe to any future properties we acquire may exceed their fair value and will not necessarily bear any relationship to our the initial public offering price.

We have not obtained any fairness opinions or third-party appraisals in connection with the acquisitions of the initial real estate investments and certain of the Contributed Properties are being acquired from parties that are related to some of our directors. Accordingly, the acquisition terms of the Contributed Properties were not negotiated on an arm’s length basis. We may purchase additional property investments through our “UPREIT” structure that includes issuing additional shares of our common stock. To the extent that we have a valuation of the property that is greater than its fair value, we may need to recognize an impairment.

15

We have significant discretion over the types of real estate investments we make.

We intend to pursue an investment strategy that acquires a portfolio of real estate assets in certain geographic locations. You do not have the opportunity to determine which assets we acquire or dispose of. Our investment portfolio may include any type or class of real estate investments or investments that are related to real estate. Our only required investment criterion is that our investments do not jeopardize our status as a real estate investment trust under the Internal Revenue Code.

We are a newly organized company and have no operating history, and after giving effect to the acquisitions of our initial real estate investments, our pro forma financial statements show a net operating loss under U.S. GAAP.

We are newly organized company and have no operational history by which potential investors can evaluate our past performance and likelihood of success. We have no earnings history so investors have no basis for estimating our future level of sales or profitability or indeed whether we will have sales or profitability.

After giving effect to the acquisition of our initial real estate investments, our pro forma financial statements show a net operating loss under U.S. GAAP. You should consider our prospects in light of the risks, uncertainties, expenses and difficulties that companies in our industry encounter, particularly companies like ours that intend to pursue acquisition opportunities in the future. Given this uncertainty in our future operating results and the potential for future acquisitions, we cannot assure you that we will be profitable in the future.

We may not be able to operate our business or implement our business strategies as described in this prospectus.

As part of our formation transactions and completion of the offering, we expect to acquire the initial real estate investments. The initial real estate investments may have deficiencies or conditions unknown to us that could affect their valuation or revenue potential. In addition, the operating performance of the initial real estate investments and any properties we acquire in the future may decline under our management, which may adversely affect our business and results of operation.

We may be unable to identify and complete acquisitions of properties that meet our criteria, which may impede our growth and diversification.

Our business strategy includes the acquisition of ESSCs, limited service hotels, medical service centers and senior living facilities, with an emphasis on underperforming properties whose performance we believe we can improve. These activities require us to identify suitable acquisition candidates or investment opportunities that meet our criteria and are compatible with our growth strategies. We continue to evaluate the market of available properties in the Southwestern part of the United States, and intend to acquire additional properties when opportunities present themselves. Our ability to acquire properties on favorable terms, or at all, is subject to significant risks, including the following:

●	we may be unable to acquire desired properties because of competition from other real estate investors with significant capital, including publicly-traded REITs, private equity investors and institutional investment funds, which may be able to accept more risk than we can prudently manage, including risks with respect to the location of investments and the payment of higher acquisition prices;

●	we may incur significant costs and divert management attention in connection with evaluating and negotiating potential acquisitions, including ones that we are subsequently unable to complete;

●	even if we are able to acquire a desired property, competition from other potential acquirers may significantly increase the purchase price;

●	even if we enter into agreements for the acquisition of properties, these agreements are subject to customary conditions to closing, including the satisfactory completion of our due diligence investigations; and

●	we may be unable to finance the acquisition on favorable terms, or at all.

16

If we are unable to finance property acquisitions or acquire properties on favorable terms, or at all, our financial condition, results of operations, cash flow and trading price of our common stock could be adversely affected. In addition, failure to identify or complete acquisitions of suitable properties could slow our growth and diversification of our portfolio.

Our initial real estate investments and future acquisitions of properties may not yield anticipated returns, may result in disruptions to our business, may strain management resources and/or may be dilutive to our stockholders.

Our business and growth strategies involve the acquisition of ESSCs, limited service hotels, medical service centers and senior living facilities with an emphasis on properties whose performance we believe we can improve. In evaluating a particular property for acquisition, we make certain assumptions regarding the expected future performance of that property. However, newly acquired properties may fail to perform as expected, and we may not be able to manage and lease those properties in a manner that meets our expectations. In particular, our acquisition activities may be subject to the following risks:

●	we may acquire properties that are not accretive to our results of operations;

●	if we finance acquisitions by incurring debt or mortgages, our cash flow may be insufficient to meet our required principal and interest payments;

●	we may spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

●	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations, and as a result our results of operations and financial condition could be adversely affected;

●	our operating expenses may exceed budgeted amounts;

●	management may be diverted from operations;

●	market conditions may result in higher than expected vacancy rates and lower than expected rental rates; and

●	we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities, claims by tenants, vendors or other persons dealing with the former owners of the properties, liabilities incurred in the ordinary course of business and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

If we cannot operate acquired properties to meet our financial expectations, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected.

In addition, it is likely that we will use our securities as consideration for the purchase of additional properties. Such securities may carry rights or preferences different from or superior to those of our common stock. Moreover, if such securities include common stock or securities convertible or exchangeable into shares of our common stock, the ownership interest of our existing stockholders would be subject to dilution.

17

We may acquire properties with high vacancy rates, which could reduce our operating income and materially and adversely affect us.

A recession or economic downturns could reduce demand for shopping center space and increased vacancy rates. Real estate assets we may acquire may have high vacancy rates. We may be unable to lease the space at these properties on beneficial terms, or at all, and their high vacancy rates may prevent us from increasing, and may cause us to lower, rents and may force us to grant tenant improvements and other concessions to a greater extent than we have anticipated and could increase our borrowing costs, all of which could reduce our operating income from those properties and materially and adversely affect us.

Our growth depends on external sources of capital that are outside of our control and may not be available to us on commercially reasonable terms, or at all.

In order to qualify as a REIT under the Code, we are required to, among other things, distribute annually at least 90% of our net taxable income determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to income tax at regular corporate rates on our undistributed net taxable income to the extent that we distribute less than 100% of our net taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including any necessary acquisition financing, from operating cash flow. Consequently, we intend to rely on third-party sources to fund our capital needs. Any additional debt and related financing expense we incur will increase our leverage and would reduce our net cash flow and our ability to make distributions to our stockholders. In addition, any default and any equity financing we obtain will result in dilution to existing stockholders. Our access to third-party sources of capital depends, in part, on:

●	general market conditions;

●	the market’s perception of our growth potential;

●	the character and value of our properties;

●	our debt levels;

●	our current and expected future earnings;

●	our cash flow and cash distributions; and

●	the market price per share of our common stock.

We may be unable to obtain financing required to acquire our initial real estate investments or future acquisitions as contemplated in our business plan, which could compel us to restructure or abandon a particular acquisition and harm our ability to make distributions to our stockholders.

We expect to fund a portion of our initial real estate investments and the acquisition of future real estate investments with financing. We cannot assure that financing will be available on acceptable terms, if at all, or that we may be able to satisfy the conditions precedent required to secure borrowings or utilize credit facilities, which could reduce the number, or alter the type, of investments that we would make otherwise. This may reduce our income. Challenges in the credit and financial markets have reduced the availability of financing. To the extent that financing proves to be unavailable when needed, we may be compelled to modify our investment strategy to optimize the performance of our portfolio. Any failure to obtain financing could have a material adverse effect on the continued development or growth of our business and harm our ability to make distributions.

Adverse economic and geopolitical conditions and dislocations in the credit markets could have a material adverse effect on our financial condition, results of operations, cash flow and the trading price of our common stock.

The credit and capital markets may be subject to significant disruptions, which if continued could impair our ability to raise needed funds. If we cannot obtain capital from third-party sources, we may not be able to acquire or develop properties when strategic opportunities exist, meet the capital and operating needs of our existing properties, satisfy our debt service obligations or make the cash distributions to our stockholders necessary to maintain our qualification as a REIT.

Our business may be affected by market and economic challenges experienced by the U.S. economy or real estate industry as a whole, which may adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock as a result of the following potential conditions, among others:

●	significant job losses, which may decrease retail sales and reduce demand for our shopping centers, causing market rental rates and property values to be negatively impacted;

●	our ability to obtain financing on terms and conditions that we find acceptable may be limited or unavailable, which could reduce our ability to pursue acquisition and development opportunities and refinance existing debt, reduce our returns from our acquisition and development activities and increase our future interest expense;

●	increased regulatory actions that reduce the availability of real estate financing, including the regulation of bank capital requirements and non-bank financial institutions (which are also referred to as “shadow banks”);

●	changes in tax rates and real estate related benefits and deductions under the Code; and

●	reduced values of the initial real estate investments and any properties we acquire in the future may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by such property or properties.

18

We face significant competition, which may decrease or prevent increases of the occupancy and rental rates of the initial real estate investments and any future properties.

We compete with numerous developers, owners and operators of real estate properties, many of which own properties similar to ours in the same markets in which our real estate investments are and will be located. If our competitors offer space at rental rates below current market rates, or below the rental rates we charge our tenants, or if competitors offer benefits we do not, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we would otherwise charge or to offer more substantial rent abatements, tenant improvements or other concessions, early termination rights or below- market renewal options in order to retain tenants when our tenants’ leases expire. As a result, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected.

We will depend on tenants for our revenue, and accordingly, lease terminations and/or tenant defaults or bankruptcies, particularly by any large tenants.

The results from our investments materially depend on the financial stability of our tenants, any of whom may experience a change in their business at any time. For example, economic downturns have adversely affected, and may in the future adversely affect, one or more of the tenants in the initial real estate investments. As a result, our tenants may delay lease commencements, decline to extend or renew their leases upon expiration, fail to make rental payments when due or declare bankruptcy. Any of these actions could result in the termination of the tenants’ leases, expiration of existing leases without renewal and the loss of rental income attributable to the terminated or expired leases. If we are unable to renew such leases or find replacement tenants for the subject space, our results of operations, our ability to pay dividends and our share price could suffer.

In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment and re-letting the initial real estate investments or any properties we acquire in the future. It is unlikely that a bankrupt tenant will pay, in full, amounts owed to us under a lease. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages. Any unsecured claim we hold may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. Restrictions under bankruptcy laws limit the amount of the claim we can make if a lease is rejected. As a result, it is likely that we will recover substantially less than the full value of any unsecured claims we hold. If significant leases are terminated or defaulted upon, we may be unable to lease the initial real estate investments or any properties we acquire in the future for the rent previously received or sell the initial real estate investments without incurring a loss. In addition, a default, departure or failure of any large “anchor” tenant may adversely affect our properties by reducing customer traffic which would likely reduce sales for our other tenants and make our property decrease in cash flows and value.

19

Many real estate costs are fixed, even if income from our properties decreases.

Many real estate costs, such as mortgage interest or other financing costs, real estate taxes, insurance premiums and maintenance costs, generally are not reduced even when a property is not fully occupied, rental rates decrease, a tenant fails to pay rent or other circumstances cause a reduction in property revenues. In addition, newly acquired properties may not produce significant revenues immediately, and any such properties’ operating cash flow may be insufficient to pay the operating expenses and debt service associated with these new properties. If we are unable to offset real estate costs with sufficient revenues from our properties, our financial performance and liquidity could be materially and adversely affected.

Terrorist attacks in any locations in which we acquire properties could significantly impact the demand for, and value of, our properties.

Terrorist attacks and other acts of terrorism or war would severely impact the demand for, and value of, our properties. Terrorist attacks in any of the metropolitan areas in which we acquire properties also could directly impact the value of our properties through damage, destruction, loss or increased security costs, and could thereafter materially impact the availability or cost of insurance to protect against such acts. A decrease in demand could make it difficult to renew leases or re-let our properties at lease rates equal to or above historical rates, or at all. To the extent that any future terrorist attack otherwise disrupts our tenants’ businesses, it may impair their ability to make timely payments under their existing leases with us, which would harm our operating results and could materially and adversely affect us.

Our insurance may not cover potential losses, including from adverse weather conditions, natural disasters and title claims.

Upon completion of the offering, we will carry commercial property, liability and terrorism insurance coverage on the initial real estate investments under a blanket insurance policy. We will select policy specifications and insured limits that we believe to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. However, we will not carry insurance for losses such as loss from riots or war because such coverage is not available or is not available at commercially reasonable rates. Some of our policies, like those covering losses due to terrorism, will be insured subject to limitations involving large deductibles or co-payments and policy limits that may not be sufficient to cover losses, which could adversely affect our operations. We may discontinue terrorism or other insurance on the real estate investments and any properties in the future if the cost of premiums for any such policies exceeds, in our judgment, the expected benefit from carrying the policies. If following the termination or failure to renew any insurance policy we experience an adverse uninsured event, we may be required to incur significant costs, which could materially adversely affect our business and financial performance.

If we, or one or more of our tenants, experiences a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the initial real estate investments as well as the anticipated future cash flows therefrom. In addition, if the damaged property is subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if the initial real estate investments were irreparably damaged. Furthermore, we may not be able to obtain adequate insurance coverage at reasonable costs in the future as the costs associated with property and casualty renewals may be higher than anticipated.

20

In the event that we experience a substantial or comprehensive loss of the initial real estate investments or any properties we may acquire in the future, we may not be able to rebuild such property or properties to its or their existing specifications. Further reconstruction or improvement of such property or properties would likely require significant upgrades to meet zoning and building code requirements.

We may become subject to litigation, which could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

We may become subject to litigation, including claims relating to our operations, properties, offerings, and otherwise in the ordinary course of business. Some of these claims may result in significant defense costs and potentially significant judgments against us, some of which are not, or cannot be, insured against. We generally intend to vigorously defend ourselves; however, we cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could adversely impact our earnings and cash flows, thereby having an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could adversely impact our results of operations and cash flows, expose us to increased risks that would be uninsured, and/or adversely impact our ability to attract officers and directors.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on co-ventures’ financial condition and disputes between us and our co-ventures.

We may co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in, or sharing responsibility for, managing the affairs of a property, partnership, joint venture or other entity. In such event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives, and they may have competing interests in our markets that could create conflict of interest issues. Such investments may also have the potential risk that may lead to impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. In addition, prior consent of any joint venture partners may be required for a sale or transfer to a third party of our interests in the joint venture, which would restrict our ability to dispose of our interest in the joint venture. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or each director from focusing their time and effort on our business. Consequently, actions by or disputes with partners or co-venturers might result in subjecting any properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers.

21

As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the date of this prospectus. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting.

We are in the very early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we may not be able to assert that our internal controls are effective.

If we are unable to assert that our internal control over financial reporting is effective,, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC.

We will be required to disclose changes made in our internal control and procedures on a quarterly basis. However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the recently enacted JOBS Act, if we take advantage of the exemptions contained in the JOBS Act. We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31. To comply with the requirements of being a public company, we will need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

Our independent registered public accounting firm has identified material weaknesses in our internal control over financial reporting and if we fail to implement an effective system of internal controls, we may not be able to accurately report our financial results.

We are required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, which require us to maintain an ongoing evaluation and integration of the internal controls of our business.

Our independent registered public accounting firm has identified material weaknesses by Cibolo in internal controls over the financial reporting of our initial properties contributed by Farm to Market and Hill Country. A “material weakness” is a control deficiency, or combination of control deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected. Under Section 404 and the SEC’s rules, a company cannot find that its internal control over financial reporting is effective if any “material weaknesses” exist in its controls over financial reporting.

Effective internal controls are necessary for us to effectively manage our business, provide reliable financial reports and effectively prevent fraud and to operate as a public company. Our failure to implement effective controls or timely effect any necessary improvement of our internal and disclosure controls could harm operating results or cause us to fail to meet our reporting or listing obligations. Ineffective financial controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our common stock and could result in regulatory action.

We depend on key personnel whose continued service is not guaranteed.

Our ability to manage our business and anticipated future growth depends, in large part, upon the efforts of key personnel, particularly John Hartman, our Chief Executive Officer and Chairman of the Board. Our key personnel have extensive real estate market knowledge and relationships and exercises substantial influence over our operational, financing, acquisition and disposition activity.

We have appointed other directors to our board that also have appropriate experience and relationships in the real estate industry. There is significant competition in our industry for experienced personnel and there is a risk that we may not be able to retain our key personnel. The loss of services of one or more members of our management team, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners, existing and prospective tenants and industry personnel, which could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

Members of our Board of Directors and our executive officers have no prior experience operating a publicly-traded REIT.

Furthermore, the members of our Board of Directors and our executive officers have no prior experience operating a publicly-traded REIT. There is a risk that the past experience of our management team will not be sufficient to properly operate our company as a REIT or a publicly-traded company and that will be unable to timely meet disclosure requirements of the Securities and Exchange Commission, or SEC, or otherwise comply with the Sarbanes-Oxley Act. Our failure to operate as a public company or maintain our qualification as a REIT would have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock. See “— Risks Related to Our Status as a REIT — Failure to qualify as a REIT would have significant adverse consequences to us and the value of our common stock.”

Loss of our exemption from registration under the Investment Company Act would adversely affect our results of operations, the market price of shares of our common stock and our ability to distribute dividends.

We intend to implement an investment strategy and company structure so as to qualify for an exemption from having to register as an “investment company” under the Investment Company Act.

The Investment Company Act registration requirements are applicable to any company that is defined as an “investment company” under the Investment Company Act unless there is an applicable exemption from such requirements. The Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities under Section 3(a)(1)(A) of the Investment Company Act or a company that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the such company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, under Section 3(a)(1)(C), which we refer to as the “40% Test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by any majority-owned subsidiary that is not an investment company and is not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (ii) the 40% Test is not satisfied. An exemption that is available to many real estate investment entities is provided under Section 3(c)(5)(C) of the Investment Company Act (the “3(c)(5)(C) Exclusion”), which provides that a company that does not issue redeemable securities, and complies with certain asset tests (the “3(c)(5)(C) Asset Test”) is deemed to not be an investment company. The 3(c)(5)(C) Asset Test, as interpreted by the Staff of the SEC, requires that:

●	at least 55% of total assets must consist of “mortgages and other liens on and interests in real estate,” which we refer to as “3(c)(5)(C) Qualifying Assets,” which the Staff of the SEC has interpreted to include fee interests in real estate and whole pool certificates that are guaranteed by the Federal National Mortgage Association (FNMA), the Government National Mortgage Association (GNMA), and/or the Federal Home Loan Mortgage Corporation (FHLMC) (“Agency Whole Pool Certificates”); and

●	at least 80% of total assets of must consist of 3(c)(5)(C) Qualifying Assets or other real estate-related assets.

22

Maintaining the exemption of each entity in our corporate structure (each, a “Gadsden Entity”) from being deemed an investment company because the 40% Test is not satisfied or to rely on the 3(c)(5)(C) Exclusion will require that we make investments with our cash resources and the net proceeds of any future securities offerings in real estate properties in a manner that satisfies the 3(c)(5)(C) Asset Test. There can be no assurance that we will be able to do so.

In August 2011, the SEC issued a concept release soliciting public comments on a wide range of issues relating to companies, which are typically REITs, engaged in the business of acquiring mortgages and mortgage-related instruments and that rely on the 3(c)(5)(C) Exclusion, including the nature of the assets that qualify for purposes of the 3(c)(5)(C) Exclusion and whether REITs like us should be regulated in a manner similar to investment companies. Therefore, there can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, or guidance from the SEC or its Staff regarding the 3(c)(5)(C) Exclusion, will not change in a manner that adversely affects our operations. If a Gadsden Entity fails to maintain an exclusion or exemption from the Investment Company Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could have a material negative effect on us, including the sustainability of our business model and our ability to make distributions to our stockholders, which could, in turn, materially adversely affect us and the market price of our stock.

To comply with the applicable exemptions under the Investment Company Act, a Gadsden Entity may be unable to sell assets which we would otherwise want to sell and may need to sell assets which we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and that may be important to our investment strategy. If any Gadsden Entity fails to satisfy the requirements of any exemption or exclusion under the Investment Company Act, such Gadsden Entity and its direct and indirect parent entities could be characterized as an investment company. We will attempt to ensure that no Gadsden Entity will be required to register as an investment company. Among other things, our manager will monitor the proportion of our portfolio that is placed in investments in securities.

If we do not qualify for the exemptions from the registration requirements under the Investment Company Act, then we would be deemed to be an investment company and be required to register under the Investment Company Act. Registered investment companies are subject to a variety of substantial requirements that could significantly impact our operations. The costs and expenses we would incur to register and operate as an investment company, as well as the limitations placed on our operations, could have a material adverse impact on our operations and your investment return.

For more information on issues related to compliance with the Investment Company Act, see “Policies with Respect to Certain Activities — Policies Relating to the Investment Company Act.”

We may invest in Agency Whole Pool Certificates to qualify as a REIT for U.S. Federal income tax purposes and satisfy certain asset tests so that we are not an investment company under the Investment Company Act and there can be no assurance that we will implement our core investment strategy described in this prospectus.

In addition to the asset tests that we must satisfy so that we are not an investment company under the Investment Company Act, we plan to qualify as a REIT for U.S. Federal income tax purposes. The Code requires assets tests that are similar to the requirements under the Investment Company Act. See “Material U.S. Federal Income Tax Considerations – Asset Tests.” If at any date we do not have a sufficient amount of real estate properties directly or through a majority-owned subsidiary, then we may invest part of our assets in Agency Whole Pool Certificates so that we timely satisfy the 3(c)(5)(C) Asset Test and qualify for the 3(c)(5)(C) Exclusion or to satisfy the asset tests under the Code. See “Policies with Respect to Certain Activities — Policies Relating to the Investment Company Act.”

23

An investment in Agency Whole Pool Certificates is not part of our core investment strategy and provides a different prospective return and risk profile than an investment in real estate properties that are consistent with our core investment strategy.

Agency Whole Pool Certificates have market risks and although the underlying mortgages of Agency Whole Pool Certificates are guaranteed by a U.S. government agency, there is no assurance that the principal of these mortgages will be repaid in full. In addition, Agency Whole Pool Certificates are subject to market risk prior to maturity and would likely lose value if the market interest rates increase. To the extent that we are not able to invest in real estate assets that satisfy the 3(c)(5)(C) Asset Test and enable us to qualify for the 3(c)(5)(C) Exclusion, due to factors beyond our control, including, but not limited to, adverse real estate market conditions, competition from other real estate investors, inability to obtain financing on favorable terms, or at all, or required additional investments in our initial real estate investments, we may be required to hold Agency Whole Pool Certificates for a longer period than anticipated. To the extent that we have borrowed funds to purchase Agency Whole Pool Certificates, we will have greater market risk.

The Federal National Mortgage Association (“Fannie Mae”) and Federal Home Loan Mortgage Corporation (“Freddie Mac”) are a major source of financing for the real estate sector. We and other participants in the real estate sector depend heavily on Fannie Mae and Freddie Mac to finance growth by purchasing or guaranteeing loans. In February 2011, the U.S. Treasury released a white paper entitled “Reforming America’s Housing Finance Market” in which the U.S. Treasury outlined three possible options for reforming the U.S. federal government’s role in housing finance. Under each option, the role of the U.S. federal government in the mortgage market would be reduced. Each of Fannie Mae and Freddie Mac could be dissolved and the U.S. federal government could determine to stop providing liquidity support of any kind to the mortgage market. We do not know when or if Fannie Mae or Freddie Mac will restrict their support of lending to the real estate industry. A final decision by the government to eliminate Fannie Mae or Freddie Mac, or reduce their acquisitions or guarantees of real estate mortgage loans, may adversely affect interest rates, capital availability and the ability to refinance existing debt obligations as they come due and to obtain additional long-term financing on favorable terms, or at all, which could have a material negative impact on the income we expect to derive from our investments in real estate properties and otherwise increase the credit risk of our investments, and as a result, materially adversely affect our business, results of operations, financial condition and ability to make distributions to our stockholders.

24

We may be unable to renew leases, lease vacant space or re-lease space on favorable terms or at all as leases expire, which could materially adversely affect us, including our financial condition, results of operations, cash flow, cash available for distribution and our ability to service our debt obligations.

Our ESSCs tenants may not renew leases at net effective rental rates that are equal to or above the current average net effective rental rates or we may be required to provide substantial rent abatements, tenant improvements, early termination rights or below-market renewal options to attract new tenants or retain existing tenants. Our ability to lease our ESSCs properties to tenants depends upon the overall level of spending in the economy in the markets in which our tenants focus, which may be adversely affected by, among other things, job losses and unemployment levels, recession, personal debt levels, the housing market, stock market volatility and uncertainty about the future. Further, demand for our commercial space at our shopping centers may be adversely effected by the continued expansion of direct and web based sales which may continue to cause a decrease in consumer traffic and consumer sales at “brick and mortar” locations. If rental rates for our properties decrease, our existing tenants do not renew their leases or we do not re-lease a significant portion of our available space and space for which leases expire, our financial condition, results of operations, cash flow, cash available for distributions and our ability to service our debt obligations could be materially adversely affected.

We are subject to the risk of loss of cash maintained at commercial banks in the event of any bank failure to the extent that the cash balances exceed the amount insured by the Federal Deposit Insurance Corporation or are maintained in uninsured investment accounts.

We may maintain our cash assets at commercial banks in amounts in excess of the applicable Federal Deposit Insurance Corporation insurance limits or in uninsured investment accounts. In the event of a failure at a commercial bank where we maintain our deposits or uninsured losses on money market or other cash equivalents in which we maintain cash balances, we may incur a loss to the extent such loss exceeds the insurance limitation, which could have a material adverse effect upon our financial conditions and our results of operations

Risks Related to Future Acquisitions

Hotel Properties

We may become subject to general risks associated with operating hotel properties.

Our investment strategy includes the ownership and operation of hotel properties and we have an option to acquire certain hotel properties. Hotel properties have different economic characteristics than many other real estate assets, and a hotel REIT is structured differently than many other types of REITs. A typical office property, for example, has long-term leases with third-party tenants, which provide a relatively stable long-term stream of revenue. If we acquire hotel properties, we will be required to engage a hotel operator under a property management agreement, and will pay the hotel operator a fee for managing the hotel properties. Our taxable REIT subsidiaries will receive all of the operating revenues and expenses at such hotel properties. Moreover, virtually all hotel guests typically stay at a hotel for only a few nights, which causes the room rate and occupancy levels at hotel properties to change every day, and results in earnings that can be highly volatile and seasonal with greater occupancy rates and cash flows during the summer months or during national holidays.

25

In addition, the hotel properties (and the hotel properties underlying our mortgage and mezzanine loans) will be subject to various operating risks common to the hotel industry, many of which are beyond our control, including the following:

●	competition from other hotel properties in our markets, including properties that are constructed or brought “on line” after the date we acquire our hotel property;

●	over-building of hotel properties in our markets, which results in increased supply and adversely affects occupancy and revenues at our hotel properties;

●	dependence on business and commercial travelers and tourism, including dependence on local businesses and events;

●	increases in operating costs due to inflation, increased energy costs and other factors that may not be offset by increased room rates;

●	changes in assessed property taxes from changes in valuation or real estate tax rates;

●	increases in assessed property taxes from changes in valuation or real estate tax rates;

●	increases in the cost of property insurance;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance;

●	unforeseen events beyond our control, such as terrorist attacks, travel related health concerns which could reduce travel, including pandemics and epidemics such as H1N1 influenza (swine flu), avian bird flu and SARS, imposition of taxes or surcharges by regulatory authorities, travel-related accidents, travel infrastructure interruptions and unusual weather patterns, including natural disasters such as hurricanes, tsunamis or earthquakes;

●	adverse effects of international, national, regional and local economic and market conditions and increases in energy costs or labor costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists; and

●	adverse effects of a downturn in the hotel industry.

These factors could adversely affect the net operating profits of our taxable REIT subsidiaries, which in turn would adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

26

The popularity of booking hotels through internet travel intermediaries may adversely affect our profitability.

The increasing use of internet travel intermediaries by consumers may cause fluctuations in operating performance during the year and otherwise adversely affect our profitability and cash flows. If we acquire hotel properties, our property manager will rely upon internet travel intermediaries such as Travelocity.com, Expedia.com and Priceline.com to generate demand for our hotel properties. As internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our property manager. Moreover, some of these internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as “three-star downtown hotel”) at the expense of brand identification. Customers may eventually develop brand loyalties to such intermediaries’ reservations system rather than to hotel franchise brands. If the amount of sales made through internet intermediaries increases significantly and results in a decrease in consumer loyalty to the brands under which our hotel properties are franchised, our room revenues may be lower than expected, and our profitability may be adversely affected.

Failure to maintain franchise licenses could decrease our revenues.

If we acquire hotel properties, the inability to maintain franchise licenses could decrease our revenues. Maintenance of franchise licenses for our hotel properties is subject to maintaining our franchisor’s operating standards and other terms and conditions. Franchisors periodically inspect hotel properties to ensure that such hotel properties are maintained in accordance with their standards. Failure to maintain our hotel properties in accordance with these standards or comply with other terms and conditions of the applicable franchise agreement could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the franchisor for a termination fee. As a condition to the maintenance of a franchise license, our franchisor could also require us to make capital expenditures, even if we do not believe the capital improvements are necessary, desirable, or likely to result in an acceptable return on our investment. We may risk losing a franchise license if we do not make franchisor-required capital expenditures.

27

If our franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise or to operate the hotel property without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the hotel property because of the loss associated with the brand recognition and/or the marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more hotel properties could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make distributions to our stockholders.

We may become subject to risks associated with the employment of hotel personnel, particularly with respect to hotels that employ unionized labor.

If we acquire hotel properties, our property manager will be responsible for hiring and maintaining the labor force at each of our hotel properties. Although we do not directly employ or manage employees at our hotel properties, we still are subject to many of the costs and risks generally associated with the hotel labor force, particularly with respect to hotel properties with unionized labor. From time to time, hotel operations may be disrupted as a result of strikes, lockouts, public demonstrations or other negative actions and publicity. We also may incur increased legal costs and indirect labor costs as a result of contract disputes or other events. The resolution of labor disputes or re-negotiated labor contracts could lead to increased labor costs, either by increases in wages or benefits or by changes in work rules that raise hotel operating costs. We do not have the ability to affect the outcome of these disputes.

As a REIT, we cannot directly operate any hotel properties, and we if we acquire hotel properties, we will be required to retain a property manager to operate our hotel properties, which could adversely affect our results of operations, financial condition and our cash flows, which could impact our ability to service debt and make distributions to our stockholders.

Because we are prohibited from operating hotel properties pursuant to certain tax laws relating to our qualification as a REIT, any entities through which we own the hotel properties will lease the hotel properties to one or more taxable REIT subsidiaries, which will enter into property management agreements with a hotel operator. We will not supervise the hotel operator or its personnel on a day-to-day basis, and we cannot assure you that our property manager will manage our properties in a manner that is consistent with its obligations under its property management agreements with our taxable REIT subsidiaries or our obligations under hotel franchise agreements, that our property manager will not be negligent in its performance or engage in other criminal or fraudulent activity, or that our property manager will not otherwise default on its management obligations. Our results of operations, financial position, cash flows and our ability to service debt and to make distributions to stockholders are dependent on the ability of the hotel operator to operate our hotel properties successfully. In addition, any negative publicity or other adverse developments that affect our property manager and/or its affiliated brands generally may adversely affect our results of operations, financial condition, and consequently cash flows thereby impacting our ability to service debt, and to make distributions to our stockholders.

28

We generally will attempt to resolve any issues with our property manager through discussions and negotiations. However, if we are unable to reach satisfactory results through such discussions and negotiations, we may choose to litigate the dispute or submit the matter to third-party dispute resolution. We can only seek redress if our property manager violates the terms of the applicable property management agreement with a taxable REIT subsidiary, and then only to the extent of the remedies provided for under the terms of such property management agreement.

In order for us to use a hotel operator to operate and manage our hotel properties, the hotel operator must be, and remain, a qualified independent contractor as defined in the Code, which requires that there is not a specified ownership of the hotel manager and us, including deemed ownership based on specified attribution rules, and that the hotel manager provides services to other hotel assets that is not under common control, as defined by the Code. If our hotel manager does not qualify as a qualified independent contractor, then we will have certain adverse consequences under the Code, which may be material, including the imposition of fines and the loss of our REIT qualification. If the hotel operator breaches its covenants that we have in our management agreement with respect to it continuing to be a qualified independent contractor, we may not have sufficient or adequate remedies against the hotel operator.

Our leases with taxable REIT subsidiaries will subject us to the risk of increased hotel operating expenses.

If we acquire hotel properties, our taxable REIT subsidiaries will be required to pay us rent based in part on revenues from our hotel properties and, therefore, subject us to the risk of increased hotel operating expenses. Our operating risks include decreases in hotel revenues and increases in hotel operating expenses, which would adversely affect the ability of our taxable REIT subsidiaries to pay us rent due under leases, including, but not limited to, increases in wage and benefit costs, repair and maintenance costs, energy costs, property taxes, fee increases required by franchise hotel brands; insurance costs; and other operating expenses.

Increases in these operating expenses can have a significant adverse impact on our financial condition, results of operations and our ability to make distributions to our stockholders.

Medical and Senior Facilities

Federal health care legislation has affected medical office real estate.

Our investment strategy includes the acquisition and/or operation of medical service centers. The recent Federal healthcare legislation has affected medical office real estate due to the direct impact on its tenant base. While the total impact is not immediate due to the multi-year phase in period, medical professionals are reviewing their real estate options to address the healthcare legislation. As a result, our business may be impacted by factors including difficulty transitioning doctors to longer term leases, difficulty raising rates, and increased challenges in re-leasing space. The Federal and state governments may continue to increase the regulatory oversight of medical offices and service centers and the extent of any such additional regulations and the effect of such additional regulations cannot be estimated with any degree of certainty.

Our future medical office buildings, skilled nursing facilities, memory care facilities, senior housing and other healthcare-related facilities and tenants may be unable to compete successfully.

If we acquire hotel properties, our future medical office buildings, skilled nursing facilities, memory care facilities, senior housing and other healthcare-related facilities will face competition from nearby medical office buildings that provide comparable services. Some of those competing facilities may be owned by governmental agencies and supported by tax revenues, and others may be owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support will not be available to our properties.

29

Similarly, our tenants will face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.

Any reduction in rental revenues resulting from the inability of our medical office buildings, skilled nursing facilities, senior housing and other healthcare-related facilities and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

The trend for senior citizens to delay moving to senior living residences until they reach an older age or require greater care may increase operating costs, reduce occupancy and increase resident turnover rate at our senior living communities.

Our investment strategy includes acquisition of senior living facilities. Senior citizens have been remaining in their homes until a later age and increasingly delaying their moves to senior living residences. If this trend continues, the occupancy rate at our senior living communities may decline and the resident turnover rate at those communities may increase. Further, older aged persons may have greater care needs and require higher acuity services, which may increase our and our tenants’ cost of business, expose us and our tenants’ to additional liability or result in lost business if our managers or tenants are not able to provide the requisite care services or fail to adequately provide those services.

Operators of independent care, assisted living and memory care facilities must comply with the rules and regulations of governmental reimbursement programs such as Medicare or Medicaid, licensing and certification requirements, fraud and abuse regulations and are subject to new legislative developments.

The healthcare industry is highly regulated by federal, state and local licensing requirements, facility inspections, reimbursement policies, regulations concerning capital and other expenditures, certification requirements and other laws, regulations and rules. Any failure to comply with such laws, requirements and regulations could affect our operators’ ability to operate the facilities that we own or finance. Healthcare operators are subject to federal and state laws and regulations that govern financial and other arrangements between healthcare providers. These laws prohibit certain direct and indirect payments or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. They also require compliance with a variety of safety, health, staffing and other requirements relating to the design and conditions of the licensed facility and quality of care provided.

These regulations may also enable the regulatory agency to place liens on properties. Possible sanctions for violation of these laws and regulations include loss of licensure or certification, the imposition of civil monetary and criminal penalties, and potential exclusion from the Medicare and Medicaid programs. Failure of our operators to comply with these rules or regulations could have an adverse effect on our financial condition or results of operations.

In addition, this area of the law currently is subject to intense scrutiny. Additional laws and regulations may be enacted or adopted that could require changes in the design of the properties and our joint venture’s operations and thus increase the costs of these operations.

We may not be able to consummate future acquisitions.

A core component of our strategy is the acquisition of additional properties. Our ability to successfully execute future acquisitions will be impacted by a number of factors, including the availability of financing on terms acceptable to us, market trends, our ability to identify acquisition properties that meet our investment parameters, and increased competition for acquisitions. The acquisition of future properties may result in unforeseen operating difficulties and may require additional financial resources and attention from management. Failure to identify suitable acquisition properties, effectively execute our acquisition strategy or operating difficulties of properties that we may acquire in the future could have an adverse effect on our financial condition, results of operations, cash flows and liquidity.

30

Risks Related to the Real Estate Industry

Our value is subject to risks associated with real estate assets and the real estate industry.

Our ability to pay expected dividends to our stockholders depends on our ability to generate revenues in excess of expenses, scheduled principal payments on debt and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control may decrease cash available for distribution and the value of the initial real estate investments, and any properties we may acquire in the future. These events include the following:

●	adverse changes in financial conditions of buyers, sellers and tenants of properties,

●	vacancies or our inability to rent space on favorable terms, including possible market pressures, including from competing properties, to offer tenants rent abatements, tenant improvements, early termination rights, below-market renewal options, or other concessions and the need to periodically repair, renovate and re-let space;

●	increased operating costs, including insurance premiums, utilities, real estate taxes and assessments and state and local taxes;

●	civil unrest, acts of war, terrorist attacks and natural disasters, including earthquakes and floods, which may result in uninsured or under insured losses;

●	reductions in the level of demand for space in shopping centers and changes in the relative popularity of properties;

●	fluctuations in interest rates, which could adversely affect our ability, or the ability of buyers and tenants of properties, to obtain financing on favorable terms, or at all;

●	decreases in the underlying value of our real estate;

●	changes in, and changes in enforcement of, laws, regulations and governmental policies, including, without limitation, health, safety, environmental, zoning and tax laws, governmental fiscal policies and the Americans with Disabilities Act, or ADA; and

●	changing sub market demographics.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of the initial real estate investments, and any properties we may acquire, and harm our financial condition.

The real estate investments to be made by us are relatively difficult to sell quickly. As a result, our ability to promptly sell the initial real estate investments, or any properties we acquire in the future, in response to changing economic, financial and investment conditions is limited. Return of capital and realization of gains, if any, from an investment generally will occur upon disposition or refinancing of the underlying property. We may be unable to realize our investment objectives by sale, other disposition or refinancing at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. In particular, our ability to dispose of one or more properties within a specific time period is subject to certain limitations imposed by any tax protection agreements we may enter into in the future, as well as weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, such as the current economic downturn, and changes in laws, regulations or fiscal policies of jurisdictions in which the initial real estate investments are, or any properties we acquire in the future are, located.

31

In addition, the Code imposes restrictions on a REIT’s ability to dispose of properties that are not applicable to other types of real estate companies. In particular, the tax laws applicable to REITs effectively require that we hold the initial real estate investments and any properties we acquire in the future for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forgo or defer sales of properties that otherwise would be in our best interest. Therefore, we may not be able to vary our initial portfolio in response to economic or other conditions promptly or on favorable terms, which may adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

We will be subject to extensive environmental regulation which creates uncertainty regarding future environmental expenditures and liabilities.

Environmental laws regulate, and impose liability for, releases of hazardous or toxic substances into the environment. Under some of these laws, an owner or operator of real estate may be liable for costs related to soil or groundwater contamination on or migrating to or from its property. In addition, persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of cleaning up contamination at the disposal site. These laws often impose liability regardless of whether the person knew of, or was responsible for, the presence of the hazardous or toxic substances that caused the contamination. The presence of, or contamination resulting from, any of these substances, or the failure to properly remediate them, may adversely affect our ability to sell or rent the initial real estate investments, or any properties we acquire in the future, or to borrow funds using such property or properties as collateral. In addition, persons exposed to hazardous or toxic substances may sue for personal injury damages. For example, some laws impose liability for release of or exposure to materials containing asbestos. In addition, the initial real estate investments, and any properties we may acquire in the future, may have been affected by contamination from past operations or from off-site sources. As a result, we may be liable for investigation and significant cleanup costs, penalties and damages under environmental laws and we might have to pay substantial sums, which could adversely affect our results of operations, cash flow and the market value of our securities.

We face risks related to asbestos which may subject us to potential liabilities.

The initial real estate investments have been or will be prior to closing subjected to preliminary environmental assessments, known as Phase I assessments, by independent environmental consultants that identify conditions that could pose potential environmental liabilities. The Phase I assessments noted that asbestos-containing materials may have been used as building materials at the initial real estate investments, and renovation of structures potentially containing these materials will have to comply with Federal and other governmental requirements regarding asbestos. Further, sites near the initial real estate investments have been identified as undergoing remediation, and such sites may pose a threat of groundwater contamination to the initial real estate investments. The Phase I assessments also identified that there has been leakage from a transformer at the site that may contain polychlorinated biphenyls (“PCBs”). Phase I assessments are limited in scope, and may not include or identify all potential environmental liabilities or risks associated with the initial real estate investments. Unless required by applicable law or our lenders, we may decide not to further investigate, remedy or ameliorate the liabilities disclosed in the Phase I assessments. Further, these or other environmental studies may not identify all potential environmental liabilities or accurately assess whether we will incur material environmental liabilities in the future. If we do incur material environmental liabilities in the future, we may face significant remediation costs, and we may find it difficult to sell or finance any affected properties.

The initial real estate investments, and any properties we may acquire in the future, may contain or develop harmful mold or suffer from other air quality issues, which could lead to liability for adverse health effects and costs of remediation.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources, and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants above certain levels can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of mold or other airborne contaminants at the initial real estate investments, and any properties we may acquire in the future, could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or increase indoor ventilation. In addition, the presence of mold or other airborne contaminants could expose us to liability from our tenants, employees of our tenants or others if property damage or personal injury is alleged to have occurred.

32

We may incur significant costs complying with various Federal, state and local laws, regulations and covenants that are applicable to the initial real estate investments, and any properties we may acquire in the future.

Any acquisition of property in our intended regions can be expected to be subject to extensive government regulation. The initial real estate investments are, and any properties we acquire in the future will be, subject to various covenants and Federal, state and local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict our use of such property or properties and may require us to obtain approval from local officials of community standards organizations at any time with respect to the initial real estate investments and any properties we acquire in the future, including prior to acquiring properties in the future or when undertaking renovations of our existing property. Among other things, these restrictions may relate to fire and safety, seismic or hazardous material abatement requirements. Existing laws and regulatory policies may adversely affect us or the timing or cost of any potential future acquisitions or renovations. Additional regulations may be adopted that increase delays or result in additional costs. Our growth strategy may be affected by our ability to obtain permits, licenses and zoning relief. Our failure to obtain such permits, licenses and zoning relief or to comply with applicable laws could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

In addition, Federal and state laws and regulations, including laws such as the ADA, impose further restrictions on the initial real estate investments and our operations. Under the ADA, all public accommodations must meet Federal requirements related to access and use by disabled persons. The initial real estate investments may not be fully compliant with such regulations. If the initial real estate investments, or any other property we may acquire an interest in, is not in compliance with the ADA or any other regulatory requirements, we may be required to incur additional costs to bring the property into compliance and we might incur governmental fines or the award of damages to private litigants. In addition, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures that will adversely impact our financial condition, results of operations, cash flow and per share trading price of our common stock.

We are exposed to risks associated with property development and redevelopment.

We may engage in development and redevelopment activities with respect to the initial real estate investments and any properties we acquire in the future. To the extent that we do so, we will be subject to certain risks, including the availability and pricing of financing on favorable terms, or at all; construction and/or lease-up delays; cost overruns, including construction costs that exceed our original estimates; contractor and subcontractor disputes, strikes, labor disputes or supply disruptions; failure to achieve expected occupancy and/or rent rates within the projected time frame, if at all; and delays with respect to obtaining or the inability to obtain necessary zoning, occupancy, land use and other governmental permits, and changes in zoning and land use laws. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development activities once undertaken, any of which could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

33

Risks Related to Our Structure

Our charter and bylaws and Maryland law contain provisions that may inhibit a change of control transaction, including a third-party tender offer, even if such a change in control may be in your interest, and as a result may depress the market price of our common stock.

Our charter contains various provisions that are intended, among other purposes, to preserve our qualification as a REIT and, subject to certain exceptions, authorize our Board of Directors to take such actions as are necessary or appropriate to preserve our qualification as a REIT. The restrictions on ownership and transfer of our stock may:

●	discourage a tender offer or other transactions or a change in management or of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interests; or

●	result in the transfer of shares acquired in excess of the restrictions to a trust for the benefit of a charitable beneficiary and, as a result, the forfeiture by the acquirer of the benefits of owning the additional shares.

Our charter, our bylaws and Maryland law also contain other provisions that may inhibit a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest. See “Material Provisions of Maryland Law and of our Charter and Bylaws — Removal of Directors,” “— Control Share Acquisitions,” “— Advance Notice of Director Nominations and New Business.”

Certain provisions of the Maryland General Corporation Law, or MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

●	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof or an affiliate or associate of ours who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting stock at any time within the two-year period immediately prior to the date in question) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose fair price and/or supermajority and stockholder voting requirements on these combinations; and

●	“control share” provisions that provide that “control shares” of our company (defined as shares that, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

The “business combination” provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the Board of Directors prior to the time that the interested stockholder becomes an interested stockholder.

Also, pursuant to a provision in our bylaws, we have exempted any acquisition of our stock from the control share provisions of the MGCL. However, our Board of Directors may by amendment to our bylaws repeal such exemption to the control share provisions of the MGCL at any time in the future.

Certain provisions of the MGCL permit our Board of Directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement certain corporate governance provisions, some of which are not currently applicable to us. These provisions may have the effect of limiting or precluding a third party from making an unsolicited acquisition proposal for us or of delaying, deferring or preventing a change in control of us under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then current market price. Our charter contains a provision whereby we elect, at such time as we become eligible to do so, to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our Board of Directors and adjusting the size of the Board of Directors. See “Material Provisions of Maryland Law and of our Charter and Bylaws.”

34

Our charter, our bylaws and Maryland law also contain other provisions that may inhibit a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest. See “Material Provisions of Maryland Law and of our Charter and Bylaws—Removal of Directors,” “—Control Share Acquisitions,” “—Advance Notice of Director Nominations and New Business.”

We could increase or decrease the number of authorized shares of stock, classify and reclassify unissued stock and issue stock without stockholder approval.

Our Board of Directors, without stockholder approval, has the power under our charter to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue, to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series of stock and set the terms of such newly classified or reclassified shares. See “Description of Stock — Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common Stock and Preferred Stock.” As a result, we may issue series or classes of common stock or preferred stock with preferences, dividends, powers and rights, voting or otherwise, that are senior to, or otherwise conflict with, the rights of holders of our common stock. Although our Board of Directors has no such intention at the present time, it could establish a class or series of preferred stock that could, depending on the terms of such series, inhibit a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest.

Certain provisions in our charter documents may delay or prevent unsolicited acquisitions of us.

Provisions in our charter documents may delay or make more difficult unsolicited acquisitions of us or changes of our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions include, among others:

●	our authority to grant redemption rights;

●	transfer restrictions on units;

●	restrictions on ownership of more than a specified amount of stock;

●	the right to issue a new class of preferred stock.

Our Board of Directors may change our investment and financing policies without stockholder approval and we may become more highly leveraged, which may increase our risk of default under our debt obligations.

Our investment and financing policies are exclusively determined by our Board of Directors. Accordingly, our stockholders do not control these policies. Further, our organizational documents do not limit the amount or percentage of indebtedness, funded or otherwise, that we may incur. Our Board of Directors may alter or eliminate our current policy on borrowing at any time without stockholder approval. If this policy changed, we could become more highly leveraged which could result in an increase in our debt service. Higher leverage also increases the risk of default on our obligations. In addition, a change in our investment policies, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, real estate market fluctuations and liquidity risk. Changes to our policies with regards to the foregoing could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

35

Our rights and the rights of our stockholders to take action against any director and officers are limited.

As permitted by Maryland law, our charter eliminates the liability of each director and officer to us and our stockholders for money damages, except for liability resulting from:

●	actual receipt of an improper benefit or profit in money, property or services; or

●	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

As a result, we and our stockholders may have more limited rights against any director and officer than might otherwise exist. Accordingly, in the event that actions taken by any director or officer impede the performance of our company, your ability to recover damages from such director or officer may be limited.

36

We are a holding company with no direct operations and, as such, we will rely on funds received, directly or indirectly, from our operating partnership and its subsidiaries, to pay liabilities, and the interests of our stockholders will be structurally subordinated to all liabilities and obligations of our wholly-owned subsidiaries and any future subsidiaries.

We are a holding company and will conduct substantially all of our operations through our operating partnership and its current and future subsidiaries. We do not have, apart from an interests in our operating partnership and its subsidiaries, any independent operations. As a result, we will rely on distributions from our operating partnership directly to us and to the Gadsden TRS entities, our taxable REIT subsidiaries, to pay any dividends we might declare on shares of our common stock. We will also rely on distributions from our operating partnership to meet any of our obligations, including any tax liability on taxable income allocated to us from our operating partnership.

We may determine to cause our operating partnership or any of its current or future subsidiaries to issue securities or incur indebtedness. Your rights as a stockholder in us will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of our operating partnership and any of its current or future subsidiaries, including any future subsidiary that owns an interest in real property or a real property related investment, which may include third persons such as owners of a partnership type entity that we make an investment. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and any of its current or future subsidiaries will be available to satisfy the claims of our stockholders only after all of our and our operating partnership’s and any of its subsidiaries’ liabilities and obligations will have been paid in full.

37

Acquisition of our initial real estate investments that are expected to close after the closing of this offering are subject to closing conditions, including obtaining consents from third parties and the inability to obtain third party consents may have a material adverse effect.

There are numerous third-party consents and authorizations we must obtain in connection with the formation transactions and this offering, including the amendment and assignment of certain loan agreements. We also need to amend the loan agreements to provide for certain terms, such as the allowance for an increased management fee with our property managers. We have commenced negotiations with the lenders regarding such amendments, but we cannot assure you when those negotiations will be complete. It is possible that we may not be successful in negotiating these agreements or even if we reach an agreement with each lender, that the agreements will contain terms that are not favorable to us. Either of these results may have an adverse impact on our business, financial condition or results of operations.

Although this transaction will not be consummated unless we believe that the inability to obtain one or more consents, approvals or licenses would not reasonably be expected to have a material adverse effect on our business, financial condition or results of operations, there can be no assurance that such a material adverse effect will not occur, which could reduce the value of our common stock

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would have significant adverse consequences to us and the value of our common stock.

We believe we will operate in such a manner as to qualify, and we intend to elect to be treated, as a REIT for U.S. Federal income tax purposes commencing with our taxable year ending December 31, 2017. We have not requested and do not plan to request a ruling from the Internal Revenue Service, or IRS, that we qualify as a REIT, and the statements in the prospectus are not binding on the Internal Revenue Service, which we refer to herein as the IRS, or on any court. Therefore, there is a risk that we will not qualify as a REIT, or that we will not remain qualified as such in the future. Although we do not intend to request a ruling from the IRS as to our REIT status, we will receive an opinion of our U.S. Federal income tax counsel, Herrick, Feinstein LLP, with respect to our qualification as a REIT. This opinion has been issued in connection with this issuance of stock to investors. Investors should be aware, however, that opinions of counsel are not binding on the IRS or on any court. The opinion of Herrick, Feinstein LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Herrick, Feinstein LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Herrick, Feinstein LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code. See “Material U.S. Federal Income Tax Considerations — Taxation of Our Company” and “Material U.S. Federal Income Tax Considerations — Taxation of REITs in General.”

38

If we fail to qualify as a REIT or subsequently lose our REIT status, we will face serious and adverse tax consequences that would substantially reduce the funds available for distribution to you for each of the years involved because:

●	we would not be allowed a deduction for the amount of our distributions qualifying as dividends to stockholders in computing our taxable income;

●	we also could be subject to the Federal alternative minimum tax and possibly increased state and local taxes; and

●	unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified.

Any corporate tax liability resulting from us failing to qualify as a REIT could be substantial and would reduce our cash available for, among other things, our operations, necessary capital expenditures and distributions to stockholders. As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and could materially and adversely affect the value of our common stock.

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions with respect to which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the ownership of our stock, requirements regarding the composition of our assets and a requirement that at least 95% of our gross income in any year must be derived from qualifying sources, such as “rents from real property.” Also, we must make distributions to stockholders aggregating annually at least 90% of our net taxable income, excluding net capital gains. In addition, we are limited to the amount of assets that we may hold in taxable REIT subsidiaries and certain other complex limitations affecting our operation of any hospitality assets we acquire. See “Material U.S. Federal Income Tax Considerations - Requirements for Qualification - Taxable REIT Subsidiaries”.

We may be forced to sell assets or borrow funds to fund distributions that are required to be made to maintain our REIT status.

In order to fund such distributions to maintain our REIT status and avoid the payment of income and excise taxes, we may need to sell assets or borrow funds even if the prevailing market conditions are not favorable for these transactions. Even if we have positive cash flow from operations, our taxable income could be more than the amount we need to make these distributions. Additionally, we may need to maintain cash to fund future operations, capital expenditures or acquisitions. As such, in order to make distributions to maintain our REIT status, we could be required to forgo favorable investment opportunities or enter into transactions that we consider unfavorable.

Legislative or regulatory changes could adversely affect our investors.

The rules dealing with U.S. Federal income taxation are often the subject to review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. There were recent changes to the U.S. tax laws concerning REITs, and there may be more changes to legislation. We cannot predict the scope of the Congressional review or changes, if any, to the tax laws or changes to tax laws from Executive Orders by the President of the United States or the regulatory process of the IRS and the U.S. Department of the Treasury.

Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the status of such entities.

We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

39

Our ownership of taxable REIT subsidiaries will be limited, and we will be required to pay a 100% penalty tax on certain income or deductions if our transactions with our taxable REIT subsidiaries are not conducted on arm’s length terms.

We may own an interest in one or more taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to Federal income tax as a regular C corporation. In addition, a 100% excise tax will be imposed on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s length basis.

A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset tests applicable to REITs. However, not more than 25% of our total assets may consist of securities (including securities of one or more taxable REIT subsidiaries (the value of which, beginning in 2018, may not exceed 20%), other than those securities includable in the 75% asset test. We anticipate that the aggregate value of the stock and securities of our taxable REIT subsidiaries and other nonqualifying assets will be less than 25% of the gross value of our total assets, and we will monitor the value of these investments to ensure compliance with applicable ownership limitations. In addition, we intend to structure our transactions with any taxable REIT subsidiaries to ensure that they are entered into on arm’s length terms to avoid incurring the 100% excise tax described above. There is a risk, however, that we will not be able to comply with the 25% limitation or avoid application of the 100% excise tax discussed above.

To fund our growth strategy and refinance our indebtedness, we may depend on external sources of capital, which may not be available to us on commercially reasonable terms or at all.

To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute to our shareholders at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding any net capital gains. See “Material U.S. Federal Income Tax Considerations.” As a result of these requirements, we may not be able to fund future capital needs, including any necessary acquisition financing, solely from operating cash flows. Consequently, we intend to rely on third-party capital market sources for debt or equity financing to fund our business strategy. In addition, we will likely need third-party capital market sources to refinance our indebtedness at maturity. Continued or increased turbulence in the United States or international financial markets and economies could adversely affect our ability to replace or renew maturing liabilities on a timely basis or access the capital markets to meet liquidity and capital expenditure requirements and may result in adverse effects on our business, financial condition and results of operations. As such, we may not be able to obtain the financing on favorable terms or at all. Our access to third-party sources of capital also depends, in part, on:

●	the market’s perception of our growth potential;

●	our then-current levels of indebtedness;

●	our historical and expected future earnings, cash flows and cash distributions; and

●	the market price per share of our common shares.

40

In addition, our ability to access additional capital may be limited by the terms of the indebtedness we have incurred, which may restrict our incurrence of additional debt. If we cannot obtain capital when needed, we may not be able to acquire or develop properties when strategic opportunities arise or refinance our debt, which could have a material adverse effect on our business, financial condition and results of operations.

We may in the future choose to pay dividends in our own stock, in which case you may be required to pay tax in excess of the cash you receive.

We may distribute taxable dividends that are payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. Federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of the cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. For more information on the tax consequences of distributions with respect to our common stock, see “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.” Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, such sales may have an adverse effect on the trading price of our common stock.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates is 15% (20% in the case of taxpayers whose income exceeds certain thresholds). Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although these rules do not adversely affect the taxation of REITs or dividends payable by REITs, to the extent that the reduced rates continue to apply to regular corporate qualified dividends, investors who are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including the per share trading price of our common stock. See “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.”

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

●	Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if (i) shares of our common stock are predominately held by qualified employee pension trusts, (ii) we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and (iii) we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

●	Part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

●	Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from U.S. Federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

41

See “Material U.S. Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders.”

Foreign investors may be subject to FIRPTA on the sale of common stock if we are unable to qualify as a domestically controlled qualified investment entity.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax pursuant to the Foreign Investment in Real Property Tax Act of 1980, which we refer to herein as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT held directly or indirectly by either a “qualifying foreign shareholder” (except to the extent such ownership may be attributed to any “applicable investor”) or a “qualified foreign pension fund” or by an entity wholly-owned by such qualified foreign pension fund. In addition, FIRPTA does not apply to the disposition of stock in a REIT if the REIT is a “domestically controlled qualified investment entity” or, in certain cases, if such foreign person owns less than ten percent of the value of our outstanding common stock. A domestically controlled qualified investment entity is a REIT if, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. There is a risk that we will not qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gains realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than ten percent of the value of our outstanding common stock. See “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Dispositions.”

The tax imposed on REITs engaging in “prohibited transactions” may limit our ability to engage in transactions which would be treated as sales for U.S. Federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% penalty tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we do not intend to hold any properties that would be characterized as held for sale to customers in the ordinary course of our business, unless a sale or disposition qualifies under certain statutory safe harbors, such characterization is a factual determination and no guarantee can be given that the IRS would agree with our characterization of the initial real estate investments or any future properties or that we will always be able to make use of the available safe harbors.

The stock ownership limit imposed by the Code for REITs and our charter may restrict business combination opportunities.

To qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our charter, with certain exceptions, authorizes our Board of Directors to take the actions that are necessary or appropriate to preserve our qualification as a REIT, including restricting the percentage of ownership that any person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code. Under the provisions of our charter, the term amount that may be owned or the “Applicable Amount” is defined to be 9.8% or such lesser amount as determined by our Board of Directors that would provide that we will satisfy the ownership requirement for a REIT under the Code.

42

We may enter into certain hedging transactions which may have an impact on our REIT status.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. We have no current expectation of using any such hedging or derivative transactions. Any such hedging activities may include entering into interest rate and/or foreign currency swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the determination of whether we qualify under various REIT income tests. We do not currently expect to engage in any such activities other than interest rate swaps and similar instruments. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. Furthermore, compliance with the statutory REIT requirements may limit our ability to implement hedging strategies that may otherwise reduce risk, thereby increasing our risk profile.

Any purported transfer of shares that results in a violation of REIT ownership limits will be transferred and sold on the market and the stockholder may not realize the full value of such shares.

Under our charter, if a purported transfer of our stock results in a violation the REIT ownership limits, such excess shares are transferred to a trust and are sold to us or another purchaser. The stockholder shall receive an amount (i) equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of shares to the trust (or, in the event of a gift, devise or other such transaction, the median sales price reported on the applicable stock market or exchange on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the median sale price reported on the applicable stock market or exchange on the date that we or another purchaser accepts such offer, (ii) less any dividends or distributions, which the stockholder owed to the trustee. Due to our timing restrictions in making such sale to the market, the formula for determining the sales price, and the market conditions and demand for such shares at the time of the sale, such stockholder may not realize the full value of such shares.

If we fail to meet the REIT income tests as a result of receiving non-qualifying income, we would be required to pay a penalty tax in order to retain our REIT status, or may fail to qualify as a REIT.

Certain income we receive could be treated as non-qualifying income for purposes of the REIT requirements. See “Material U.S. Federal Income Tax Considerations—Income Tests—Rents from Real Property.” For example, rents we receive or accrue from a tenant will not be treated as qualifying rent for purposes of these requirements if the applicable lease is not respected as a true lease for U.S. federal income tax purposes and is instead treated as a service contract, joint venture or some other type of arrangement. If the applicable lease is not respected as a true lease for U.S. federal income tax purposes, we may fail to qualify to be taxed as a REIT. Even if we have reasonable cause for a failure to meet the REIT income tests as a result of receiving non-qualifying income, we would nonetheless be required to pay a penalty tax in order to retain our REIT status.

43

In addition, there may be legislative action to limit or eliminate certain incentives in the Code that can adversely affect the real estate market. For example, there has been proposals to eliminate or greatly reduce the benefits of the Section 1031 “like-kind exchange,” among other Code sections.

Risks Related to this Issuance of Common Stock issued in the Offering

This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make which could negatively impact your investment in shares of our common stock.

This offering is being made on a “best efforts” basis, whereby the underwriters are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve to fully fund our business plan. If we are unable to raise an amount substantially near the amount contemplated in our business plans, we will be thinly capitalized and may make fewer investments in properties, and may be more likely focus on making investments in loans and real estate related entities, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our property investments are located and the types of investments that we make. As a result, the likelihood increases that any single investment’s poor performance would materially affect our business, prospects, financial condition and results of operations.

Since this is a “best-efforts” offering, there can be no assurance that, at any point during the offering, more shares of common stock will be sold than have already been sold.

This is a “best-efforts,” as opposed to a “firm commitment” offering.” This means that the underwriters are not obligated to purchase any shares of stock, but have only agreed to use their “best efforts” to sell the shares of stock to investors.

As a general matter, at any point during the offering of our shares of common stock, there can be no assurance that more shares of common stock will be sold than have already been sold. Accordingly, investors purchasing such shares should not assume that the number of shares sold, or gross offering proceeds received, by us will be greater than the number of shares sold or the gross offering proceeds received by us to that point in time. No investor should assume that we will sell the maximum offering made by this prospectus, or any other particular offering amount.

There has been no public market for our common stock prior to the issuance of our common stock in this offering and an active trading market for our common stock may not develop following the date of this prospectus.

There has been no public market for our common stock, and there is a risk that no active trading market will develop or be sustained and that shares of our common stock will not be resold at or above the initial trading price. The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock, the extent of institutional investor interest in us, the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies), our financial performance and general stock and bond market conditions.

44

The trading price of our common stock is likely to be volatile, and you can lose all or part of your investment. The following factors, in addition to other factors described in this “Risk Factors” section and elsewhere in this prospectus, may have a significant impact on the market price of our common stock:

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	changes in financial estimates or recommendations by securities analysts;

●	trading volume of our common stock;

●	sales of our common stock by us, our executive officers and directors or our stockholders in the future;

●	general economic and market conditions and overall fluctuations in the U.S. equity markets;

●	changes in accounting principles;

●	the extent to which a secondary market develops for our common stock following the completion of this offering,

●	the extent of institutional investor interest in us,

●	the general reputation of REITs, and

●	the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies).

Further, a decline in the financial markets and related factors beyond our control may cause our stock price to decline rapidly and unexpectedly.

We may allocate our net cash position in ways with which you may not agree.

Our management will have discretion in using any and all cash balances, which may be in ways with which you may not agree. We are not required to allocate the net proceeds of this offering that are not used for the purchase Tempe Square or 32nd Street to any specific investment or transaction and, therefore, you cannot determine at this time the value or propriety of our application of the proceeds. Moreover, you will have not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. We may use the proceeds for corporate purposes that do not immediately enhance our prospects for the future or increase the value of your investment. As a result, you and other stockholders may not agree with our decisions. See “Use of Proceeds” for additional information.

We may be unable to make distributions at expected levels and we may be required to borrow or otherwise raise funds to make distributions.

If sufficient cash is not available for distribution from our operations, we may have to fund distributions from other sources to the extent available, borrow to provide funds for such distributions, or reduce the amount of such distributions. If cash available for distribution generated by our assets is less than our current estimate, or if such cash available for distribution decreases in future periods from expected levels, our inability to make the expected distributions could result in a decrease in the market price of our common stock.

All distributions will be made at the discretion of our Board of Directors and will be based upon, among other factors, our historical and projected results of operations, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our Board of Directors may deem relevant from time to time. We may not be able to make distributions in the future. In addition, some of our distributions may include a return of capital. To the extent that we decide to make distributions in excess of our current and accumulated earnings and profits, such distributions would generally be considered a return of capital for U.S. Federal income tax purposes to the extent of the holder’s adjusted tax basis in its shares, and thereafter as gain on a sale or exchange of such shares. See “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.” If we borrow to fund distributions, our future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been.

45

Your percentage of ownership will be diluted as we issue new shares of stock or other securities to fund our investments.

To raise necessary capital to maintain and grow our business, we expect to conduct financings in the future through the issuance of additional shares of stock or other securities. We may issue common stock, convertible debt or preferred stock in public offerings or private placements, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors that receive shares in this offering who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own.

In the event an active market for our common stock develops, the market price and trading volume of our common stock may be volatile following the offering.

Even if an active trading market develops for our common stock, the trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the trading price of our common stock declines significantly, you may be unable to resell your shares at a profit. There is a risk that the trading price of our common stock will fluctuate or decline significantly in the future.

Any market maker that we have for our securities on the date of this prospectus may terminate or restrict its market making activities. In addition, stockholders may want liquidity or desire to sell our shares of common stock for any other reason. We may have a market imbalance that results from stockholders selling our stock in a market that we do not expect to have any significant liquidity. This may result in a significant reduction of our share price.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

We may not be able to successfully raise capital to properly implement our investment strategy.

Our investment strategy requires that we raise additional capital to fund acquisitions. We intend to raise capital through private placements of our equity securities. There can be no assurance that we will be able to raise sufficient capital.

If our stockholders sell shares and there is a market imbalance due to the fact that we do not have a sufficient number of market makers that provide an orderly trading market or for any other reason, then the resulting lower share price may make it difficult or impossible for us to raise sufficient capital on terms and conditions that we find acceptable or which do not result in a significant dilution to our existing stockholders.

Interest rates may have an effect on the value of our common stock.

One of the factors that will influence the price of our common stock will be the dividend yield on the common stock (as a percentage of the price of our common stock) relative to interest rates. Our stock price would likely decrease if investors are able to receive interest or dividends at a higher rate on other investments in our asset class. An increase in market interest rates, which recently have been at historically low levels, would also likely increase our borrowing costs, may impair the fair value of our assets and could potentially decrease our funds available for distribution. Thus, higher market interest rates could cause the market price of our common stock to decrease.

46

The requirements of being a public company may strain our resources and divert management’s attention, and, as a result, we may not be able to operate as a REIT or a public company.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We have engaged outside consultants to comply with these requirements, and we may hire employees in the future, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make an investment in our common stock less attractive to investors. In particular, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and we intend to take advantage of certain exemptions from various disclosure and reporting requirements that are otherwise generally applicable to public companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

47

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an “emerging growth company.” We will cease to be an “emerging growth company” on the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act which would occur if the fair value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period, or (iv) the end of the fiscal year following the fifth anniversary of our initial public offering. We have irrevocably opted-out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. As a result, we will comply with new or revised accounting standards on the same time frames as other public companies that are not “emerging growth companies.”

To the extent we take advantage of some or all of the reduced reporting requirements applicable to emerging growth companies, you will receive less information than would otherwise be provided and an investment in our common stock may be less attractive to investors.

48

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus that are forward-looking statements within the meaning of the Federal securities laws. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our pro forma financial statements and all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

●	adverse economic or real estate developments in or affecting our markets;

●	defaults on, early terminations of or non-renewal of leases by tenants;

●	fluctuations in interest rates and increased operating costs;

●	our failure to obtain necessary outside financing;

●	our failure to generate sufficient cash flows to pay anticipated dividends or distributions or to service our outstanding indebtedness;

●	lack or insufficient amounts of insurance;

●	decreased rental rates or increased vacancy rates;

●	difficulties in identifying properties to acquire and completing acquisitions;

●	our failure to operate acquired properties and operations in a manner that generates positive cash flow and net profit;

●	our failure to qualify as a REIT and qualify for an exemption from registration requirements under the Investment Company Act;

●	the failure of a hotel manager of any hotel property which we may acquire to remain a qualified independent contractor under the Code;

●	the provisions of the Code that limit the value of non-REIT qualifying assets that must be held in a taxable REIT subsidiary;

●	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

●	financial market fluctuations;

●	changes in real estate and zoning laws and increases in real property tax rates;

●	factors affecting the real estate industry in the Southwestern part of the United States; and

●	other factors affecting the real estate industry generally.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors.”

49

USE OF PROCEEDS

The total gross proceeds to us from this offering, before expenses, underwriting discounts and commissions, are expected to be approximately $50,000,000 million, based on an assumed offering price of $    per share (which is the midpoint of the range indicated on the front cover of this prospectus). We intend to use the net proceeds to us from this offering to fund the purchase of the Acquired Properties investments and for general working capital as follows:

●	$12,575,000 - purchase of Tempe Square.

●	$5,200,000 - purchase of 32nd Street.

●	$1,600,000 - purchase up to such amount of Class B OPCO Units that were issued to the limited partners in Hill Country in connection with the acquisition of the Castle Hills property.

●	$1,066,000 - purchase of Venture Crossing to repay certain advances made to Farm to Market.

We will also use the proceeds to pay approximately $500,000 in expenses incurred in connection with this offering and pay the underwriting discounts and commissions of $               . The remaining proceeds will be used by us for general working capital purposes.

We intend to invest our cash balances in interest-bearing, short-term, investment-grade securities or money-market accounts and, to the extent necessary to qualify as a REIT and continue to not be an investment company under the Investment Company Act, invest in certain qualified investments, for example, Agency Whole Pool Certificates, certificates of deposit and interest-bearing bank deposits.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no public market for our shares of common stock. The initial public offering price for our shares of common stock in this offering will be negotiated between the underwriters and us. In determining the initial public offering price of our shares of common stock, the underwriters will consider, among other things, the history and prospects for the industry in which we compete, the ability of our management, our business potential and earnings prospects, our estimated net income, our anticipated dividend yield, our growth prospects, the prevailing securities markets at the time of this offering, the recent market prices of, and the demand for, publicly traded shares of companies considered by us and the underwriters to be comparable to us and the current state of the commercial real estate industry and the economy as a whole as well as our valuation of our initial real estate investments. The initial public offering price does not necessarily bear any relationship to the book value of the initial real estate properties to be acquired, our financial condition or other established criteria of value and may not be indicative of the market price for our shares of common stock after this offering.

DISTRIBUTION POLICY

We intend to make regular distributions to our stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by our Board of Directors. Our Board of Directors expects to declare distributions, generally, on an annual basis using the first day of each year or such other date as determined by our Board of Directors as the record date. In the future, our Board of Directors, in its discretion, may determine to declare distributions on another basis. In order for an investor to receive a distribution, he or she must be a stockholder of record as of the record date.

50

We are required to distribute annually at least 90% of our REIT taxable income to maintain our objective of qualifying as a REIT. Generally, income distributed will not be taxable to us under U.S. Federal income tax laws if we comply with the provisions relating to qualification as a REIT. If the cash available to us is insufficient to pay such distributions, we may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for U.S. Federal income tax purposes, although such distributions might not reduce stockholders’ aggregate invested capital. Distributions in kind will, generally, not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of our company and the liquidation of our assets in accordance with the terms of our articles of incorporation; or distributions of in-kind property as long as the Board of Directors (1) advise each stockholder of the risks associated with direct ownership of the property, (2) offer the election of receiving such in-kind property distributions to each stockholder, and (3) distribute in-kind property only to those stockholders who accept the Board of Directors’ offer.

Distributions will be made at the discretion of our Board of Directors, depending primarily on net cash from operations (which includes cash received from tenants, distributions from joint ventures, and interest income from borrowers under loans, less expenses paid) and our general financial condition, subject to considerations for us to qualify and remain qualified as a REIT for U.S. Federal income tax purposes. We intend to increase distributions in accordance with increases in net cash from operations, if any.

In order to comply with the requirements of a REIT under the Code, we may be required to hold certain assets, in a taxable REIT subsidiary. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income for a REIT if earned directly by the parent REIT.

As of the date of this prospectus we do not have any material restrictions on our ability to transfer funds from any of our subsidiaries to us in the form of cash dividends, loans or advances or that materially limit our ability to pay dividends or that we believe would likely to limit materially the future payment of dividends on our common stock and the other mortgages regarding our properties, each of which has certain cash restrictions with respect to the applicable property. See “Business and Properties - Our Initial Real Property Investments.”

51

PRO FORMA FINANCIAL STATEMENTS

  Gadsden Growth Properties, Inc.(1)

 Summary of Unaudited Pro Forma Financial Statements

The unaudited pro forma financial information should be read in conjunction with the financial statements and notes of Gadsden Growth Properties, LLC, the predecessor entity to Gadsden Growth Properties, Inc. (“Gadsden”) and the financial statements of FM Venture, LLC, Hill Country Partners, L.P., Watavision II, LLC and 3165 East Lincoln Drive-Tenant-in-Common, included elsewhere in this Prospectus. The financial statements of Watavision II, LLC and 3165 East Lincoln Drive-Tenant-in-Common for the year ended December 31, 2014 have not been included in this Prospectus. The unaudited pro forma financial information is presented in accordance with Article 11 of Regulation S-X promulgated by the SEC to give effect to the conversion of Gadsden Growth Properties, LLC into Gadsden and to give effect to the following pending acquisitions:

●	Gadsden entered into an omnibus contribution agreement, dated as of November 1, 2016, to acquire Venture Crossing, a 15,400 square foot multi-tenant retail shopping center located in San Antonio, Texas. The agreed purchase price is approximately $4.0 million, subject to normal closing pro rations and adjustments, and is expected to close upon consummation of the Offering.

●	Gadsden entered into an omnibus contribution agreement, dated as of November 1, 2016, to acquire Castle Hills, a 97,700 square feet, multi-tenant, retail shopping center located in San Antonio, Texas. The agreed purchase price is approximately $15.0 million, subject to normal closing pro rations and adjustments, and is expected to close upon consummation of the Offering.

●	Gadsden entered into an agreement, dated as of September 13, 2016, to acquire 32nd Street, a 14,090 square feet, 4-unit, stand-alone retail building located in Phoenix, Arizona. The agreed purchase price is approximately $9.7 million, subject to normal closing pro rations and adjustments, and is expected to close upon consummation of the Offering.

●	Gadsden entered into an agreement, dated as of September 13, 2016, to acquire Tempe Square, a 113,693 square feet, 24-unit, retail shopping center located in Tempe, Arizona. The agreed purchase price is approximately $28.2 million, subject to normal closing pro rations and adjustments, and is expected to close upon consummation of the Offering. Tempe Square is encumbered by a mortgage securing a loan in the original amount of $15,625,000 pursuant to a loan agreement dated April 11, 2016 between the existing owner and Wells Fargo Bank, National Association, bearing an interest rate of 4.56% per annum, which matures on April 11, 2026. Gadsden anticipates assumption of the mortgage.

●	The planned purchase of approximately 9.5 acres land that is near existing limited service hotels for approximately $7.3 million. The land is encumbered by a mortgage securing a loan for approximately $3.3 million between the existing owner and International Bank of Commerce, bearing an interest rate of the greater of 1.0% over the New York Prime rate or 5.0% per annum, and maturing on February 3, 2017. Gadsden anticipates assumption and extension of the mortgage.

(1) The financial statements of Gadsden Growth Properties, LLC, a Delaware limited liability company (“Gadsden LLC”) are presented. Gadsden LLC was formed to conduct certain organizational activities prior to the formation of Gadsden Growth Properties, Inc., a Maryland corporation (“Gadsden REIT”) and Gadsden Growth Properties, L.P., a Delaware limited partnership (the “operating partnership”). Gadsden LLC is a wholly-owned subsidiary the operating subsidiary.

The unaudited pro forma consolidated balance sheet as of June 30, 2016 gives effect to the transactions expected to occur after June 30, 2016 as if they had occurred on June 30, 2016.

The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2016 and for the years ended December 31, 2015 and 2014 give effect to the transactions described above as if they had occurred on January 1, 2014.

In the opinion of Gadsden’s management, all adjustments necessary to reflect the effects of the transactions described above have been made. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of what Gadsden ‘s actual results of operations or financial condition would have been had the transactions occurred on the dates indicated, nor does it purport to represent the future results of operations or financial condition of Gadsden.

52

Gadsden Growth Properties, Inc.

PRO FORMA CONSOLIDATED BALANCE SHEET

June 30, 2016

(Unaudited)

	Gadsden	Venture Crossing	Castle Hills	32nd Street	Tempe Square	Land	Pro Forma Adjustments		Pro Forma
	(a)	(b)	(c)	(d)	(e)	(f)	(g)
ASSETS
Investments in real estate:
Land	$-	$500,000	$2,050,000	$1,500,000	$3,400,000	$7,300,000	$-		$14,750,000
Buildings and equipment, net	-	2,503,358	11,020,290	5,074,600	19,847,570	-	-		38,445,818
Net investments in real estate	-	3,003,358	13,070,290	6,574,600	23,247,570	7,300,000	-		53,195,818
Cash and cash equivalents	138,119	-	-	-	-	-	24,335,820	(1)(2)(4)	24,473,939
Acquired intangible assets, net	-	396,642	829,710	825,400	2,752,430	-	-		4,804,182
Deferred offering costs, net	42,320	-	-	-	-	-	(42,320)	(3)	-
Goodwill	-	603,760	1,262,755	2,300,000	2,362,533	-	-		6,529,048
TOTAL ASSETS	$180,439	$4,003,760	$15,162,755	$9,700,000	$28,362,533	$7,300,000	$24,293,500		$89,002,987

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Mortgage loans	$-	$1,953,000	$5,800,500	$4,423,500	$15,625,000	$3,300,000	$-		$31,102,000
Liability to be paid on closing	-	1,113,000	1,699,500	5,276,500	12,575,000	-	(20,664,000)	(1)	-
Accounts payable and other accrued expenses	18,070	-	-	-	-	-	-		18,070
Acquired intangible liabilities, net	-	3,760	162,755	-	162,533	-	-		329,048
Total Current Liabilities	18,070	3,069,760	7,662,755	9,700,000	28,362,533	3,300,000	(20,664,000)		31,449,118

COMMITMENTS AND CONTINGENCIES

Stockholder’s Equity:
Common stock	3,500	-	-	-	-	-	66,600	(1)(4)	70,100
Additional paid-in capital	171,500	934,000	7,500,000	-	-	4,000,000	36,451,398	(1)(3)(4)(5)	49,056,898
Accumulated deficit	(12,631)	-	-	-	-	-	(250,000)		(262,631)
Total Stockholder’s Equity attributed to the Company	162,369	934,000	7,500,000	-	-	4,000,000	36,267,998	(2)	48,864,367
Non-controlling interests	-	-	-	-	-	-	8,689,502	(5)	8,689,502
Total Stockholder’s Equity	162,369	934,000	7,500,000	-	-	4,000,000	44,957,500		57,553,869
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$180,439	$4,003,760	$15,162,755	$9,700,000	$28,362,533	$7,300,000	$24,293,500		$89,002,987

(1) Gross proceeds of $50.0 million less underwriting and other fees of approximately $5.5 million.
(2) One-time bonus upon the closing of the offering.
(3) Reclassification of deferred offering costs, net to additional paid-in capital.
(4) Proceeds of approximately $707,500 from the sale of common stock sold subsequent to June 30, 2016.
(5) Reclassification of 15.1% non-controlling interest, representing the Class B interests to be issued

53

Gadsden Growth Properties, Inc.

NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

JUNE 30, 2016

(Unaudited)

NOTE 1 PRO FORMA BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet of Gadsden is presented as if the Tempe Square, 32nd Street, Venture Crossing, Castle Hills and the land proposed acquisitions had occurred on June 30, 2016. The following pro forma adjustments are included in the consolidated balance sheet:

a.	Reflects the June 30, 2016 historical balance sheet of Gadsden Growth Properties, LLC, as reported elsewhere in this Prospectus, after giving effect to its subsequent conversion to Gadsden.

b.	Represents adjustments to reflect the acquisition of Venture Crossing for approximately $4 million (approximately $1.1 million in cash, approximately $2.0 million in a ten-year first mortgage loan at 4.5%, net of deferred financing costs of $47,000 and the balance by issuing 93,400 units of Class B limited partnership interests, at an assumed offering price of $10 per unit, in Gadsden’s operating partnership), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on June 30, 2016. Allocation of purchase price is preliminary and subject to change.

c.	Represents adjustments to reflect the acquisition of Castle Hills for approximately $15 million (approximately $1.6 million in cash and approximately $5.9 million in a ten-year first mortgage loan at 4.25%, net of deferred financing costs of $99,500 and the balance by issuing 750,000 units of Class B limited partnership interests, at an assumed offering price of $10 per unit, in Gadsden’s operating partnership), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on June 30, 2016. Allocation of purchase price is preliminary and subject to change.

d.	Represents adjustments to reflect the acquisition of 32nd Street for approximately $9.7 million (approximately $5.2 million in cash, approximately $4.5 million in a ten-year first mortgage loan at 4.25%, net of deferred financing costs of $76,500), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on June 30, 2016. Allocation of purchase price is preliminary and subject to change.

e.	Represents adjustments to reflect the acquisition of Tempe Square for approximately $12.6 million, which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on June 30, 2016. Allocation of purchase price is preliminary and subject to change. Tempe Square is encumbered by a mortgage securing a loan in the original amount of $15,625,000 pursuant to a loan agreement dated April 11, 2016 between the existing owner and Wells Fargo Bank, National Association, bearing an interest rate of 4.56% per annum, which matures on April 11, 2026. The adjustments reflect the anticipated assumption of the mortgage.

f.	Represents adjustments to reflect the acquisition of land for approximately $4.0 million (the assumption of an approximately $3.3 million first mortgage loan, at the greater of 1.0% over the New York Prime rate or 5.0%, and the balance by issuing 400,000 units of Class B limited partnership interests, at an assumed offering price of $10 per unit, in Gadsden’s operating partnership), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on June 30, 2016. Allocation of purchase price is preliminary and subject to change.

g.	Represents the following additional adjustments:

(1)	gross proceeds of the offering of approximately $50.0 million, net of offering costs of approximately $5.5 million:

(2)	a one-time bonus of $250,000 upon the closing of the offering;

(3)	reclassification of deferred offering costs, net to additional paid-in capital;

(4)	proceeds of approximately $707,500 from the sale of common stock subsequent to June 30, 2016, but prior to this Offering; and

(5)	reclassification of 15.1% non-controlling interest, representing the Class B interests to be issued.

54

Gadsden Growth Properties, Inc.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2016

(Unaudited)

	Gadsden	Venture Crossing	Castle Hills	32nd Street	Tempe Square	Land	Adjustments	Pro Forma
	(a)	(b)	(c)	(d)	(e)	(f)	(g)
Revenues:
Rental income	$-	$114,818	$453,344	$242,328	$774,232	$-	$-	$1,584,722
Tenant recoveries and other income	-	42,125	156,794	59,098	257,622	-	37,243	552,882
Total revenues	-	156,943	610,138	301,426	1,031,854	-	37,243	2,137,604

Operating expenses:
Interest	-	-	-	-	391,202	82,500	277,150	750,852
Depreciation and amortization	-	-	-	-	-	-	946,029	946,029
Real estate taxes	-	24,391	106,673	27,419	79,418	5,569	-	243,470
Management fees	-	11,598	30,895	-	-	-	53,331	95,824
Property operating	-	22,129	104,774	33,834	182,085	-	-	342,822
General and administrative expenses	12,631	-	-	-	-	-	-	12,631
Provision for credit losses	-	10,082	3,889	-	-	-	-	13,971
Total operating expenses	12,631	68,200	246,231	61,253	652,705	88,069	1,276,510	2,405,599

Net income (loss)	(12,631)	88,743	363,907	240,173	379,149	(88,069)	(1,239,267)	(267,995)
Net loss attributable to non-controlling interests	-	-	-	-	-	-	-	40,467
Net income (loss) attributable to common stockholders	$(12,631)	$88,743	$363,907	$240,173	$379,149	$(88,069)	$(1,239,267)	$(227,528)

55

Gadsden Growth Properties, Inc.

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2016

(Unaudited)

NOTE 1 PRO FORMA BASIS OF PRESENTATION

This unaudited pro forma consolidated statement of operations of Gadsden is presented as if the Tempe Square, 32nd Street, Venture Crossing, Castle Hills and the land proposed acquisitions had all occurred on January 1, 2014. The following pro forma adjustments are included in the unaudited pro forma consolidated statement of operations:

a.	Reflects the historical statement of operations of Gadsden Growth Properties, LLC, as reported elsewhere in this Prospectus, after giving effect to its subsequent conversion to Gadsden.

b.	Represents adjustments to reflect the acquisition of Venture Crossing for approximately $4 million (approximately $1.1 million in cash, approximately $2.0 million in a ten-year first mortgage loan at 4.5%, net of deferred financing costs of $47,000 and the balance by issuing 93,400 units of Class B limited partnership interests, at an assumed offering price of $10 per unit, in Gadsden’s operating partnership), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on January 1, 2014. Allocation of purchase price is preliminary and subject to change.

c.	Represents adjustments to reflect the acquisition of Castle Hills for approximately $15 million (approximately $1.6 million in cash and approximately $5.9 million in a ten-year first mortgage loan at 4.25%, net of deferred financing costs of $99,500 and the balance by issuing 750,000 units of Class B limited partnership interests, at an assumed offering price of $10 per unit, in Gadsden’s operating partnership), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on January 1, 2014. Allocation of purchase price is preliminary and subject to change.

d.	Represents adjustments to reflect the acquisition of 32nd Street for approximately $9.7 million (approximately $5.2 million in cash, approximately $4.5 million in a ten-year first mortgage loan at 4.25%, net of deferred financing costs of $76,500), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on January 1, 2014. Allocation of purchase price is preliminary and subject to change.

e.	Represents adjustments to reflect the acquisition of Tempe Square for approximately $28.2 million, which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on January 1, 2014. Allocation of purchase price is preliminary and subject to change. Tempe Square is encumbered by a mortgage securing a loan in the original amount of $15,625,000 pursuant to a loan agreement dated April 11, 2016 between the existing owner and Wells Fargo Bank, National Association, bearing an interest rate of 4.56% per annum, which matures on April 11, 2026. The adjustments reflect the anticipated assumption of the mortgage.

f.	Represents adjustments to reflect the acquisition of land for approximately $7.3 million (the assumption of an approximately $3.3 million first mortgage loan, at the greater of 1.0% over the New York Prime rate or 5.0%, and the balance by issuing 400,000 units of Class B limited partnership interests at an assumed offering price of $10 per unit, in Gadsden’s operating partnership), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on June 30, 2016. Allocation of purchase price is preliminary and subject to change.

g.	The following represents the pro forma adjustments made by entity and in total:

	Venture Crossing	Castle Hills	32nd Street	Tempe Square	Land	Total

Amortization income - purchased below market leases	$150	$20,620	$-	$16,473	$-	$37,243

Interest expense:
Interest	$45,000	$125,375	$95,625	$-	$-	$266,000
Loan cost amortization (1)	$2,350	$4,975	$3,825	$-	$-	$11,150
Total interest	$47,350	$130,350	$99,450	$-	$-	$277,150

Depreciation and amortization expense (2)	$63,597	$214,451	$157,578	$510,403	$-	$946,029

(1) Amortized over the life of the related loans which are expected to be ten years.

(2) Based on a 40 year life on the building and amortization of acquired intangible assets

Management fees of 4% of total revenues for each of 32nd Street and Tempe Square.

56

Gadsden Growth Properties, Inc.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(Unaudited)

	Gadsden	Venture Crossing	Castle Hills	32nd Street	Tempe Square	Land	Adjustments	Pro Forma
	(a)	(b)	(c)	(d)	(e)	(f)	(g)
Revenues:
Rental income	$-	$196,597	$863,301	$463,316	$1,393,830	$-	$-	$2,917,044
Tenant recoveries and other income	-	74,297	336,292	96,440	352,182	-	81,415	940,626
Total revenues	-	270,894	1,199,593	559,756	1,746,012	-	81,415	3,857,670

Operating expenses:
Interest	-	-	-	-	814,449	165,000	554,300	1,533,749
Depreciation and amortization	-	-	-	-	-	-	2,105,284	2,105,284
Real estate taxes	-	48,781	213,347	50,815	161,280	9,155	-	483,378
Management fees	-	22,404	62,810	-	-	-	92,231	177,445
Property operating	-	67,246	213,441	62,326	369,393	-	-	712,406
General and administrative expenses	-	-	-	-	-	-	-	-
Provision for credit losses	-	10,699	11,328	-	-	-	-	22,027
Total operating expenses	-	149,130	500,926	113,141	1,345,122	174,155	2,751,815	5,034,289

Net income (loss)	-	121,764	698,667	446,615	400,890	(174,155)	(2,670,400)	(1,176,619)
et loss attributable to non-controlling interests	-	-	-	-	-	-	-	177,669
Net income (loss) attributable to common stockholders	$-	$121,764	$698,667	$446,615	$400,890	$(174,155)	$(2,670,400)	$(998,949)

57

Gadsden Growth Properties, Inc.

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(Unaudited)

NOTE 1 PRO FORMA BASIS OF PRESENTATION

The unaudited pro forma consolidated statements of operations of Gadsden are presented as if the Tempe Square, 32nd Street, Venture Crossing, Castle Hills and the land proposed acquisitions had all occurred on January 1, 2014. The following pro forma adjustments are included in the unaudited pro forma consolidated statement of operations

a.	Reflects the historical statement of operations of Gadsden Growth Properties, LLC, as reported elsewhere in this Prospectus, after giving effect to its subsequent conversion to Gadsden.

b.	Represents adjustments to reflect the acquisition of Venture Crossing for approximately $4 million (approximately $1.1 million in cash, approximately $2.0 million in a ten-year first mortgage loan at 4.5%, net of deferred financing costs of $47,000 and the balance by 93,400 issuing units of Class B limited partnership interests, at an assumed offering price of $10 per unit, in Gadsden’s operating partnership), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on January 1, 2014. Allocation of purchase price is preliminary and subject to change.

c.	Represents adjustments to reflect the acquisition of Castle Hills for approximately $15 million (approximately $1.6 million in cash and approximately $5.9 million in a ten-year first mortgage loan at 4.25%, net of deferred financing costs of $99,500 and the balance by issuing 750,000 units of Class B limited partnership interests, at an assumed offering price of $10 per unit, in Gadsden’s operating partnership), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on January 1, 2014. Allocation of purchase price is preliminary and subject to change.

d.	Represents adjustments to reflect the acquisition of 32nd Street for approximately $9.7 million (approximately $5.2 million in cash, approximately $4.5 million in a ten-year first mortgage loan at 4.25%, net of deferred financing costs of $76,500), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on January 1, 2014. Allocation of purchase price is preliminary and subject to change.

e.	Represents adjustments to reflect the acquisition of Tempe Square for approximately $28.2 million, which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on January 1, 2014. Allocation of purchase price is preliminary and subject to change. Tempe Square is encumbered by a mortgage securing a loan in the original amount of $15,625,000 pursuant to a loan agreement dated April 11, 2016 between the existing owner and Wells Fargo Bank, National Association, bearing an interest rate of 4.56% per annum, which matures on April 11, 2026. The adjustments reflect the anticipated assumption of the mortgage.

f.	Represents adjustments to reflect the acquisition of land for approximately $7.3 million (the assumption of an approximately $3.3 million first mortgage loan, at the greater of 1.0% over the New York Prime rate or 5.0%, and the balance by issuing 400,000 units of Class B limited partnership interests, at an assumed offering price of $10 per unit, in Gadsden’s operating partnership), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on June 30, 2016. Allocation of purchase price is preliminary and subject to change.

g.	The following represents the pro forma adjustments made by entity and in total:

	Venture	Castle	32nd	Tempe
	Crossing	Hills	Street	Square	Land	Total

Amortization income - purchased below market leases	$1,805	$47,635	$-	$31,975	$-	$81,415

Interest expense:
Interest	$90,000	$250,750	$191,250	$-	$-	$532,000
Loan cost amortization (1)	$4,700	$9,950	$7,650	$-	$-	$22,300
Total interest	$94,700	$260,700	$198,900	$-	$-	$554,300

Depreciation and amortization expense (2)	$175,685	$539,637	$315,156	$1,074,807	$-	$2,105,284

(1) Amortized over the life of the related loans which are expected to be ten years.

(2) Based on a 40 year life on the building and amortization of acquired intangible assets

Management fees of 4% of total revenues for each of 32nd Street and Tempe Square.

58

Gadsden Growth Properties, Inc.

 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

 FOR THE YEAR ENDED DECEMBER 31, 2014

 (Unaudited)

	Gadsden	Venture Crossing	Castle Hills	32nd Street*	Tempe Square*	Land	Adjustments	Pro Forma
	(a)	(b)	(c)	(d)	(e)	(f)	(g)
Revenues:
Rental income	$-	$171,300	$744,290	$458,276	$1,337,256	$-	$-	$2,711,122
Tenant recoveries and other income	-	54,275	315,687	58,931	300,616	-	99,852	829,361
Total revenues	-	225,575	1,059,977	517,207	1,637,872	-	99,852	3,540,483

Operating expenses:
Interest	-	-	-	-	808,489	165,000	554,300	1,527,789
Depreciation and amortization	-	-	-	-	-	-	2,452,948	2,452,948
Real estate taxes	-	40,334	184,364	49,475	162,694	9,347	-	446,214
Management fees	-	22,404	53,997	-	-	-	86,203	162,604
Property operating	-	39,222	212,678	69,837	339,202	-	-	660,939
General and administrative expenses	-	-	-	-	-	-	-	-
Provision for credit losses	-	-	33,757	-	-	-	-	33,757
Total operating expenses	-	101,960	484,796	119,312	1,310,385	174,347	3,093,452	5,284,251

Net income (loss)	-	123,615	575,181	397,895	327,487	(174,347)	(2,993,600)	(1,743,768)
Net loss attributable to non-controlling interests	-	-	-	-	-	-	-	263,309
Net income (loss) attributable to common stockholders	$-	$123,615	$575,181	$397,895	$327,487	$(174,347)	$(2,993,600)	$(1,480,459)

* Not otherwise presented herein.

59

Gadsden Growth Properties, Inc.

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(Unaudited)

NOTE 1 PRO FORMA BASIS OF PRESENTATION

The unaudited pro forma consolidated statements of operations of Gadsden are presented as if the Tempe Square, 32nd Street, Venture Crossing, Castle Hills and the land proposed acquisitions had all occurred on January 1, 2014. The following pro forma adjustments are included in the unaudited pro forma consolidated statement of operations

a.	Reflects the historical statement of operations of Gadsden Growth Properties, LLC, as reported elsewhere in this Prospectus, after giving effect to its subsequent conversion to Gadsden.

b.	Represents adjustments to reflect the acquisition of Venture Crossing for approximately $4 million (approximately $1.1 million in cash, approximately $2.0 million in a ten-year first mortgage loan at 4.5%, net of deferred financing costs of $47,000 and the balance by issuing 93,400 units of Class B limited partnership interests, at an assumed offering price of $10 per unit, in Gadsden’s operating partnership), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on January 1, 2014. Allocation of purchase price is preliminary and subject to change.

c.	Represents adjustments to reflect the acquisition of Castle Hills for approximately $15 million (approximately $1.6 million in cash and approximately $5.9 million in a ten-year first mortgage loan at 4.25%, net of deferred financing costs of $99,500 and the balance by issuing 750,000 units of Class B limited partnership interests, at an assumed offering price of $10 per unit, in Gadsden’s operating partnership), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on January 1, 2014. Allocation of purchase price is preliminary and subject to change.

d.	Represents adjustments to reflect the acquisition of 32nd Street for approximately $9.7 million (approximately $5.2 million in cash, approximately $4.5 million in a ten-year first mortgage loan at 4.25%, net of deferred financing costs of $76,500), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on January 1, 2014. Allocation of purchase price is preliminary and subject to change.

e.	Represents adjustments to reflect the acquisition of Tempe Square for approximately $28.2 million, which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on January 1, 2014. Allocation of purchase price is preliminary and subject to change. Tempe Square is encumbered by a mortgage securing a loan in the original amount of $15,625,000 pursuant to a loan agreement dated April 11, 2016 between the existing owner and Wells Fargo Bank, National Association, bearing an interest rate of 4.56% per annum, which matures on April 11, 2026. The adjustments reflect the anticipated assumption of the mortgage.

f.	Represents adjustments to reflect the acquisition of land for approximately $7.3 million (the assumption of an approximately $3.3 million first mortgage loan, at the greater of 1.0% over the New York Prime rate or 5.0%, and the balance by issuing 400,000 units of Class B limited partnership interests, at an assumed offering price of $10 per unit, in Gadsden’s operating partnership), which is expected to occur upon consummation of the Offering, as if the acquisition had occurred on June 30, 2016. Allocation of purchase price is preliminary and subject to change.

g.	The following represents the pro forma adjustments made by entity and in total:

				Tempe
	Venture Crossing	Castle Hills	32nd Street	Square	Land	Total

Amortization income - purchased below market leases	$1,805	$52,302	$-	$45,745	$-	$99,852

Interest expense:
Interest	$90,000	$250,750	$191,250	$-	$-	$532,000
Loan cost amortization (1)	$4,700	$9,950	$7,650	$-	$-	$22,300
Total interest	$94,700	$260,700	$198,900	$-	$-	$554,300

Depreciation and amortization expense (2)	$188,350	$671,236	$315,156	$1,278,206	$-	$2,452,948

(1) Amortized over the life of the related loans which are expected to be ten years.

(2) Based on a 40 year life on the building and amortization of acquired intangible assets

Management fees of 4% of total revenues for each of 32nd Street and Tempe Square.

60

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2016:

●	on an actual basis;

●	on a pro forma basis to give effect to the sale of 1,760,000 shares of our common stock, which occurred subsequent to June 30, 2016, at $0.50 per share for aggregate proceeds of $880,000; and

●	on a pro forma as adjusted basis to give further effect to our formation transactions, this offering and the use of net proceeds as set forth in “Use of Proceeds.”

The unaudited pro forma as adjusted information below is prepared for illustrative purposes only and our capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table together with “Selected Financial Data,” our financial statements and the related notes appearing at the end of this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus.

	June 30, 2016
	Actual	Pro Forma	Pro Forma As Adjusted
		(Unaudited)
Cash and cash equivalents	$138,119	$869,869
Mortgage and other loans, net	-	-
Member's capital	175,000	-
Common stock	-	20,100
Additional paid-in capital	-	862,400
Accumulated deficit	(12,631)	(12,631)
Total shareholders' equity	$162,369	$869,869	$-
Total capitalization	$162,369	$869,869	$-

61

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value (deficit) per share attributable to the existing stockholders for the presently outstanding stock. As of June 30, 2016, after giving effect to our subsequent conversion to a Maryland corporation, our historical net tangible book value is approximately $129,000, or $0.37 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding on June 30, 2016, after giving effect to the subsequent conversion to a Maryland corporation.

After giving effect to the sale of 5,000,000 shares of our common stock offered hereby, including the use of proceeds as described under “Use of Proceeds,” and the formation transactions, and the deduction of underwriting discounts and commissions and estimated offering and formation expenses, our pro forma net tangible book value as of June 30, 2016 attributable to common stockholders would have been $       million, or $       per share of our common stock. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $       per share to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of approximately $       per share to new investors purchasing shares of our common stock in this offering. We determine dilution by subtracting the pro forma net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

The following table illustrates this dilution on a per share basis:

	No exercise of over-allotment option	Exercise of over-allotment option in full
Assumed public offering price per share
Net tangible book value before this offering
Increase attributable to new investors
Pro forma net tangible book value after this offering
Dilution to new investors
Percentage of dilution to new investors

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2016, the total number of shares purchased from us, the total consideration paid, or to be paid, and the average price per share paid, or to be paid, by existing stockholders and by new investors in this offering at an initial public offering price of $10.00 per share, before deducting underwriting discounts and commissions and estimated offering expenses payable by us. As the table shows, new investors purchasing shares in this offering will pay an average price per share substantially higher than our existing stockholders paid.

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Existing stockholders	2,100,000	28.7%	$882,500		$0.50
New investors	5,000,000	71.3%			$-
	7,100,000	100%	$882,500

62

The pro forma net tangible book value per share after the offering is calculated as follows:

	Without Over- allotment	With Over- allotment
Numerator:
Net tangible book value before this offering
Proceeds from this offering, net of expenses
Plus: Offering costs accrued for and paid in advance, excluded from net tangible book value before this offering

Denominator:
Common stock outstanding prior to this offering
Common stock offered in the initial public offering

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

63

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the accompanying financial statements of Gadsden Growth Properties, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to Gadsden Growth Properties, Inc., a Maryland corporation, and, as required by context, Gadsden Growth Properties, LP, a Delaware limited partnership, and to their subsidiaries.

Overview

We are a Maryland corporation that was formed on August 11, 2016 that intends to elect to be taxed as a real estate investment trust, or REIT, for U.S. Federal income tax purposes, commencing with the taxable year ending December 31, 2017, thereby generally avoiding U.S. Federal income taxes on our taxable income that we distribute to our stockholders. Our business strategy will focus on the acquisition, development and management of property across all non-residential real property investment segments within the Southwestern part of the United States. We utilize an “UPREIT” structure pursuant to which certain property investments will be acquired by issuing limited partnership interests in our operating partnership. We will complete an initial public offering of our common stock and use such proceeds as described under “Use of Proceeds” to purchase other properties.

Concurrently with the closing of this offering, we will:

●	Acquire two multi-tenant shopping centers and Land Parcels of approximately 9.5 acres for cash and the issuance of Class B OPCO Units; and

●	Acquire two multi-tenant shopping centers for cash.

We will also incur mortgage debt in the acquisition of our initial properties.

We believe that the most important factors in assessing any particular real estate project are the quality of the location, the site plan of the property, including the location of the entrance and exits and the number of parking spaces, and the credit or financial ability of tenants to pay their rental obligations, including their business prospects. We will monitor each property for developments such as tenant delinquencies, upcoming vacancies, anticipated capital expenditures, projected cash flow, insurance matters, deferred maintenance, and sales volumes. Rental performance indicators for real estate properties include occupancy rates and long term leases with a proportion of tenants that have a financial position and prospects to continue to pay their rental obligations during the term of their lease. We will target national companies as potential tenants. We will oversee experienced, professional property management teams to manage properties owned by us. We are an internally-managed REIT, which allows us to maintain greater control over the management and operation of our business than externally-managed REITs. We believe our management’s interests are aligned with those of our stockholders and we are exposed to fewer conflicts of interests by using the internally-managed REIT structure.

Emerging growth company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

64

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides us the ability to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company, which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Critical Accounting Policies and Estimates

Accounting for Income Taxes

We intend to elect and qualify to be taxed as a REIT, commencing with its taxable year ending December 31, 2017. Accordingly, we will generally not be subject to corporate U.S. federal or state income tax to the extent that we make qualifying distributions to our stockholders, and provided we satisfy on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If we fail to qualify as a REIT, and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT could have a material adverse impact on our results of operations and amounts available for distribution to our stockholders.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using its taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

We may elect to treat certain of our subsidiaries as taxable REIT subsidiaries (“TRSs”). In general, our TRS may hold assets and engage in activities that we cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

While a TRS will generate net income, a TRS can declare dividends to us, which will be included our taxable income and necessitate a distribution to our stockholders. Conversely, if we retain earnings at a TRS level, no distribution is required and we can increase book equity of the consolidated entity.

Recent Accounting Pronouncements

In May 2014, FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”, which will replace most existing revenue recognition guidance in GAAP. The core principle of ASU No. 2014-09 is that an entity should recognize revenue for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. ASU No. 2014-09 requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments. ASU No. 2014-09 will be effective for the Company beginning January 1, 2018, including interim periods in 2018, and allows for both retrospective and prospective methods of adoption. We are in the process of determining the method of adoption and assessing the impact of this guidance on our financial position, results of operations and cash flows.

In August 2014, FASB issued ASU No. 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” Under the new guidance, an entity should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. The guidance is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The adoption of the new requirements is not expected to have a material impact on our financial statements.

65

In February 2016, FASB issued ASU No. 2016-02, “Leases”, which is intended to improve financial reporting about leasing transactions and requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. ASU No. 2016-02 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. We are continuing to evaluate this guidance; however, we do not expect the adoption of ASU No. 2016-02 to have a significant impact on its financial statements.

In June 2016, FASB issued ASU No. 2016-03 “Financial Instruments - Credit Losses”, which requires measurement and recognition of expected credit losses for financial assets held. The standard update is effective for us beginning January 1, 2019. We are continuing to evaluate this guidance; however, we do not expect the adoption of ASU No. 2016-03 to have a significant impact on our financial statements.

Results of Operations

We began operations in June 2016 and were incorporated on August 11, 2016. As of the date of this prospectus, we are in our organizational and development stage. As we have not, as of June 30, 2016, acquired any properties or other assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio or the U.S. commercial real estate industry, which may reasonably be expected to have a material impact on either capital resources or the revenues or incomes to be derived from the operation of our assets. From inception of operations through June 30, 2016, we incurred $12,631 in general and administrative expenses.

Liquidity and Capital Resources

In order to qualify as a REIT and to avoid corporate-level tax on the income we distribute to our stockholders, we are required to distribute at least 90% of our REIT taxable income on an annual basis. Our sources of funds will primarily be the net cash proceeds of this offering less the amount that we use to pay certain expenses related to our formation and the acquisition of our initial property investments, operating cash flows and borrowings. Operating cash flows will consist primarily from payments of rent from revenue from our hospitality properties, tenants in our service centers, payments of interest and principal under mortgage loans and income from other real estate related investments. Liquidity will also be generated through lines of credit with commercial banks.

We expect to conduct one or more private or public offerings of our securities to raise additional capital to implement our property acquisition and investment strategy. We believe that we will be able to obtain financing in amounts and on terms that are acceptable to us and consistent with our business strategy. We believe that these cash resources will be sufficient to satisfy our immediate liquidity requirements, and we do not anticipate a need to raise funds other than from these sources within the next 12 months other than to acquire additional real property investments.

We intend to implement an investment strategy and company structure so that neither Gadsden REIT nor any of its subsidiaries will be required to register as an investment company under the Investment Company Act. Gadsden Investments intends to structure its investments through the Gadsden Subs, it wholly-owned subsidiaries, or other majority owned subsidiaries, such that each satisfy the 3(c)(5)(C) Asset Test which requires that: (i) at least 55% of its assets must consist of “mortgages and other liens on and interests in real estate,” which we refer to as “3(c)(5)(C) Qualifying Assets”, which the Staff of the SEC has interpreted to include fee interests in real estate and Agency Whole Pool Certificates; and (ii) at least 80% of the total assets of each subsidiary must consist of 3(c)(5)(C) Qualifying Assets or other real estate-related assets. We plan to implement our core investment strategy promptly after the date of this prospectus by using our net cash proceeds from this offering or 3(c)(5)(C) Qualifying Assets and then the net proceeds of any future securities offerings to acquire and operate income-producing commercial real estate. We expect that the commercial real property investments that the Gadsden Subs each acquire will enable each Gadsden Sub to not be an investment company as defined under the Investment Company Act. If Gadsden Investments is unable to implement its core investment strategy or for any reason does not have a sufficient amount of commercial real estate assets to not be an investment company, then we plan to cause the Gadsden Subs to invest or continue to invest in a sufficient amount of Agency Whole Pool Certificates so that the Gadsden Subs each satisfy the 3(c)(5)(C) Asset Test. Each Gadsden Sub may acquire the Agency Whole Pool Certificates by investing its existing assets, borrowing money or using the net proceeds from the sale of some of its other assets. Our investment plans provide that any investment that we make in Agency Whole Pool Certificates is not part of our core investment strategy and would be held only for the period of time that such investments are necessary for us to satisfy the 3(c)(5)(C) Asset Test and, accordingly, would be sold when we are able to invest in commercial real estate assets that are consistent with our core investment strategy.

66

We currently have no outstanding debt or commitments for debt other than the mortgage loans that we intend to incur that encumber our initial real estate investments. Depending on market conditions, we may incur debt up to an amount determined by our Board of Directors. We expect to negotiate and obtain short-term lines of credit with commercial banks to permit us to make deposits for the acquisition of property investments. However, we currently do not have any commitment from any financial institution to provide such a line of credit to us. Any indebtedness we incur will likely be subject to continuing covenants, and we will likely be required to make continuing representations and warranties about ourselves in connection with such debt. Moreover, some or all of our debt may be secured by some or all of our assets. If we default in the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt requiring us to immediately repay all outstanding principal. If we are unable to make such payment, our lender could foreclose on our assets that are pledged as collateral to that lender. The lender could also sue us or force us into bankruptcy. Any of these events would likely have a material adverse effect on the value of an investment in our common stock.

We expect to incur approximately $31.3 million of mortgage indebtedness in connection with the acquisition of our initial real estate investments, including the mortgages that we assume, which would result in an aggregate leverage ratio of approximately 48.8%.

Our income calculated for tax purposes may differ from income calculated in accordance with GAAP. The distinction between taxable income and GAAP income is important to our stockholders because distributions are declared on the basis of taxable income. While we generally will not be required to pay income taxes as long as we satisfy the REIT provisions of the Code, each year we will be required to complete a U.S. Federal income tax return wherein taxable income is calculated. This taxable income level will determine the minimum level of distributions we must pay to our stockholders.

We currently have no off-balance sheet arrangements or contractual obligations requiring disclosure under this item.

Quantitative And Qualitative Disclosures About Market Risk

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, we are not required to provide the information required by this section.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange, and no established public trading market for our common stock exists. We intend to apply to list our common stock on the NYSE under the symbol “GADS.”

We are a newly-formed company, organized to acquire the initial real estate properties and additional properties. As of August 31, 2016, we had less than 20 stockholders, including our Chief Executive officer, John Hartman, who owns 200,000 shares, and were engaged in the initial real estate acquisitions included in this prospectus. We have not paid any dividends on our common stock. See “Distribution Policy.”

BUSINESS AND PROPERTIES

General

We are a Maryland corporation that was formed on August 11, 2016 that intends to elect to be taxed as a real estate investment trust, or REIT, for U.S. Federal income tax purposes commencing with the taxable year ending December 31, 2017. We will continue to focus on all non-residential real property investment segments within the Southwestern part of the United States. We believe that certain properties that fall below the acquisition threshold of larger publicly-traded REITs and private equity funds are underpriced. We intend to capitalize on the perceived market mispricing in such properties and to target under-capitalized, under-developed, distressed, or mismanaged properties, using the long-standing relationships that our senior management team has cultivated in the commercial real estate industry. Our management expects to utilize its decades of experience and asset management expertise to deliver stable net operating income, or NOI, growth. We believe our strategy will provide attractive total returns from properties in a range of real estate segments, including properties that we believe have a low loss risk profile, with cash flows that are spread across short, mid and long term leasing terms, which have the potential for future appreciation in property values and stable current income.

67

We intend to continue to acquire and grow our portfolio of properties that provide essential needs to a broad range of the American market demographics.

Our real estate assets will focus on the essential needs of:

Millennials or Generation Y (born 1980s - 2000s)	-	ESSCs
	-	Limited Service Hotels

Generation X (born in the 1960s – 1970s)	-	ESSCs
	-	Limited Service Hotels
	-	Medical Service Centers

Baby Boomers (born post World War II to early 1960s)	-	Medical Service Centers
	-	Senior Living Centers

Mature / Silents (born prior to 1945)	-	Senior Living Centers

We expect our strategy to continue to generate a stable and diverse revenue stream with:

●	short-term income from our limited service hotels - primarily consisting of revenue collected on a daily or weekly basis;

●	mid-term income from ESSCs with the potential for appreciation that may be realized upon a sale - primarily consisting of one to five year leases, subject to lease escalations

●	long-term income from sale-and-leaseback arrangements on medical service centers and senior living facilities - primarily consisting of ten year or more leases, subject to lease escalations

We expect to provide an attractive overall return profile for our stockholders through superior property management and leasing experience. We also expect to accelerate our income growth by continuing our investment strategy and acquiring additional properties, including diversifying our property investments, initially with limited service hotel properties, to provide us with significant flexibility of income from our properties in this asset class.

We will concentrate our investment activities in the Southwestern part of the United States where we expect to invest in a broad range of property classes that satisfy satisfies our investment criteria, including essential services-related properties, which we define as properties with a tenant base focused on providing essential goods and services to a broad range of the American demographics, such as:

Essential Service Shopping Centers (“ESSCs”)

Within the commercial shopping center property segment, we expect to focus our property selections and types to mirror the range of American demographics and provide non-luxury or low to mid-price discretionary goods and services. We recognize all Americans shop for goods and services today differently than 10 years ago. Today’s consumer can order anything they want with the touch of a screen. We believe the future consumer will focus not on what they want but the durable and staple consumer goods that they need or purchase on a recurring basis. We refer to ESSC as small to mid-size commercial real estate properties with a significant tenant base that focus on retail of non-luxury goods including consumer staples and other essential or frequently purchased goods and services in the local community:

-	Food	-	Fitness
-	Wine	-	Education
-	Liquor	-	Tax Preparation
-	Cellular	-	Financial Services
-	Medical	-	Other consumer staples or frequently purchased goods and services

68

These types of businesses sell necessities, and tenants in ESSCs typically have stronger connections with customers and have customers that return to use their service or shop at their stores more frequently than traditional malls. We believe most real estate funds and REITs that are larger than us do not focus on small and mid-size real estate investments. We believe we can exploit this opportunity to provide solid sustainable income.

Limited Service Hotel Properties

Within the hospitality real estate segment, we will focus on limited service hotels, such as Holiday Inn, Fairfield Inn & Suites, and Hampton by Hilton, and Microtel Inn & Suites by Wyndham, that are franchised by leading power brands such as InterContinental Hotels Group, Marriot International, Hilton Worldwide and Wyndham Worldwide Corporation. These hotels generally offer ease of check in and out, free breakfast, free Wi-Fi and free parking, while typically have the lower operating costs than higher end hotels because they do not offer catering services or an on-site restaurant. We believe that that these brands target hospitality properties for our multi-generation strategy. We feel this sector will succeed in good economic times and challenging times due to flexible price points and easy control of room rates. We believe that the sector is highly fragmented, creating opportunities for acquisitions of undervalued properties and consolidation opportunities.

Medical Service Centers

Within the medical service center property segment, we expect to focus our property selections and types in medical buildings of all sizes, which provide outpatient services, depending upon the proximity to other properties owned by us, located in markets which we expect to exhibit future household formation and job growth and/or markets with some barriers to entry.

Senior Living Facilities

We believe health care campuses providing essential health care services will be an integral part of the American demographics. We may focus on joint ventures, leases or other structures for build-to-suit facilities developed by us in our core Southwest markets serving significant health issues such as Alzheimer’s and cancer.

Geography

Gadsden’s senior management has extensive property management and investment experience in the Southwest. We will be opportunistic in our investment focus and expect to initially concentrate our investments in non-gateway cities that we expect will have greater investment opportunities with less competition, to capture better overall returns than in more competitive markets. A sample of certain non-gateway cities are:

Houston, TX (4)	Las Vegas, NV (29)
Phoenix, AZ (6)	Tucson, AZ (33)
San Antonio, TX (7)	Albuquerque, NM (32)
Dallas, TX (9)	Salt Lake City, UT (124
Austin, TX (11)	Little Rock, AR (118)
Fort Worth, TX (16)	Provo, UT (240)
Denver, CO (21)	Boulder, CO (276)
Oklahoma City, OK (27)	Tempe, AZ (138)
Scottsdale, AZ (92)	Santa Fe, NM (391)

(   ) U.S. population rating by size

We intend to focus on population centers in the Southwestern part of the United States that we determine will support our investment strategy and that demonstrate increasing demand because of a variety of community factors such as growing populations, diverse employment and favorable cost of living. We favor major employment centers, university towns and state capitals and other locations that provide for a stable work force with positive net population growth. Our strategy allows our stockholders to own real estate interests in areas we would want to visit, live in, and work in, due to the quality of life across the generations.

69

We believe that there is a favorable investment environment for small-to-midsized ESSCs, limited service hotels, medical service centers and senior living facilities within our target markets. We believe we will have opportunities to acquire, finance, upgrade, and better manage these properties to improve income production.

We believe that the experience of our senior executives position us well to exploit this niche real estate investment class. Investing in this niche requires refined skills, including:

●	Understanding the needs of both national and regional credit-worthy tenants as well as the local and small business tenants;

●	Developing and implementing effective procedures that enable us to interact and lease space to tenants on a cost effective basis;

●	Developing and implementing creative marketing strategies designed to increase the value of our properties by increasing tenant sales, such as by actively participating in local sponsorship programs, hosting community events and concerts, re-branding the shopping center, and refreshing the shopping center’s appearance and tenant “curb appeal”;

●	Understanding the local property dynamics to lease to the appropriate mix of tenants;

●	Building a valuable base of local relationships; and

●	Quickly reposition properties to effectively react to tenant dynamics, including vacancies caused by a tenant bankruptcy.

We may also invest in other property types, including light industrial, office buildings, and other property types with which our senior executives have extensive collective prior experience, knowledge, relationships, expertise, and access to investment opportunities.

We will conduct substantially all of our business through our operating partnership which we control in our capacity as general partner. Upon completion of this offering and our other formation transactions, we will own an approximate 84.9% interest in our operating partnership.

Our Initial Real Property Investments

Our initial portfolio of real estate investments (our “initial real estate investments”) will consist of four commercial retail shopping centers located in the Southwestern part of the United States that focus on providing essential services and seven parcels of land. Investments that we acquire after our initial public offering may include other classes of real property and properties that are located outside the Southwestern part of the United States. Our initial properties that will be acquired concurrently with the closing of this offering are:

Essential Services Shopping Centers

Purchased ESSCs

Tempe Square

Tempe Square is a 113,700 square feet multi-tenant retail shopping center located in Tempe, AZ and owned by Watavision II, LLC, with 24 units. The property is located in Tempe, Arizona, and is occupied by retail, restaurant and service provider tenants, including Walgreen’s, PetSmart, Inc., The Trader Joe’s Company and Baskin-Robbins. Tempe Square has a current occupancy rate of approximately 87%, including four tenants who each occupy 10% or more of the rentable square footage.

We will purchase this property pursuant to a Purchase and Sale Agreement, dated as of September 13, 2016, between Watavision II, LLC and Gadsden REIT (the “Purchase and Sale Agreement”) for $28,200,000 through the payment of cash in the amount of $12,575,000 and assuming the first mortgage loan that encumbers this property that has a principal balance of approximately $15,625,000 pursuant to a loan agreement dated April 11, 2016 between Watavision II, LLC and Wells Fargo Bank, National Association. This mortgage loan bears an interest rate equal to 4.56% per annum and matures on April 11, 2026. Under the terms of the loan, there is generally no prepayment allowed other than within three months prior to the loan’s maturity date. We will be required to make interest-only payments in the amount of $59,375.00 per month through April 11, 2023, with the balance due on April 11, 2026.

70

32nd Street

32nd Street is a multi-tenant stand-alone retail building located in Phoenix, Arizona, that has a total gross leasable area of approximately 14,090 square feet, with four units. The property is occupied by four retailers, including a Starbucks. 32nd Street has a current occupancy rate of 100%, and each of its four tenants occupies 10% or more of rentable square footage. We will  purchase this property pursuant to the Purchase and Sale Agreement for $9,700,000 through the payment of cash in the amount of $5,200,000 and the first mortgage financing of approximately $4,500,000. We intend to enter into a new mortgage loan agreement to finance the acquisition of 32nd Street.

In connection with the purchase of these Tempe Square and 32nd Street, we will enter into a property management agreement with the current property manager, Inverness, L.L.C, an Arizona limited liability company (“Inverness”).

Venture Crossing Shopping Center

Venture Crossing is an approximately 15,400 square feet multi-tenant retail shopping center. The property is located in San Antonio, Texas, and is occupied by a Dunkin Donuts, which is its anchor store, and several local businesses with strong roots in the community. Venture Crossing Shopping Center has a current occupancy rate of 100% and five tenants each occupy 10% or more of rentable square footage. We will acquire this property pursuant to the omnibus contribution agreement, which we value at $4,000,000, through our UPREIT structure as follows: $1,066,000 in cash; approximately $2,000,000 through a first mortgage loan; and the balance by issuing Class B OPCO Units. We intend to enter into a new mortgage loan agreement to finance the acquisition of Venture Crossings.

Castle Hills

Castle Hills is an approximately 98,000 square feet shopping center. The property is located in San Antonio, Texas, and contains mostly local and regional credit-worthy tenants and is located at a very busy intersection in the North Central sector of the city. It sits on a major thoroughfare between Loop 410 and Loop 1604. The property is currently 74% occupied and is a very strong center that attracts shoppers from around the neighborhood as well as other areas around North San Antonio. One tenant occupies 10% or more of the rentable square footage. We will acquire this property pursuant to the omnibus contribution agreement, which we value at $15,000,000, through our UPREIT structure as follows: approximately $1,600,000 in cash; approximately $5,900,000 through a first mortgage loan; and the balance by issuing Class B OPCO Units. We intend to enter into a new mortgage loan agreement to finance the acquisition of Castle Hills.

In connection with acquisition of Venture Crossing and Castle Hills, we will enter into a property management agreement with MSL Asset Services, LLC. See “Structure and Formation of Our Company — Property Management Agreement.”

71

Other - Land Parcels (“Land Parcels”)

We will also acquire seven parcels of land with a total area of approximately 9.5 acres that are near existing limited service hotels. We intend to use these Land Parcels for build-to-suits leasing arrangements for retail spaces. We will acquire these properties, which we value at $7,300,000, through our UPREIT structure as follows: approximately $3,300,000 first mortgage loan, which we will assume; and the balance by issuing Class B OPCO Units.

The following chart sets forth the principal provisions of the leases of tenants occupying 10% or more of the rentable square footage, including rent per annum, lease expiration date and renewable options, as of June 30, 2016.

	Business Type	Occupancy %	Rent Per Annum(1)		Lease Expiration Date	Options
Tempe Square
Walgreen’s	Retail	12.22%	$244,380	(2)	July 2056	Options to terminate May 2017
Trader Joe’s	Grocery	10.81%	$319,524	(3)	June 2021	3-5 years renewal option.
PetSmart Inc.	Pet Services	13.26%	$214,356	(4)	February 2026	1-5 years renewal option.
Changing Hands Bookstore	Bookstore	11.13%	$162,518	(5)	August 2019	None
32nd Street
Starbucks	Beverage	15.05%	$69,960	(6)	February 2022	4-5 years renewal option.
Pet Club	Pet Services	25.10%	$116,721	(7)	December 2019	1-7 years renewal option.
Foothills Pet Resort	Pet Service	28.99%	$134,772	(8)	March 2020	2-5 years renewal option.
Squaw Peak Animal Hospital	Pet Services	30.86%	$152,214	(9)	February 2022	1-5 years
Venture Crossing
Dunkin Donuts/Baskin Robbins	Food Services	15.96%	$41,803	(10)	January 2026	three 5-year renewal options
Yannis Discount Clothing	Clothing	12.98%	$32,000	(11)	August 2019	None.
Jalisco Mexican Restaurant	Food Services	25.63%	$65,175	(12)	March 2019	None.
Uptown 78 Lounge	Food and Beverage Lounge	19.47%	$55,500	(13)	March 2018	None.
Wu’s Authentic Chinese Restaurant	Restaurant	12.33%	$32,300	(14)	May 2024	None.
Castle Hills
Bygones of Castle Hill	Furniture	10.00%	$105,166	(15)	March 2020	None.

(1) “Rent Per Annum” is calculated by annualizing contractual rental income as of June 30, 2016.

(2) Rent is fixed for the entire lease term. Tenant pays proportionate share of allocation of taxes, insurance, maintenance costs, CAM charges and other operating costs, which is 12.22% of total costs, or approximately $5,300 monthly as of June 30, 2016.

(3) Rent is fixed for the entire lease term. Tenant pays proportionate share of allocation of taxes, insurance, maintenance costs, CAM charges and other operating costs, which is 10.81% of total costs, or approximately $4,700 monthly as of June 30, 2016.

(4) Rent is fixed for the entire lease term. Tenant pays proportionate share of allocation of taxes, insurance, maintenance costs, CAM charges and other operating costs, which is 13.26% of total costs, or approximately $5,800 monthly as of June 30, 2016.

(5) Rent is fixed for the entire lease term. Tenant pays proportionate share of allocation of taxes, insurance, maintenance costs, CAM charges and other operating costs, which is 11.13% of total costs, or approximately $4,900 monthly as of June 30, 2016.

(6) Rent is increased to $76,956 in March 2017. Tenant pays proportionate share of allocation of taxes, insurance, maintenance costs, CAM charges and other operating costs, which is 15.05% of total costs, or approximately $1,500 monthly as of June 30, 2016.

(7) Rent is increased to $123,795 in January 2017. Tenant pays proportionate share of allocation of taxes, insurance, maintenance costs, CAM charges and other operating costs, which is 25.10% of total costs, or approximately $2,600 monthly as of June 30, 2016.

(8) Rent is fixed for the entire lease term. Tenant pays proportionate share of allocation of taxes, insurance, maintenance costs, CAM charges and other operating costs, which is 28.99% of total costs, or approximately $3,000 monthly as of June 30, 2016.

(9) Rent is increased to $160,913 in March 2017, rent is increased to $169,608 in March 2018, rent is increased to $178,308 in March 2019, rent is increased to $187,008 in March 2020, rent is increased to $195,708 in March 2021. Tenant pays proportionate share of allocation of taxes, insurance, maintenance costs, CAM charges and other operating costs, which is 30.86% of total costs, or approximately $3,200 monthly as of June 30, 2016.

(10) Rent is increased to $43,278.36 on January 1, 2021. Tenant pays proportionate share of allocation of taxes, insurance, maintenance costs, CAM changes and other operating costs, which is 15.98% of total costs, or approximately $1,400 monthly as of June 30, 2016.

(11) Rent is increased to $33,000 in September 2018. Tenant pays proportionate share of allocation of taxes, insurance, maintenance costs, CAM changes and other operating costs, which is 12.98% of total costs, or approximately $1,200 monthly as of June 30, 2016.

(12) Rent is increased to $67,149.96 in April 2017. Tenant pays proportionate share of allocation of taxes, insurance, maintenance costs, CAM changes and other operating costs, which is 25.63% of total costs, or approximately $2,300 monthly as of June 30, 2016.

(13) Tenant pays proportionate share of allocation of taxes, insurance, maintenance costs, CAM changes and other operating costs, which is 19.47% of total costs, or approximately $1,800 monthly as of January 31, 2016.

(14) Rent is increased to $32,946 on June 1, 2017, rent is increased to $33,611.04 in November 2018, rent is increased to $34,275.96 in November 2019, rent is increased to $34,959.96 in November 2020, rent is increased to $35,663.04 in November 2021, rent is increased to $36,366.00 in November 2022. Tenant pays proportionate share of allocation of taxes, insurance, maintenance costs, CAM changes and other operating costs, which is approximately 12.38% of total costs, or approximately $1,100 monthly as of September 1, 2016.

(15) Rent will increase to $106,790 in April 2017, rent is increased to $108,408 in April 2018; rent is increased to 111,660 in April 2019. Tenant pays proportionate share of allocation of taxes, insurance, maintenance costs, CAM changes and other operating costs, which is 10% of the total costs of approximately $3,900 monthly as of June 30, 2016.

The following chart sets forth the occupancy rates of the initial real estate investments for the last five years:

	2015		2014	2013	2012	2011
Tempe Square	85	%(1)	72%	72%	70%	71%
32nd Street	100%		100%	85%	85%	29%
Venture Crossing Shopping Center	88%		72%	72%	72%	39%
Castle Hills	72%		95%	87%	76%	71%

(1) Including PetSmart, Inc., whose unit was under renovations from June 2015 through January 2016. PetSmart, Inc.’s lease began January 1, 2016.

72

The following table sets forth the lease expirations for leases for the next ten years, assuming that tenants do not exercise any renewal options or early termination options:

	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Tempe Square
Number of Expiring Leases	—	2	3	6	0	8	0	1	0
Total Square Footage of Expiring Leases	—	12,160	8,053	21,621	—	41,533	—	1,000	—	—
Annual Rent of Expiring Lease	—	$136,183	$141,599	$370,415	—	$805,728	—	$35,430	—	—
% of Property’s Gross Annual Rent	—	8.14%	9.14%	26.19%	—	76.39%	—	14.18%	—	—
32nd Street
Number of Expiring Leases	0	0	0	1	1	0	2	0	0	—
Total Square Footage of Expiring Leases	—	—	—	3,537	4,084	—	6,469	—	—	—
Annual Rent of Expiring Lease	—	—	—	$123,792	$134,772	—	$272,661	—	—	—
% of Property’s Gross Annual Rent	—	—	—	24.09%	33.80%	—	100%	—	—	—
Venture Crossing
Number of Expiring Leases	—	—	2	3	—	—	—	—	—	—
Total Square Footage of Expiring Leases	—	—	4,050	7,000	—	—	—	—	—	—
Annual Rent of Expiring Lease	—	—	$72,300	$117,475	—	—	—	—	—	—
% of Property’s Gross Annual Rent	—	—	27.26%	60.69%	—	—	—	—	—	—
Castle Hills
Number of Expiring Leases	2	6	11	5	3	1	—	—	—	—
Total Square Footage of Expiring Leases	4,285	9,475	27,537	11,348	14,730	1,350	—	—	—	—
Annual Rent of Expiring Lease	$55,526	$144,393	$354,322	$162,519	$193,746	$20,925	—	—	—	—
% of Property’s Gross Annual Rent	6.11%	16.73%	48.70%	43.16%	90.25%	1.00%	—	—	—	—

73

The following chart represents the average effective annual rental per occupied square foot for the initial real estate investments for the last five years:

	2015	2014	2013	2012	2011	2010
Tempe Square	$16.98	$18.02	$15.80	$16.73	$15.87	$15.32
32nd Street	$33.00	$33.00	$33.00	$33.00	$33.00	$—
Venture Crossing	$16.42	$16.40	$16.40	$16.29	$17.58	$17.64
Castle Hills	$9.73	$8.63	$8.49	$8.25	$8.56	$8.50

The following table sets forth depreciation information for the initial real estate investments as of December 31, 2015.

	Federal Tax Basis(1)	Depreciation Rate	Method of Depreciation	Useful Life Claimed
Tempe Square	$10,701,494	2.5%	Straight-Line	40 Years
32nd Street	$2,248,700	2.56%	Straight-Line	37.9 Years
Venture Crossing	$2,150,908	2.56%	Straight-Line	39 Years
Castle Hills	$5,485,906	2.56%	Straight-Line	39 Years

(1) Reflects basis and depreciation prior to its appraisal and revaluation.

74

Our Strategy

The primary objectives of our overall investment policy are to:

●	Preserve principal, such as by prioritizing safety of investment over aggressive returns and making sound investments in properties that we believe have a low risk profile with appropriate leverage ratios in superior locations within communities featuring stable or growing economic fundamentals,

●	Increase stockholder value, such as by improving property conditions, attracting the right mix of national, regional and local tenants, negotiating favorable lease terms, repurposing properties to achieve the highest and best uses and improving operating results of properties, and

●	Distribute a stable rate of dividends.

We intend to grow our portfolio of essential services-oriented real estate that benefit from the demographic changes in America’s population, and invest, initially, in the following classes of real estate:

●

ESSCs that are small-to-midsized neighborhood shopping centers that provide fitness, food and drink options, retail of non-luxury products including consumer staples and other essential or frequently purchased goods and services in the local community;

●	Limited Service Hotel properties;

●	Medical Service Center Properties, providing outpatient services; and

●	Senior Living Facilities, which may include independent living communities, assisted living facilities, skilled nursing and memory care.

We are actively evaluating the acquisition of additional ESSCs and certain investments Limited Service Hotel properties and properties to be leased to Medical Service Centers. Any such acquisition is subject to several conditions including the satisfactory completion of our due diligence of the property, the financial reporting and other internal controls and our consideration of market demographics and trends. There can be no assurance that we will invest in any property that we are currently evaluating. We believe that most real estate investment funds and REITs that are larger than us do not focus on small to mid-size real estate investments and that such properties do not have access to sophisticated property management and economies of scale, presenting an investment opportunity that we intend to exploit. In addition, we expect our commercial real estate investments to vary in size based on property type and numerous other factors but in general to range between 50,000 and 250,000 square feet, although we may acquire properties outside these parameters.

We believe that there is a favorable investment environment for small-to-midsized ESSCs, Limited Service Hotels, medical service centers and senior living facilities within our target markets. We believe we will have opportunities to acquire, finance, improve, and better manage quality income producing properties. We may also invest in other property types, including light industrial, office buildings, and other property types with which we have knowledge, relationships, expertise, and access to investment opportunities.

We expect to raise additional capital through additional public offerings and/or through the offering of securities in private investments in a public entity, or PIPEs, and use the net proceeds of these offerings to purchase real estate assets and fund our general working capital requirements. The terms and conditions of any such securities offerings will be determined by our Board of Directors and may include any type of security.

We will continue a disciplined investment strategy for the acquisition and operation of commercial real estate. We expect to use the net cash flow from the operations of our initial real estate investments and additional capital that we raise from additional capital transactions to acquire additional properties. Our analytic system emphasizes the following:

–	Preserve principal, such as by

●	prioritizing safety of investment over aggressive returns;

●	making sound investments with appropriate leverage ratios;

●	acquiring properties with below market rent rates that protect us in an economic downturn and provide us an opportunity to increase rental income as leases expire;

●	acquiring properties in locations that we believe are the most desirable to our tenant base; and

●	acquiring properties that are in neighborhoods that have stable or growing economic fundamentals,

75

–	Increase stockholder value, such as by

●	developing and implementing property specific improvement plans,

●	increasing leasable square footage,

●	attracting the right mix of national, regional and local credit-worthy tenants,

●	negotiating favorable financing terms,

●	negotiating favorable lease terms,

●	repurposing properties to achieve the highest and best uses,

●	improving operating results of properties,

●	acquiring properties below the typical REIT’s acquisition size, and

●	providing a mix of assets that provide long-term predictable income with assets that provide for growth in cash flow should we experience continued inflation.

–	Distribute a stable rate of dividends.

Acquisition Pipeline

Through our senior executives, we have an extensive proprietary relationship network that provides us with a constantly renewing source of numerous investment opportunities that meet our investment criteria, including off-market, first-look, and special circumstance investments. Our relationship network includes other property owners and developers, real estate brokers and agents, mortgage and mezzanine lenders, family offices, investment bankers, attorneys, accountants and other professionals referring opportunities.

Regulation

Any of our real property investments will be subject to numerous and complex laws, ordinances and regulations. We believe that we have the experience to properly and efficiently comply with this regulatory regimes, including those described elsewhere in this prospectus.

Americans with Disabilities Act

Title III of Americans with Disabilities Act (or the ADA) requires properties that are “public accommodations” as defined by the ADA to reasonably accommodate persons with disabilities by removing structural barriers to access in certain public areas. Compliance costs with the ADA may be substantial when redeveloping or repositioning a property.

76

Environmental Matters

Under various Federal, state and local laws and regulations relating to the environment, as a current or former owner or operator of real property, we may be liable for costs and damages resulting from the presence or discharge of hazardous or toxic substances, waste or petroleum products at, on, in, under, or migrating from such property or properties, including costs to investigate, clean up such contamination and liability for natural resources. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such contamination, and the liability may be joint and several. These liabilities could be substantial and the cost of any required remediation, removal, fines, or other costs could exceed the value of the property and/or our aggregate assets. In addition, the presence of contamination or the failure to remediate contamination at the initial real estate investments and any properties we acquire in the future may expose us to third-party liability for costs of remediation and/or personal or property damage or materially adversely affect our ability to sell, lease or develop the initial real estate investments and any properties we acquire in the future or to borrow using such property or properties as collateral. In addition, environmental laws may create liens on contaminated sites in favor of the government for damages and costs it incurs to address such contamination. Moreover, if contamination is discovered on the initial real estate investments or any future properties, environmental laws may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures.

The initial real estate investments may, and any properties we acquire in the future may contain, have contained, or be adjacent to or near other properties that have contained or currently contain storage tanks for the storage of petroleum products or other hazardous or toxic substances. Similarly, the initial real estate investments and any future property that we acquire may have been used in the past for commercial or industrial purposes, or may currently be used for commercial purposes, that involve or involved the use of petroleum products or other hazardous or toxic substances, or be adjacent to or near properties that have been or are used for similar commercial or industrial purposes. As a result, such property or properties may have been or may be impacted by contamination arising from the releases of such hazardous substances or petroleum products. If we deem it appropriate in the future, we may take steps to address identified contamination or mitigate risks associated with such contamination; however, we are unable to ensure that further actions will not be necessary. As a result of the foregoing, we could potentially incur material liabilities.

Independent environmental consultants have conducted Phase I Environmental Site Assessments at the initial real estate investments using the American Society for Testing and Materials. A Phase I Environmental Site Assessment is a report prepared for real estate holdings that identifies potential or existing environmental contamination liabilities. Site assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. These assessments do not generally include soil samplings, subsurface investigations or an asbestos survey. The reports noted that asbestos-containing materials may have been used as building materials at the initial real estate investments, and renovation of structures potentially containing these materials will have to comply with Federal and other governmental requirements regarding asbestos. Further, sites near the initial real estate investments have been identified as undergoing remediation, and although we believe that the responsible parties have been identified for these sites, such sites may pose a threat of groundwater contamination to the initial real estate investments. The reports also identified that there has been leakage from a transformer at the site that may contain PCBs. However, we do not believe that any of these situations would have a material adverse effect on our business, assets or operations. However, the assessments are limited in scope and may have failed to identify all environmental conditions or concern. A prior owner or operator of a property or historic operations at the initial real estate investments or any properties we acquire in the future may have created a material environmental condition that is not known to us or the independent consultants preparing the site assessments. Material environmental conditions may have arisen after the review was completed or may arise in the future, and future laws, ordinances or regulations may impose material additional environmental liability.

Environmental laws also govern the presence, maintenance and removal of asbestos-containing building materials, or ACBM, and may impose fines and penalties for failure to comply with these requirements or expose us to third-party liability (e.g., liability for personal injury associated with exposure to asbestos). Such laws require that owners or operators of buildings containing ACBM (and employers in such buildings) properly manage and maintain the asbestos, adequately notify or train those who may come into contact with asbestos, and undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. The initial real estate investments or any properties we acquire in the future may contain ACBM and we could be liable for such damages, fines or penalties.

77

In addition, the initial real estate investments also are, and any properties we acquire in the future will be, subject to various Federal, state, and local environmental and health and safety requirements, such as state and local fire requirements. Such environmental and health and safety laws and regulations could subject us or our tenants to liability resulting from these activities. Environmental liabilities could affect a tenant’s ability to make rental payments to us. In addition, changes in laws could increase the potential liability for noncompliance. We sometimes require our tenants to comply with environmental and health and safety laws and regulations and to indemnify us for any related liabilities. But in the event of the bankruptcy or inability of any of our tenants to satisfy such obligations, we may be required to satisfy such obligations. In addition, we may be held directly liable for any such damages or claims regardless of whether we knew of, or were responsible for, the presence or disposal of hazardous or toxic substances or waste and irrespective of tenant lease provisions. The costs associated with such liability could be substantial and could have a material adverse effect on us.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources, and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants above certain levels have been alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at the initial real estate investments or any future properties could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or increase indoor ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants, employees of our tenants or others if property damage or personal injury occurs. We are not presently aware of any material adverse indoor air quality issues at the initial real estate investments.

Insurance

Upon completion of the acquisition of our initial real estate investments, we will carry commercial property, liability and other types of coverage on our initial real estate investments, in addition to other coverage that may be appropriate for the initial real estate investments. We believe the policy specifications and insured limits are appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice; however, our insurance coverage may not be sufficient to fully cover our losses. We will not carry insurance for certain losses, including, but not limited to, losses caused by riots or war. Any insurance policies, including any policy covering losses due to terrorism and floods, earthquakes or similar risks, will be insured subject to limitations involving substantial self-insurance portions and significant deductibles and co-payments for such events. Further, we may reduce or discontinue terrorism or other insurance on the initial real estate investments in the future if the cost of premiums for any of these policies exceeds, in our judgment, the value of the coverage discounted for the risk of loss. In the event that we experience a substantial or comprehensive loss of the initial real estate investments, we may not be able to rebuild the initial real estate investments due to current zoning and land use regulations. In addition, our title insurance policies may not insure for the current aggregate market value of the initial real estate investments, and we do not intend to increase our title insurance coverage as the market value of our initial portfolio increases. See “Risk Factors — Risks Related to Our Business and Properties — Potential losses, including from adverse weather conditions, natural disaster and title claims, may not be covered by insurance.”

Competition

We believe that the identification and operation of quality realty investments are subject to intense competition by numerous market participants, including other niche investment funds and REITs, larger REITs and private equity funds, private family owned businesses and, more recently, to non U.S. investors that are willing to pay a premium for U.S. based assets.

Our strategy focuses on certain niche markets and property types, specifically ESSCs, Limited Service Hotels, medical service centers and senior living facilities. While we believe that this niche is presently fragmented and has fewer active competitors, other property investors have recently been increasing their participation in our core niche markets.

We face competition to maintain a valuable tenant base from other existing properties and from properties that may be developed or are under development. Local zoning regulations and building codes that restrict competing properties are subject to variance and modification, which may permit additional competition.

We face significant competition when renewing lease terms to quality tenants which may adversely affect our ability to maintain our targeted price per square foot as other competing properties may offer tenants with lease grace periods, construction and other allowances that make other properties more attractive in the near term.

We face significant competition in the hospitality sector. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We face competition from other hotels both in the immediate vicinity and the geographic market where our hotels are located. Over-building of hotels in the markets in which we operate would increase the number of rooms available and may decrease occupancy and room rates.

78

We also face competition for investment opportunities. These competitors may be other real estate investment trusts, hotel chains and other entities that may have substantially greater financial resources than we do. We also face competition for investors from other real estate investment trusts and real estate entities.

Seasonality

Revenues from our shopping centers do not presently vary by season. We anticipate that our cash flows from the operations of our properties will be sufficient to enable us to make quarterly distributions to qualify and then maintain our future REIT status. To the extent that cash flows from operations are insufficient during any quarter due to temporary or seasonal fluctuations in lease revenue, we expect to utilize other cash on hand or borrowings to fund required distributions. However, we cannot make any assurances that we will make distributions in the future. Medical service centers and senior living facilities are not generally subject to seasonality of revenues.

Employees

We are managed by our executive officers and our directors, and currently have two full-time employees. Our officers and employees will receive compensation after the closing of this offering.

Principal Executive Offices

Our headquarters is located at 15150 N. Hayden Road, Suite 225, Scottsdale, Arizona 85260. We believe that our current facilities are adequate for our present and future operations; however, based on the anticipated growth of our company, we may add regional offices or relocate our headquarters, depending upon our future operational needs.

Legal Proceedings

From time to time, we may become party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

MANAGEMENT

Our Directors and Executive Officers

On the date of this prospectus, our Board of Directors consists of six directors, including our Chairman and Chief Executive Officer, John Hartman. In the event of a vacancy on our Board of Directors, the majority of the remaining members of our Board of Directors has the authority to appoint any qualifying individual to fill such vacancy. From the date of our first annual stockholders meeting, subject to our bylaws, each director will be elected with an annual term by our stockholders to serve until the expiration of such term and until his or her successor is duly elected and qualified.

The following table sets forth certain information concerning the individuals who are our directors and executive officers and key employees:

Director	Age	Title
John Hartman	50	Chief Executive Officer and Chairman of the Board

Keith Moser	64	Senior Vice President of Construction & Acquisitions

Scott Yorkison	48	Vice President of Acquisitions

Diane Dewbrey	52	Director

Donna R. Ecton	69	Director

B.J. Parrish	44	Director and Secretary

James Walesa	56	Director

Robert G. Watson, Jr.	40	Director

79

Biographical Summaries of Directors, Executive Officers and Key Employees

The following are biographical summaries of the experience of our directors and our executive officers.

John Hartman. Mr. Hartman organized Gadsden REIT and has been its Chief Executive Officer and Chairman of the Board since its formation in August 2016. As Chief Executive Officer, Mr. Hartman also has the role of Chief Accounting Officer. Mr. Hartman has a 30-year career in commercial real estate and finance. Over the most recent five years, Mr. Hartman has held leadership roles at private real estate firms including institutionally backed private equity real estate funds, where he managed capital formation, due diligence, underwriting and acquisitions. From April 2015 through June 2016, Mr. Hartman served as the Chief Executive Officer of Landwin Realty Trust, Inc., an affiliate of the seller of the Acquired Properties which was originally formed to purchase the Acquired Properties. From March 2014 to April 2015, Mr. Hartman was a Managing Director and equity partner of Republic Capital Partners, a commercial real estate merchant bank, where he oversaw the investor marketing and capital formation activities, including deal sourcing and negotiation. In August 2011 through March 2014, Mr. Hartman served as a Managing Director of Astrum Investment Management, a $50 million private equity real estate fund focused on C-credit middle market industrial sale/leasebacks. From March 2010 to August 2011, Mr. Hartman provided consulting services and acted as Chief Operating Officer for the Sagres Company, which focused on the acquisition of distressed debt. In 2009 to 2010, Mr. Hartman held the position of Chief Financial Officer for Global Facilities Development, a national commercial real estate development and site selection company, focused on historical rehabilitations for high-tech reuse, primarily data centers. He has also served as President and CEO of for Silverado Financial (SLVO), a publicly traded real estate finance company. Mr. Hartman also served as Senior Vice-President of 1st Cleveland Securities, a high-net-worth investment advisory firm that was acquired by NEXT Advisors, a family office advisory company, where Mr. Hartman continued to serve as President. Mr. Hartman holds a B.S. and a B.A. from San Jose State University and an M.B.A. from California Coast University. Mr. Hartman is a licensed real estate broker in California and Arizona. We believe that Mr. Hartman should serve as Chief Executive Officer and the Chairman of our Board due to his expertise in the real estate industry.

Keith Moser. Mr. Moser has been the Senior Vice President of Construction & Acquisitions since our formation in August 2016 and will oversee all on site and off site construction and document development, negotiate with outside brokers and create the leasing plans for all project locations. Additionally, Mr. Moser will oversee front-end acquisitions and work with brokers and sellers to review and conduct initial due diligence for potential investment opportunities. Mr. Moser has over thirty years of experience in the commercial real estate development and construction management industry. Since 2005, Mr. Moser has been the chief executive officer and president of KKMI, a real estate development and construction management firm, and has consulted for various real estate investment companies, including Landwin Management, Inc., an affiliate of the sellers of the Acquired Properties. He has been a licensed general contractor in various states, including California and Arizona, and has managed the development and construction of over twenty million square feet of retail and office properties throughout the U.S., including working with architects, government agencies and departments, contractors and sub-contractors, and overseeing all bid preparations, contract negotiations, contractor and sub-contractor relations, pricing, cost accounting, vendor selection, materials procurement, construction scheduling, document production, leasing plans, broker negotiations, and all on-site construction activities. We believe that Mr. Moser should serve as Senior Vice President of Construction & Acquisitions due to his extensive prior experience working in a similar capacity.

80

Scott Yorkison. Mr. Yorkison has been the Vice President of Acquisitions since our formation in August 2016. Mr. Yorkison has over 20 years of experience in the commercial real estate business. From February 2002 to present, Mr. Yorkison is the Founder, and Principal of MJL Capital Partners, a Los Angeles based real estate investment and development company specializing in the investment in and development and repositioning of retail, mixed use, and commercial properties (“MJL Capital”). Mr. Yorkison is involved in all aspects of the projects, specializing in the sourcing of every project that MJL Capital was involved in and following it through the acquisition, negotiation, development design and site planning, leasing, and overall property management. MJL Capital acquired and developed over 500,000 square feet of commercial real estate with a combined value over $150,000,000. Formerly, Mr. Yorkison was a partner at KMI Real Estate Partners, which was a Los Angeles-based real estate management and investment company. He was in charge of the sourcing, acquisitions, and development designer of approximately 1,000,000 square feet of commercial real estate. Mr. Yorkison graduated with a B.A. in communications and a minor in Marketing from California Lutheran University and is a member of International Council of Shopping Centers. He has received numerous awards for his developments including winning Best Design in the City of San Buenaventura for his project Montalvo Square, which was an approximately 240,000 square foot mixed-use development leased to Ralphs Grocery Company, Longs Drugs, and LA Fitness and involved a land assemblage from multiple owners and a ground lease from Southern California Edison. The project sold for approximately $55,000,000. He is also a founder of a nationally competitive youth hockey organization named the California Titans where they compete nationally at the highest level of youth hockey in the United States. We believe that Mr. Yorkison should the Vice President of Acquisitions due to his extensive professional background in real estate transactions.

Diane Dewbrey. Ms. Dewbrey is a member of our Board. Ms. Dewbrey was a Director of Enventis Corporation (NASDAQ: ENVE), a telecom company operating in 5 states and was its Chair from 2013 until the company was acquired by Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) in November 2014. She had been a member of Audit, Compensation, and Governance Committees during her tenure. Also, she was employed by Foundation Bancorp, Inc. (OTCBB: FDNB), a Washington State chartered commercial bank, since 2006, as CEO and Director until October 2015. She had extensive experience with Commercial Real Estate and Commercial & Industrial Lending including credit review, credit monitoring, and regulatory compliance. Ms. Dewbrey was employed by Fifth Third Bancorp, a diversified financial services company, from 1987 to 2005, lastly as Director of Central Operations, Bancorp Corporate Officer and Senior Vice President. Ms. Dewbrey received her B.S. in Mathematics from Xavier University. Ms. Dewbrey’s qualifications to serve on our Board include senior leadership experience serving as CEO of a commercial bank and specific expertise and knowledge in the various areas of banking, finance, corporate governance, compensation, operations, sales, and mergers and acquisitions.

Donna R. Ecton. Ms. Ecton is a member of our Board. Ms. Ecton is Chairman and CEO of EEI Inc. (“EEI”), which she has served since its founding in 1998. EEI is a management consulting practice which provides private equity and sub debt firms with due diligence and market/operational assessments of companies being considered for acquisition, as well as turns around troubled portfolio companies, and serves as a mentor/coach for CEOs. Prior to this, she served on the Board of Directors of PetSmart, Inc. and also served as its Chief Operating Officer. Other operating experience includes serving as CEO of Business Mail Express, Inc., Van Houten North America, Inc. and Andes Candies, Inc. Ms. Ecton has also served as a corporate officer of Nutri/System, Inc. and Campbell Soup Company, as well as running the upper Manhattan middle market lending business and the midtown Manhattan banks for Citibank, N.A. Ms. Ecton has been a member of the Board of Directors of KAR Auction Services, Inc., a vehicle auction services business since December 2013, where she chairs the compensation committee and CVR GP, LLC, a nitrogen fertilizer business since March 2008, where she chairs the audit committee. Previous public company board of director positions have included Mellon Bank Corporation and Mellon Bank N.A., Mellon PSFS, H&R Block, Inc., Tandy Corporation, Barnes Groups Inc., Vencor, Inc., and Body Central Corp. Ms. Ecton has also served as a board member or chairman of numerous privately held companies and non-profit organizations. Ms. Ecton also serves on the NYSE Governance Services Advisory Council and is a member of the Council on Foreign Relations. Ms. Ecton earned her M.B.A from the Harvard Graduate School of Business Administration. She was awarded the Frederick Sheldon Fund Fellowship by Harvard University that enabled her to travel around the world, for an academic year, studying pollution control efforts in 40 countries. Ms. Ecton received her B.A. in economics from Wellesley College, graduating as a Durant Scholar. Ms. Ecton’s qualifications to serve on our Board include senior leadership experience serving as CEOs of multiple companies and specific expertise and knowledge in the various areas of banking, finance, corporate governance, compensation and acquisitions

81

B.J. Parrish. Mr. Parrish is a member of our Board and our Secretary. Mr. Parrish has served as the Chief Financial Officer and Secretary of Cibolo Creek Partners, LLC, a Delaware limited liability company (“Cibolo”), since 2005 and a Director since 2013. Cibolo is an affiliate of persons contributing our Contributed Properties. Mr. Parrish is responsible for the financial management of Cibolo and the 12 limited partnerships of which it serves as general partner. Mr. Parrish is also instrumental in the raising of capital through both the equity and debt markets for all of Cibolo’s investment ventures. Prior to Cibolo, Mr. Parrish served as the Vice President of Cibolo’s predecessor company, Midland Red Oak Realty Inc. where he was involved in the formation of a $100 million credit facility, as well the acquisition and disposition of over $200 million worth of commercial real estate assets across the Southwest United States. Prior to Midland Red Oak Realty Inc., Mr. Parrish was a financial analyst and a manager of investor relations with Southwest Royalties, Inc., a privately held oil and gas exploration and production company. Mr. Parrish also serves on the Board of Directors of Memory Care America, an Alzheimer’s and dementia residential care operating company with facilities in Texas, Arkansas, and Florida. Mr. Parrish received a B.B.A. in finance and an M.B.A., both from the University of Texas Permian Basin. We believe that Mr. Parrish should serve as a member of our Board due to his expertise in the real estate industry.

James Walesa. Mr. Walesa is a member of our Board. Mr. Walesa has more than three decades of experience in financial services with an emphasis on the energy industry. In 1988, Mr. Walesa founded the Asset Management & Protection Corporation (AMPC), where he currently serves as the CEO, a position he has held since 1988. AMPC currently manages over $500 million in investor assets. Mr. Walesa and AMPC clients provide startup capital for energy related companies. Mr. Walesa and some of his clients were investors in Basic Energy Services, Inc. (NYSE: BAS) and Southwest Royalties, Inc., now part of Clayton Williams Energy, Inc. (NYSE: CWE). His prior experience includes serving as a founding member of the Offshore Energy Center in Galveston, Texas, and serving as a registered representative for First Investors Corp. Mr. Walesa previously served on the board of Bank Financial Corp. (NASDAQ: BFIN) and currently serves as the chairman of the board of Citadel Exploration, Inc. (NASDAQ: COIL) and a member of the boards of Caerus Hospitality and AmpliSine Labs LLC. He was the Chicago Chairman for the National Multiple Sclerosis Society and is a member of the Alzheimer’s Alois Society which recognized his leadership and support of the Alzheimer’s Association to prevent and cure dementia related disease. Mr. Walesa received a B.S. in Business Administration from Rockford University. We believe that Mr. Walesa should serve as a member of our Board due to his expertise in the real estate industry and corporate finance.

Robert G. Watson, Jr. Mr. Watson is a member of our Board. Mr. Watson has served as President, Chief Executive Officer, Secretary, and Director of EnerJex Resources, Inc. (“EnerJex”) (NYSE: ENRJ) since December 2010. While at EnerJex, Mr. Watson manages all aspects of the business including the execution of two strategic mergers, asset opportunity evaluation and strategy implementation, the generation of grassroots oil and gas prospects, valuation of multiple asset acquisition opportunities, evaluation of multiple strategic corporate opportunities, execution of non-core asset divestitures, and the execution of multiple private and public market financings and various other public market transactions. In 2013, Mr. Watson was named in Oil and Gas Investor magazine’s inaugural top 20 rising E&P stars under 40 list. In 2008, Mr. Watson founded Black Sable Energy, LLC (“Black Sable”) to generate and develop conventional tight oil reservoirs in South Texas with a focus on driving economics with completion technology. During his tenure at Black Sable, Mr. Watson was responsible for that company’s generation and development of two grassroots tight oil projects, both of which were joint ventured with larger oil and gas companies. In 2006, Mr. Watson founded Centerra Energy Partners, focused on forming drilling partnerships to pursue natural gas prospects in the gulf coast region of South Texas. Prior to starting in the oil business, Mr. Watson worked in the private equity and investment banking businesses. From 2000 to 2006, Mr. Watson was a Senior Associate at American Capital, Ltd. (“ACAS”) (NASDAQ: ACAS), a publicly traded private equity firm and global asset manager with more than $75 billion of total assets under management. While at ACAS, Mr. Watson participated in the execution and management of 12 different debt and equity investments totaling $200 million of invested capital. ACAS increased its assets under management from $600 million to $6 billion during Mr. Watson’s tenure. Mr. Watson began his career in the Energy Investment Banking Group at CIBC World Markets in Houston. Mr. Watson has also served as a director on the board of Network for Medical Communications and Research, LLC and Consolidated Utility Services, Inc. Mr. Watson holds a B.B.A. with a concentration in finance from Southern Methodist University. We believe that Mr. Watson should serve as a member of our Board due to his experience in all aspects of the administration of emerging companies and public companies.

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders.

Members of our Board of Directors will stay informed about our business by attending meetings of our Board of Directors (in person or remotely) and its committees and through supplemental reports and communications. Our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

82

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors will administer this oversight function directly, with support from its four standing committees: the Investment Committee, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, each of which will address risks specific to its respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Investment Committee will monitor all current and proposed property investments, and evaluate the performance of such investments.

Board Composition and Election of Directors

Our Board of Directors is elected on an annual basis. Each director will serve for their annual term or until their successor is duly elected and qualified, subject to their earlier removal in accordance with the MGCL or their resignation. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a majority of the votes cast.

Director Independence

Under the listing requirements and rules of the NYSE, independent directors must compose a majority of a listed company’s board of directors within a one-year period following the completion of this offering. In addition, applicable NYSE rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent within the meaning of applicable NYSE rules within a one-year period following the completion of this offering. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Ms. Dewbrey, Ms. Ecton and Mr. Watson serve as our independent directors.

Board Committees

We currently have four standing committees of the Board:

●	an Investment Committee that will review the terms and conditions of the acquisitions, dispositions and financings that are proposed by our executives and determine if such transaction will be approved. Messrs. Hartman, Walesa and Parrish serve as the members of committee, which is chaired by Mr. Hartman;

●	an Audit Committee that shall have the authority with respect to our annual audit process, including the retention and oversight of our independent registered public accounting firm. Ms. Dewbrey, and Mr. Watson serve as the members of the committee, which is chaired by Ms. Dewbrey;

●	a Compensation Committee that shall have the authority with respect to reviewing and recommending policy relating to compensation and benefits of our officers, directors and employees to our board of directors, and setting such compensation and benefits. Mr. Watson, Ms. Ecton and Ms. Dewbrey serve as the members of the committee, which is chaired by Mr. Watson; and

●	a Nominating and Corporate Governance Committee that shall have the authority, among other things, to identify, consider and nominate candidate to serve on the board of directors and develop and recommend corporate governance guidelines and our code of ethics. Ms. Ecton and Messrs. Walesa and Parrish serve as the members of the committee, which is chaired by Ms. Ecton.

83

Code of Business Conduct and Ethics

Upon completion of this offering, our Board of Directors will establish a code of business conduct and ethics that applies to each of our directors, officers and employees. Among other matters, our code of business conduct and ethics will be designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

●	compliance with applicable governmental laws, rules and regulations;

●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

●	accountability for adherence to the code of business conduct and ethics.

Any waiver of the code of business conduct and ethics must be approved by a majority of any independent directors or if there are no independent directors, by our Board of Directors. A copy of the code of business conduct and ethics will be posted on our website at www.GadsdenREIT.com.

Limitation of Liability and Indemnification

We have entered into indemnification agreements with each of our executive officers and directors, including any director that will also serve as an executive officer, that will obligate us to indemnify them to the maximum extent permitted by Maryland law as discussed under “Material Provisions of Maryland Law and of Our Charter and Bylaws — Indemnification and Limitation of Directors’ and Officers’ Liability.” The indemnification agreements will provide that, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of his or her status as a director, officer, employee, agent or fiduciary of our company, a subsidiary or any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at our request, we must indemnify the director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, to the maximum extent permitted under Maryland law, including in any proceeding brought by the director or executive officer to enforce his or her rights under the indemnification agreement, to the extent provided by the agreement. The indemnification agreements will also require us to advance reasonable expenses incurred by the indemnitee within thirty days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

●	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

●	a written unsecured undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

The indemnification agreements will also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

Our charter permits us and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any of our present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity, as discussed under “Material Provisions of Maryland Law and of our Charter and Bylaws — Indemnification and Limitation of Directors’ and Officers’ Liability.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

84

EXECUTIVE COMPENSATION

Management

At the closing of this offering, we will have entered into employment agreements with our senior executives, Messrs. Hartman, Moser and Yorkison.

Employment Agreements

John Hartman. Mr. Hartman’s employment agreement will have a three-year term and will automatically renew for successive one year terms unless terminated by either party by at least 60 days’ notice. Under the terms of that employment agreement, Mr. Hartman will be required to devote his business time and attention to our business and affairs, except to the extent otherwise agreed, and in return will be entitled to the following:

●	Compensation of $250,000 per annum;

●	A one-time bonus of $250,000 upon the closing of this offering.

●	Cash and equity compensation that will be provided from time to time at the discretion of the Compensation Committee of our board of directors.

●	Reimbursement of reasonable out-of-pocket expenses.

●	Various benefits and perquisites.

Under Mr. Hartman’s employment agreement, if he is terminated without “cause” (as defined in the employment agreement) or resigns for “good reason” (as defined in the employment agreement), then, in addition to the amount of base salary earned and benefits accrued as of such separation date, Mr. Hartman will be entitled to receive a lump sum payment equal to 200% of his annual base salary payable within 30 days of the termination of his employment. If Mr. Hartman is terminated for cause or resigns without good reason, he will be entitled to receive the amount of any base salary earned and benefits accrued as of the date of such separation and we shall have no further obligation to Mr. Hartman. In addition, if, within six months of a “change of control” (as defined in the employment agreement), Mr. Hartman is terminated without cause or resigns for good reason, then, in addition to the amount of base salary earned and benefits accrued as of such separation date, Mr. Hartman will be entitled to receive a lump sum payment equal to 299% of his annual base salary payable within 30 days of the termination of his employment. The compensation amounts that are specified in the employment agreement are limited to amounts that would not requirement payment of an excise tax or similar payment under the Code.

Keith Moser. Mr. Moser’s employment agreement will have a three-year term, and will automatically renew for successive one year terms unless terminated by either party by at least 60 days’ notice. Under the terms of that employment agreement, Mr. Moser will be required to devote his business time and attention to our business and affairs, except to the extent otherwise agreed, and in return will be entitled to the following:

●	Compensation of $120,000 per annum.

●	A signing bonus equal to such annual salary, payable during a one year period, quarterly in advance

●	Cash and equity compensation that will be provided from time to time at the discretion of the Compensation Committee of our board of directors.

●	Reimbursement of reasonable out-of-pocket expenses.

●	Various benefits and perquisites.

Under Mr. Moser’s employment agreement, if he is terminated without “cause” (as defined in the employment agreement) or resigns for “good reason” (as defined in the employment agreement), then, in addition to the amount of base salary earned and benefits accrued as of such separation date, Mr. Moser will be entitled to receive a lump sum payment equal to 100% of his annual base salary payable within 30 days of the date of such separation. If Mr. Moser is terminated for cause or resigns without good reason, he will be entitled to receive any base salary earned and benefits accrued as of the date of such separation and we shall have no further obligation to Mr. Moser. In addition, if, within six months of a “change of control” (as defined in the employment agreement), Mr. Moser is terminated without cause or resigns for good reason then, in addition to the amount of base salary earned and benefits accrued as of such separation date, Mr. Moser will be entitled to receive a lump sum payment equal to 100% of his annual base salary payable within 30 days of the termination of his employment.

85

Scott Yorkison. Mr. Yorkison’s employment agreement will have a three-year term, and will automatically renew for successive one year terms unless terminated by either party by at least 60 days’ notice. Under the terms of that employment agreement, Mr. Yorkison will be required to devote his business time and attention to our business and affairs, except to the extent otherwise agreed, and in return will be entitled to the following:

●	Compensation of $100,000 per annum.

●	A signing bonus equal to such annual salary, payable during a one-year period, quarterly in advance.

●	Cash and equity compensation that will be provided from time to time at the discretion of the Compensation Committee of our board of directors.

●	Reimbursement of reasonable out-of-pocket expenses.

●	Various benefits and perquisites.

Under Mr. Yorkison’s employment agreement, if he is terminated without “cause” (as defined in the employment agreement) or resigns for “good reason” (as defined in the employment agreement), then, in addition to the amount of base salary earned and benefits accrued as of such separation date, Mr. Yorkison will be entitled to receive a lump sum payment equal to 50% of his annual base salary payable within 30 days of the date of such separation. If Mr. Yorkison is terminated for cause or resigns without good reason, he will be entitled to receive any base salary earned and benefits accrued as of the date of such separation and we shall have no further obligation to Mr. Yorkison. In addition, if, within six months of a “change of control” (as defined in the employment agreement), Mr. Yorkison is terminated without cause or resigns for good reason then, in addition to the amount of base salary earned and benefits accrued as of such separation date, Mr. Yorkison will be entitled to receive a lump sum payment equal to 100% of his annual base salary payable within 30 days of the termination of his employment.

During the term of each of Messrs. Hartman, Moser and Yorkison’s employment agreement and for 90 days following the termination of the employment agreement, each will be subject to a customary non-compete covenant in the event of resignation without Good Reason or termination for Cause. The employment agreements also contain customary confidentiality and non-solicitation provisions.

Director Compensation

We intend to approve and implement a compensation program for each non-executive director that may consist of annual retainer fees and/or equity-based compensation, which will be finalized prior to the date of this prospectus. We intend to reimburse each of our directors for his or her travel expenses incurred in connection with his or her attendance at full Board of Directors and committee meetings. We have not made any payments to any of our non-employee directors to date.

2016 Equity Compensation Plan

We have adopted the 2016 Equity Compensation Plan, which will become effective as of the closing date of this offering, under which we expect to grant equity incentive awards to eligible employees in order to attract, motivate and retain the talent for which we compete. The material terms of the 2016 Equity Compensation Plan is summarized below.

The 2016 Equity Compensation Plan permits us to make grants of options, stock appreciation rights, restricted stock units, restricted stock, unrestricted stock, dividend equivalent rights, performance-based awards and other equity-based awards, or any combination of the foregoing. We have reserved a number of shares equal to 5% of the fully diluted number of issued and outstanding shares of our common stock after this offering, assuming the full conversion of the Class B OPCO Units. The number of shares reserved under the 2016 Equity Compensation Plan is also subject to adjustment in the event of a stock split, stock dividend or other similar transaction.

The shares we issue under the 2016 Equity Compensation Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the 2016 Equity Compensation Plan are added back to the shares available for issuance under the 2016 Equity Compensation Plan.

86

The 2016 Equity Compensation Plan is administered by our Compensation Committee. Our Compensation Committee will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2016 Equity Compensation Plan. Persons eligible to participate in the 2016 Equity Compensation Plan are our officers, employees, directors, advisors and consultants as selected from time to time by our Compensation Committee in its discretion.

The 2016 Equity Compensation Plan permits the granting of both options to purchase shares of common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. The option exercise price of each option will be determined by our Compensation Committee but may not be less than 100% of the fair market value of our common stock on the date of grant. The term of each option will be fixed by our Compensation Committee and may not exceed ten years from the date of grant. Our Compensation Committee will determine the vesting conditions for each option.

Our Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in our stock price over the exercise price. The exercise price of a stock appreciation right may not be less than 100% of fair market value of the common stock on the date of grant and the term of each stock appreciation right may not exceed ten years.

Our Compensation Committee may award restricted stock and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. Our Compensation Committee may also grant shares of common stock that are free from any restrictions under the 2016 Equity Compensation Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant.

Our Compensation Committee may grant performance share awards to participants which entitle the recipient to receive stock upon the achievement of certain performance goals and such other conditions as our Compensation Committee shall determine.

Our Compensation Committee may grant awards of restricted stock, restricted stock units, or other stock-based awards under the 2016 Equity Compensation Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Those awards would only vest or become payable upon the attainment of performance goals that are established by our Compensation Committee and related to one or more performance criteria. From and after the time that we become subject to Section 162(m) of the Code, the maximum aggregate awards that may be made to any one covered employee during any one calendar year is 5% of the fully diluted number of issued and outstanding shares of our common stock after this offering, assuming full conversion of the Class B OPCO Units.

Our Board of Directors may amend or discontinue the 2016 Equity Compensation Plan and our Compensation Committee may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may adversely affect rights under an award without the holder’s consent. The number of shares available for awards under the 2016 Equity Compensation Plan may not be increased without the approval of our stockholders.

No awards may be granted under the 2016 Equity Compensation Plan after the date that is 10 years from the date of approval of the 2016 Equity Compensation Plan.

Tax Considerations

Deductibility of Executive Compensation. Our Compensation Committee’s policy is to consider the tax treatment of compensation paid to our executive officers while simultaneously seeking to provide our executives with appropriate rewards for their performance. Under Section 162(m) of the Code, a publicly held corporation may not deduct compensation of more than $1 million paid to any “covered employee” in any year unless the compensation qualifies as “performance-based compensation” within the meaning of Section 162(m). Because we believe we will qualify as a REIT under the Code, we expect to generally distribute at least 100% of our net taxable income each year and therefore do not expect to pay federal income tax, we do not expect Section 162(m) to have a significant impact on our Compensation Committee’s compensation decisions for our executive officers.

87

Section 409A of the Code. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries. None of our executive officers serves as a member of the board of directors or Compensation Committee of any company that has one or more of its executive officers serving as a member of our board of directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policies regarding transactions with related persons are described in “Policies with Respect to Certain Activities — Conflict of Interest Policies.” On the date of this prospectus, certain of our executive officer and directors will receive material benefits, including those set forth below.

●	Organization shares. On April 25, 2016, John Hartman, our Chairman and Chief Executive Officer, agreed to organize Gadsden REIT and purchase, at par value of $0.01 per share, 200,000 shares of the initial issuance of 250,000 shares of our common stock (the “Organization Shares”) on the date Gadsden REIT was incorporated..

●	Related Party Transactions with Messrs. Walesa and Parrish. Mr. Walesa is the beneficial owner of 3.66% of Cibolo Creek Partners, LLC (“Cibolo”) and Mr. Parrish is one of the three members of its Board of Governors of Cibolo, which is the sole general partner and holder of 10% of the economic interests in each of Farm to Market and Hill Country. Mr. Walesa is the owner of limited partnership interests in Hill Country and Farm to Market. Mr. Parrish hold a profits interests in Cibolo. Such individuals have also made advances to Farm to Market which will be repaid from the cash portion of the purchase price of the Venture Crossing property. Messrs. Walesa and Parrish will receive benefits from our transactions, including:

○	Between June 16, 2016 and August 31, 2016, Longhorn Lodging, L.P., which is an affiliate of Cibolo, purchased 1,200,000 of our Founder Shares for $600,000. Messrs. Walesa and Parrish, our Directors, purchased 76,500 and 10,000, respectively of our Founder Shares for $43,250 and $10,000, respectively.

●	Other purchasers of our Founder Shares. Keith Moser, our Senior Vice President of Construction & Acquisitions, purchased 100,000 of our Founder Shares for $50,000.

●	Equity Based Compensation. Each of our non-executive director will receive annual retainer fees and/or equity-based compensation, which will be finalized prior to the date of this prospectus.

●	Employment Agreements. We have entered into employment agreements with our executive officers, Messrs. Hartman, Moser and Yorkison providing for salary, bonus and other benefits, including severance upon a termination of employment under certain circumstances, as described under “Executive Compensation—Employment Agreements.”

●	Indemnification Agreement. We have entered into indemnification agreements with our directors and executive officers, providing for procedures for indemnification and advancements by us of certain expenses and costs by us to the fullest extent permitted by law relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as an officer or director, as described under “Management—Limitation of Liability and Indemnification.”

88

Partnership Agreement

Concurrently with the completion of this offering, we will enter into the partnership agreement with the various limited partners of our operating partnership. See “Structure and Description of Operating Partnership.” We will be the sole general partner of our operating partnership and we will own all of the Class A OPCO Units. The persons that will contribute the Contributed Properties, will be limited partners in our operating partnership and own all of the Class B OPCO Units. Additional capital that is raised by Gadsden REIT from time to time will be used to make additional capital contributions to our operating partnership and purchase additional Class A OPCO Units to reflect the additional shares of our common stock that have been issued. If Gadsden REIT raises capital by issuing any other security, then such capital will be paid to our operating partnership and our operating partnership will issue a similar security to Gadsden REIT. Any debt obligations will be issued by our operating partnership and Gadsden REIT would be jointly liable for such obligations.

Property Acquisition and Joint Venture

We are currently in negotiations with Memory Care America, LLC (“Memory Care”), a Nashville, Tennessee-based company that provides dedicated care to Americans suffering from dementia, for the acquisition and development of certain facilities. Our director, B.J. Parrish, currently serves on the Board of Directors of Memory Care.

These negotiations are for an agreement to acquire three existing Memory Care facilities located in Westover, Texas, New Braunfels, Texas and Little Rock, Arkansas. In addition, we are negotiating a joint venture with Memory Care for the grant to us of the right to construct new Memory Care facilities throughout Southwestern part of the United States. Under the terms of a joint venture that we are currently considering, we would purchase 35,000 square feet build-to-suit facilities from Memory Care, which will be leased back by Memory Care for a term of 10 years.

Equity Compensation Grants

As discussed above under the caption “Director Compensation”, our directors may receive grants under our 2016 Equity Compensation Plan for their service on our Board of Directors.

Employment Agreements

We have entered into employment agreements with our executive officers, Messrs. Hartman, Moser and Yorkison providing for salary, bonus and other benefits, including severance upon a termination of employment under certain circumstances. The material terms of the agreements with our named executive officers are described under “Executive Compensation—Employment Agreements”

Indemnification of Officers and Directors

We have entered into indemnification agreements with our directors and executive officers, providing for procedures for indemnification and advancements by us of certain expenses and costs by us to the fullest extent permitted by law relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as an officer or director, as described under “Management—Limitation of Liability and Indemnification.”

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. Each of the policies described in this Section “Policies with Respect to Certain Activities” has been determined by our Board of Directors and may be amended or revised from time to time by our Board of Directors without a vote of our stockholders. We will provide a notice of any material change of our policies by filing with the SEC a Current Report on Form 8-K.

89

Investment Policies

We intend to grow our portfolio of real estate and real estate related investments, focusing both on investments that produce current income and on investments with a potential to increase in value. Our investment policies will be managed by our executive officers. We may also invest in Agency Whole Pool Certificates for so long as we need such investments to satisfy the 3(c)(5)(C) Asset Test and are not able to invest in real estate properties. See “—Policies Relating to the Investment Company Act.” We expect to conduct substantially all of our investment activities through our operating partnership and our other affiliates

Acquisition and Investment Policies

We intend to grow our portfolio of real estate and real estate related investments, focusing both on investments that produce current income and on investments with a potential for capital appreciation. We intend to invest in a variety of property types, including office buildings, industrial buildings and shopping centers. We will seek to maximize long-term stockholder value by generating sustainable growth in cash flow and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate through other real estate related investments.

In addition, when and as determined appropriate by us, the portfolio may also include real estate or real estate related investments relating to properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in the midst of lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. We will make this determination based upon a variety of factors, including the available risk adjusted returns for such and all other properties, the appropriate diversification of the portfolio, and our objectives of realizing capital appreciation upon the ultimate sale of properties.

For each of our investments, regardless of product type, we will seek to invest in properties with the following attributes:

●	Quality. We will seek to acquire properties that are suitable for our intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted capital improvements.

●	Location. We will seek to acquire properties that are located in established markets, primarily in the Southwestern part of the United States. We also will consider the proximity of a potential investment to our other investments.

●	Market; Supply and Demand. We will focus on local or regional markets which have potential for stable and growing property level cash flow over the long-term. These determinations will be based in part on an evaluation of market economic, demographic and regulatory factors affecting the property. For instance, we will favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land or stringent zoning restrictions.

●	Predictable Capital Needs. We will seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would allow us to meet our objectives of preservation of capital and stability and growth in cash flow.

●	Cash Flow. We will evaluate cash flow relative to expected growth and appreciation.

Our investments will be made in a manner that is consistent with our intention to qualify as a REIT for U.S. Federal income tax purposes and comply with an exemption from the registration requirements under the Investment Company Act.

90

We are not limited as to the geographic area where we may conduct our operations. If we determine that it is our best interest to make investments outside the United States, we may make investments in other countries in the same types of properties that we will acquire within the United States. We are not specifically limited in the number or size of properties we may acquire or real estate related investments we may make or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties we acquire and other investments we make will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments and the amount of proceeds we raise in this and potential future offerings.

We also expect that we will acquire some properties which we believe are underperforming assets that present “value added” opportunities. These would be properties that have been neglected by existing owners or management, are in need of renovation, or that have not had adequate asset management to maximize their income potential. Although these would be income producing properties at the time we acquire them, they would be properties for which we believe there is the potential to increase income or value through more active asset management and/or physical improvements.

In purchasing, owning and operating real estate and real estate related investments, we will be subject to risks generally incident to the ownership of real estate, including:

●	changes in general economic or local conditions and levels of employment;

●	changes in supply of or demand for similar or competing properties in a market area;

●	changes in interest rates, tight money supply and availability of permanent mortgage funds which may render the acquisition or sale of a property or other investment difficult or unattractive;

●	changes in tax, real estate, environmental and zoning laws; and

●	tenant turnover.

Real Estate Investments

We intend to grow our portfolio of properties, focusing primarily on properties that produce current income. We will generally seek investments in the product types described below; however, we may invest in other product types.

Limited Service Hotels. We generally will seek investments in the limited service hotel sector made up of brands such as Holiday Inn, Fairfield Inn & Suites, Hampton by Hilton, and Microtel Inn & Suites by Wyndham, that are franchised by leading power brands such as InterContinental Hotels Group, Marriot International, Hilton Worldwide and Wyndham Worldwide Corporation.

Essential Services Shopping Centers. We generally will seek investments in ESSCs. These types of businesses sell necessities, and as such, tenants in ESSCs typically have stronger connections with customers and have customers that return to use their service or shop at their stores more frequently than traditional malls.

Medical Services Centers. We generally will seek investments in medical buildings of all sizes, depending upon the proximity to other properties owned by us, located in markets expected to exhibit future household formation and job growth and/or markets with some barriers to entry.

Senior Living Facilities. We generally will seek investments in senior living and memory care campuses, with build-to-suit facilities, through joint ventures.

While we will generally seek to acquire properties on our behalf of the types described above, we will select properties that will best enable us to meet out investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, income-producing capacity and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may acquire properties other than the types described above. These other property types in which we may invest are medical office buildings, motels, parking lots and structures, restaurant facilities, self-storage properties and special purpose manufacturing facilities. In addition, we may acquire properties that vary from the parameters described above for a particular property type, although we would not expect significant variation from those parameters. For instance, we may acquire larger shopping centers, office or industrial buildings.

91

Our investments in real estate generally will take the form of holding fee title and may be made either directly or indirectly through investments in joint ventures, limited liability companies, general partnership, co-tenancies or other co-ownership arrangements with the developers of the properties. See “—Joint Venture Investments” below.

We intend to obtain adequate insurance coverage for all properties in which we invest. However, there are types of losses, generally catastrophic in nature, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders.

We intend to engage in such future investment activities in a manner that is consistent with our intention to qualify as a REIT for U.S. Federal income tax purposes and to qualify for an exemption from registration under the Investment Company Act.

Our company is currently structured as an UPREIT. In the future, we may structure investments through a down-REIT structure that provides tax advantages to the existing owners of entities owning real property (each, a “Propco”) by effecting acquisition of their real property indirectly through the acquisition of the majority equity interests in the Propcos. The Propcos would become our subsidiaries and the members of the Propcos prior to our acquisition would be provided the choice to exchange their interest in the Propcos for our equity securities, either restricted or registered, or continue their ownership in the Propco and have certain rights to exchange their Propco interests for our common stock in the future.

Real Estate Related Investments

In addition to direct investments in real estate, we may also make or acquire first mortgages or more junior mortgages, mezzanine loans, and preferred equity investments, which we refer to collectively as real estate related investments, as from time to time determined by our Board of Directors. There is no limitation on the amount of funds we may invest in these real estate related investments. We may invest individually or in portfolios of these real estate related investments and such investments may be made either directly or indirectly through investments in joint ventures, partnerships or other entities with other third party investors. While we currently expect to only invest in mortgages on commercial properties, we may invest in mortgages that secure any type or class of real estate, including medical and commercial properties, and improved or unimproved land.

We may acquire, potentially at a discount to par, loans secured by first or second priority mortgages on properties. If we obtain appropriate mortgage licenses, we may originate loans meeting the same criteria. We may be subject to certain state-imposed licensing regulations related to commercial mortgage lenders, with which we intend to comply. However, because we are not currently a bank or a federally chartered lending institution, we are not subject to the state and Federal regulatory constraints imposed on such entities. The loans that we make or acquire may or may not have participation features. To date, we have taken no steps to obtain mortgage licenses and we currently have no plans to obtain such licenses.

We may also invest at different levels of a real estate asset’s capital structure by making short-term loans, mezzanine loans and equity investments. Mezzanine loans that we make will be secured by junior liens on the property or, in appropriate cases and provided certain REIT tax law requirements are satisfied, secured by a first priority lien on the borrower’s interest in a partnership or limited liability company that owns the related property. Mezzanine loans will bear an interest rate, will be paid currently or accrued in whole or in part and generally would have a term of up to 10 years. Mezzanine loans may also require fees to be paid to us by the borrower and prepayment penalties to be paid in the case of early repayment and may provide for a participation in cash flow and/or appreciation at maturity of the underlying property. Preferred equity investments will be purchases of preferred equity interests in partnerships or limited liability companies that own the related property. We expect that preferred equity investments we would make would provide for a preferred return to us, we may also require that the primary owner of the asset pay us fees, which would be paid currently or accrued in whole or in part, penalties for early redemption and a participation in cash flow and/or appreciation upon redemption. Some mortgage holders will not permit an owner of property secured by their mortgages to incur junior mortgages on the property. We expect that we will primarily make preferred equity investments in entities that own properties with respect to which we would make junior mortgage loans. As result, those preferred equity investments would have economic terms, such as those described above, which are similar to junior mortgages. In addition, the criteria we will use in selecting preferred equity investments will be similar to the criteria described below that apply to mortgages that we will make or acquire. For example, the primary three factors that we use to evaluate real estate are (i) the quality of the location of the real estate, (ii) the site plan of the property, including the location of the entrance, exit and parking, and (iii) the creditworthiness of the tenant. We do not have any criteria regarding the issuer of such preferred equity securities, such as having the securities listed, any minimum net worth requirements or prior period of operation of the issuer.

92

The types of properties subject to real estate related investments in which we propose to invest will be the same types of properties that we may acquire directly, and subject to the same parameters. With respect to our preferred equity investments, we expect to invest in partnerships or limited liabilities companies whose sole business will be the ownership of properties meeting those parameters. We are not limited in the number or size of real estate related investments we may make or the percentage of our assets that we may invest in a particular investment. We may invest in the debt or equity securities of such entities, including for the purpose of exercising control over such entities.

We will not make loans to other entities or other persons unless secured by mortgages or other real property interest, which may be an interest in a security issued by the borrower or its affiliate. We will not make or invest in mortgage loans, including first or second mortgages or mezzanine loans, unless we obtain either an internal valuation in accordance with our approved process or an externally prepared appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We expect to not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 95% of the value (determined either internally or externally) of the property, unless we find reasonable justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. These restrictions on mortgage lending will apply both to mortgages on individual properties as well as to each mortgage included in any pool or portfolio of mortgages in which we invest.

Mortgage loans in which we invest may or may not be insured or guaranteed by the Veteran’s Administration, the Federal Housing Authority, any agency of the U.S. Federal government, or another third party.

Except as disclosed above, we have not established final underwriting criteria we will use to acquire or make mortgage loans. If and when we begin making mortgage loans of any type, our management team, subject to Board approval, will establish final underwriting criteria. We expect that the criteria we will use in evaluating mortgage loans will be similar to the criteria we use to evaluate real estate that we will acquire.

Joint Venture Investments

We may enter into joint ventures for the purpose of acquiring real estate or making real estate related investments. We may enter into joint ventures with affiliates or unaffiliated third parties. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us. Joint ventures may also provide opportunities to acquire an investment that is held by a limited partnership or entity with a similar tax profile by allowing us to participate in an investment without causing a sale or exchange by all of the third party investors.

We may invest at different levels of a real estate asset’s capital structure by entering into joint ventures. We may also enter into joint ventures with unaffiliated third parties where the investment made by us and the co-venturer are structured to be on substantially different terms and conditions. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive.

93

In determining whether to invest in a particular joint venture, we will evaluate the real estate that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other real estate and real estate related investments.

Borrowing Policies

The number of different properties or real estate related investments we can acquire will be affected by the amount of funds available to us. Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash utilizing our equity with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

We expect to borrow funds for our real estate investment projects. When determining whether money should be borrowed to finance the acquisition or origination of mortgage loans, we will analyze the appropriate terms of any borrowings based on an evaluation of the expected profitability of the real estate project, and based on the three primary factors of location of the real estate, site plan of the property, and creditworthiness of the tenant. Based on these factors, and other factors, we will determine the size of the mortgage loan that is appropriate for any particular project and the length of time for which the mortgage loan should be outstanding. The availability of financing suitable to determination will be subject to market conditions prevailing at the time we evaluate investment and financing opportunities.

Our indebtedness may be in the form of secured and unsecured bank borrowings and publicly and privately placed debt offerings. There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the acquisition of any property or real estate related investment. However, our aggregate secured and unsecured borrowings will be reasonable in relation to our net assets and shall be reviewed by our Board of Directors at least quarterly and our investments will be made in a manner that is consistent with our intention to qualify as a REIT for U.S. Federal income tax purposes and comply with an exemption from the registration requirements under the Investment Company Act. See “—Policies Relating to the Investment Company Act.”

By operating on a leveraged basis, we will have more funds available for investment. Our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property and the loss of our equity invested in the particular property. Although we will seek to limit the debt financing on any property to the value of the property securing the liability and to limit our liability for the repayment of indebtedness to the rents or other income we expect to derive therefrom, we may be required to provide an additional guarantee on the full amount of such indebtedness. As a result, lenders may have recourse to other of our assets not securing the repayment of the indebtedness. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted.

We will refinance properties during the term of a loan when our Board deems such refinancing be commercially prudent, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if a more attractive investment becomes available and the proceeds from the refinancing can be used to make such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

We may not borrow money from any director or any of their respective affiliates unless such loan is approved by our Board in accordance with applicable obligations of each director.

Our borrowing policies do not eliminate or reduce the risks inherent in using leverage to purchase properties.

94

Our leverage policy is determined from time to time by the Board in a manner that is consistent with our intention to qualify as a REIT for U.S. Federal income tax purposes and comply with an exemption from the registration requirements under the Investment Company Act. Any leverage policy that we adopt will reflect current debt terms that we expect would be available to us, and other material factors such as the type of debt, the collateral requirements, and the unencumbered value of our assets. Subject to qualifying and maintaining our qualification as a REIT and qualifying for an exemption from registration under the Investment Company Act, we expect to maintain a maximum leverage ratio, determined as of the time of any material incurrence of indebtedness, of 45% of our total assets across the portfolio of real estate and real estate related investments, with no single asset with a leverage ratio greater than 50%.

As of the closing of this offering and the acquisition of our initial real estate investments, we will not have any outstanding debt other than the debt we will assume as part of our Formation Transactions, secured by the mortgages on our initial real estate investments.

Disposition Policies

We intend to hold each property or real estate related investment we acquire for an extended period. However, circumstances might arise which could result in the early sale of some investments. The determination of whether a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and factors specific to the condition, value and financial performance of the investment or our distribution needs in order to retain our REIT qualification. We expect to periodically sell investments in order to dispose of underperforming investments or to realize value in favorably priced investments and reinvest some or all of the proceeds in other investments. In connection with our sales of investments we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “U.S. Federal Income Tax Considerations — Failure to Qualify.” The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.

Issuing Securities for Property

Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock, operating partnership units, or interests exchangeable for shares of our stock in any manner (and on such terms and for such consideration) in exchange for real estate. Existing stockholders have no preemptive rights to purchase such shares or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment.

Policies Relating to the Investment Company Act

We intend to implement an investment strategy and company structure so that neither Gadsden REIT nor any Gadsden Sub will be required to register as an “investment company” under the Investment Company Act. The Investment Company Act provides certain requirements for any company that is defined as an “investment company” under the Investment Company Act. We do not have the administrative or operational capabilities to comply with these requirements.

Certain provisions of the Investment Company Act

Section 3(a)(1) of the Investment Company Act defines an investment company, in relevant part, as any company that

●	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; or

●	is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40%of the value of such company’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis, which we refer to as the “40% Test.”

95

Section 3(a)(2) of the Investment Company Act defines the term “investment securities,” to include all securities except:

●	(A) Government securities,

●	(B) securities issued by employees’ securities companies, and

●	(C) securities issued by majority-owned subsidiaries of the owner which (i) are not investment companies, and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) (the “3(c)(1) Exclusion”) or Section 3(c)(7) (the “3(c)(7) Exclusion”) of the Investment Company Act.

Section 3(c) of the Investment Company Act excludes certain persons from the definition of an investment company.

●	The 3(c)(1) Exclusion excludes any company whose outstanding securities (other than short-term paper) are beneficially owned by not more than one hundred persons and which is not making and does not presently propose to make a public offering of its securities is not an investment company.

●	Section 3(c)(5)(C) of the Investment Company Act (the “3(c)(5)(C) Exclusion”) excludes any company that (i) does not issue redeemable securities, and (ii) complies with certain asset tests (the “3(c)(5)(C) Asset Test”), which as interpreted by the Staff of the SEC, are that:

●	at least 55% of the total assets of the company must consist of “mortgages and other liens on and interests in real estate,” which we refer to as 3(c)(5)(C) Qualifying Assets”, which the Staff of the SEC has interpreted to include fee interests in real estate and Agency Whole Pool Certificates; and

●	at least 80% of the total assets must consist of 3(c)(5)(C) Qualifying Assets or other real estate-related assets.

The Investment Company Act provides that a “majority-owned subsidiary” of a person is a company, 50% or more of the outstanding voting securities of which are owned by such person, or by a company, which is a majority-owned subsidiary of such person. The Investment Company Act further provides that a “voting security” is any security presently entitling the owner or holder thereof to vote for the election of directors of a company or individuals that act in a similar capacity.

Application to us after the closing of this offering.

The Investment Company Act analysis is applied separately to each Gadsden Entity. We believe that each Gadsden Entity will not be required to register as an investment company under the Investment Company Act for the reasons summarized below.

Gadsden REIT will not be an investment company because it will conduct a real estate investment business through its majority owned subsidiaries, it will not be in the business of investing, reinvesting, or trading in securities and the only securities that it owns are securities issued by its (i) direct wholly-owned subsidiary, Gadsden Growth Properties, L.P., our operating partnership and (ii) indirect wholly-owned Gadsden Subs: (a) Gadsden TRS, LLC (“Gadsden TRS”), (b) Gadsden TRS Hotel Opco, LLC (“Gadsden TRS Hotel”), (c) Gadsden Growth Investments Holdings LLC (“Gadsden Investments”), (d) Gadsden Hotel Investments I, LLC (“Gadsden Hotel”) and (e) Gadsden Realty Investments I, LLC (“Gadsden Realty”). A reference to “Gadsden Entity” is a reference to Gadsden REIT or the applicable Gadsden Sub, individually. Gadsden REIT will not be an investment company because of the securities in the Gadsden Subs will not be required to register as an investment company under the Investment Company Act for the reasons summarized below.

Our Operating Partnership will not be an investment company because the only securities that it owns are securities issued by its (i) direct, wholly-owned subsidiaries, Gadsden TRS, Gadsden TRS Hotel, and Gadsden Investments and (ii) indirect, wholly-owned subsidiaries, Gadsden Hotel and Gadsden Realty.

Gadsden TRS will not be an investment company because it satisfies the 3(c)(1) Exclusion. The value of Gadsden TRS is expected to be insignificant in relation to the value of all of our assets because it does not have any material assets and is part of the structure in the event that to maintain qualification as REIT, the Gadsden Entities need to have another taxable REIT subsidiary.

96

Gadsden TRS Hotel will not be an investment company because it satisfies the 3(c)(1) Exclusion. Gadsden Hotel TRS will be a lessee of Gadsden Hotel’s hotel properties and will be the operating company for Gadsden Hotel’s hotel activities.

Gadsden Investments will not be an investment company because the only securities that it owns are securities issued by Gadsden Hotel and Gadsden Realty, each of which is a wholly-owned subsidiary of Gadsden Investments and Gadsden Hotel and Gadsden Realty are each not relying on the 3(c)(1) Exclusion or the 3(c)(7) Exclusion.

Gadsden Realty and Gadsden Hotel

We plan to implement our core investment strategy promptly after the date of this prospectus by using our existing cash and cash equivalents and the net proceeds of any future securities offerings to acquire and operate income-producing commercial real estate. We expect that the commercial real estate property investments that the Gadsden Realty acquires and the hotel real estate properties that Gadsden Hotel acquires will enable each of Gadsden Realty and Gadsden Hotel not be an investment company as defined under the Investment Company Act.

Gadsden Realty and Gadsden Hotel are each a wholly-owned subsidiary of Gadsden Investments. Accordingly, if each of Gadsden Realty and Gadsden Hotel is not an investment company as defined under the Investment Company Act and is not relying on the 3(c)(1) Exclusion or the 3(c)(7) Exclusion, then Gadsden Investments will not be an investment company under the Investment Company Act.

On the date of this prospectus, and as a result of recent transactions, Gadsden Realty and Gadsden Hotel each will not be deemed an investment company under the Investment Company Act because of the 3(c)(5)(C) Exclusion. We expect that Gadsden Realty and Gadsden Hotel will each maintain its ability to rely on the 3(c)(5)(C) Exclusion by purchasing fee interests in real properties, including our initial real estate investments.

To comply with the 3(c)(5)(C) Asset Test, each Gadsden Entity may be unable to sell assets, which it would otherwise want to sell and may need to sell assets it would otherwise wish to retain. In addition, a Gadsden Entity may be required to acquire additional income- or loss-generating assets that it might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and that may be important to our investment strategy. If any Gadsden Entity fails to satisfy the requirements of any exemption or exclusion under the Investment Company Act, such Gadsden Entity and its direct and indirect parent entities could be characterized as an investment company. Our board of directors will review our investment activity to ensure that no Gadsden Entity will be required to register as an investment company. Among other things, we will monitor the proportion of our portfolio that is placed in investments in securities to make sure that we timely satisfy the 3(c)(5)(C) Asset Test.

Conflict of Interest Policies

Overview

Conflicts of interest could arise in the future as a result of the relationships between our affiliates, or our officers or directors, on the one hand, and us, on the other. Each director and officer has duties to our company under applicable Maryland law in connection with their management of our company.

The partnership agreement of our operating partnership (and of each of its subsidiaries) provides for indemnification of us, our affiliates and each of our respective officers, directors and any persons we may designate from time to time in our sole and absolute discretion to the fullest extent permitted by applicable law against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the REIT, provided that we will not indemnify such person for (i) any act or omission of such person that was material to the matter giving rise to a proceeding, and was (A) committed in bad faith; or (B) the result of active and deliberate dishonesty, (ii) any transaction for which such person received an improper personal benefit in violation or breach of any provision of the partnership agreement, or (iii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful, as set forth in the partnership agreement.

97

Policies Applicable to All Directors and Officers

Concurrently with the closing of this offering, we intend to adopt certain written policies that are designed to eliminate or minimize certain potential conflicts of interest, including a policy for the review, approval or ratification of any related party transaction, which is any transaction or series of transactions in which (i) we or any of our subsidiaries, are to be a participant or any of our assets or assets of any of our subsidiaries are the subject of, (ii) the amount involved exceeds the amount specified by our Board of Directors from time to time and (iii) a “related person” (as defined under SEC rules), has a direct or indirect material interest. This policy will provide that the Nominating and Corporate Governance Committee of our Board of Directors will review the relevant facts and circumstances of each related party transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. Based on its consideration of all of the relevant facts and circumstances, the Nominating and Corporate Governance Committee will decide whether or not to approve such transaction. If we become aware of an existing related party transaction that has not been pre-approved under this policy, the transaction will be referred to the Nominating and Corporate Governance Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Subject to certain exclusions, this policy also will require any director who may be interested in a related party transaction to recuse himself or herself from any consideration of such related party transaction. Further, we will adopt a code of business conduct and ethics that prohibits conflicts of interest between us on the one hand, and our employees, officers and directors on the other hand, unless such transactions are approved by a majority of our disinterested directors. In addition, as discussed below (see — “Interested Director and Officer Transactions”), our Board of Directors is subject to certain provisions of Maryland law that are designed to eliminate or minimize conflicts. However, we cannot assure you that these policies or provisions of law will always eliminate the influence of such conflicts. If such policies or provisions of law do not limit the conflicts of interests that arise in our business, decisions could be made that might fail to reflect fully the interests of all stockholders.

Interested Director and Officer Transactions

Pursuant to the Maryland General Corporation Law, or MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, provided that:

●	the fact of the common directorship or interest is disclosed or known to our Board of Directors or a committee of our board, and our board or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

●	the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity; or

●	the transaction or contract is fair and reasonable to us at the time it is authorized, ratified or approved.

Certain Policies With Respect To Our Securities and Other Activities

We will have authority to offer common stock, preferred stock or options to purchase stock, notes, and equity interests in one or more subsidiaries, such as our operating partnership, convertible into our common stock, in exchange for property and to repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future. Our Board of Directors has the authority, without further stockholder approval, to amend our charter to increase or decrease the number of authorized shares of common stock or preferred stock and to authorize us to issue additional shares of common stock or preferred stock, in one or more series, including senior securities, in any manner, and on the terms and for the consideration, it deems appropriate. See “Description of Stock.”

98

Reporting Policies

We intend to make available to our stockholders our annual reports, including our audited financial statements. After the date of this prospectus, we will become subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual, quarterly and current reports, proxy statements and other information, including financial statements, with the SEC.

STRUCTURE AND FORMATION OF OUR COMPANY

Company Structure

We are a Maryland corporation that intends to elect to be taxed for U.S. Federal income tax purposes as a real estate investment trust or REIT. We are organized in an UPREIT structure pursuant to which we serve as the general partner of, and conduct substantially all of our business through, Gadsden Growth Properties, L.P., a Delaware limited partnership, which serves as our operating partnership subsidiary. Accordingly, we will control the management and decisions of our operating partnership. Conducting business through our operating partnership allows us flexibility in the manner in which we structure and acquire properties. In particular, an UPREIT structure enables us to acquire additional properties from sellers in exchange for limited partnership units, while permitting sellers to defer the payment of tax on any gain on the sale.

An “Umbrella Partnership Real Estate Investment Trust,” or UPREIT, is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner or limited partner interest, approximately equal to the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement.

We are an internally-managed real estate company. We will identify real estate investments, analyze and negotiate the terms of financings and re-financings, and manage and oversee all aspects of the acquisitions, management, leasing, development, redevelopment, construction, and dispositions of our real estate investments and provide executive management services. Our Investment Committee will consider and have the authority to approve, investments, financings and dispositions. We will retain independent contractors to provide services to us, including professionals that provide legal, accounting, financial reporting and financial management services, property management services and asset management services. We expect to use real estate brokers and loan brokers for our transactions.

We intend to elect to be taxed and to operate in a manner that will allow us to qualify as a REIT for U.S. Federal income tax purposes commencing with our taxable year ending December 31, 2017.

Our Operating Partnership

Following the completion of this offering and our other formation transactions, substantially all of our assets will be held by, and our operations conducted through, our operating partnership. We will control our operating partnership as its sole general partner. There are three classes of partnership interests in our operating partnership:

●	one class of general partnership interests which are solely owned by Gadsden REIT;

●	Class A limited partnership interests (“Class A OPCO Units”) which will be solely owned by Gadsden REIT; and

●	the Class B OPCO Units which will be issued in connection with our acquisition of the Contributed Properties. The value and number of the Class B OPCO Units that we will issue is based on the net value of the Contributed Properties as determined by us.

99

The Class A OPCO Units and the Class B OPCO Units are identical in all material respects except that the Class B OPCO Units may, at the option of the holder of such Class B Units, be redeemed and exchanged for shares of our common stock on the basis of the number of shares of our common stock that are issued and outstanding at the closing of this offering, subject to adjustment for certain capital transactions such as a stock split, stock dividend or other similar transactions and may otherwise not be transferred without the consent of Gadsden REIT other than in connection with estate planning transactions or by will or decedent law. Gadsden REIT will reserve for issuance such number of shares of our common stock for any exchange of the Class B OPCO Units. In addition, Class B OPCO Units held by any of directors may not be exchanged for common stock until one year after the closing date of this offering.

Formation Transactions

Gadsden REIT was formed as a Maryland corporation on August 11, 2016. Our operating partnership was organized as a Delaware limited partnership on September 2, 2016. To form Gadsden REIT and its subsidiaries, we will have engaged in the following transactions prior to the closing of this offering:

●

On April 25, 2016, John Hartman, our Chairman and Chief Executive Officer, agreed to organize Gadsden REIT and purchase, at par value of $0.01 per share, 200,000 shares of the initial issuance of 250,000 shares of our common stock (the “Organization Shares”) on the date Gadsden REIT was incorporated.

●	Between June 16, 2016 and August 31, 2016, we received subscriptions for the issuance and sale of 1,760,000 shares of our common stock (the “Founder Shares”) for an aggregate investment of $880,000 to pay for our organizational expenses and expenses and costs that are payable prior to the closing of this offering.

●	In addition, concurrently with or shortly after the closing of this offering:

●	We will issue and sell our shares of common stock as indicated on the front cover of this prospectus and invest the net proceeds of this offering to purchase all of the Class A OPCO Units in our operating partnership;

●	We will acquire the Contributed Properties from Farm to Market, Hill Country and Grae Round Rock Ltd. by issuing our Class B OPCO Units and using a portion of the net proceeds of this offering to satisfy or refinance certain mortgage debt and related liabilities arising from the Contributed Properties’ operations, with respect to these properties and to purchase up to $1,000,000 of the Class B OPCO Units that were issued to the limited partners in Hill Country at a price per unit that is equal to the initial offering price per share of our common stock sold in this offering.

●	We will purchase each of the Acquired Properties for cash using the majority of the net proceeds of this offering and by assuming certain mortgage debt and related liabilities with respect to these properties, such as pursuant to contracts related to the operations of the Acquired Properties.

The value of the Class B OPCO Units that our operating partnership will issue as consideration for the Contributed Properties and the other related assets will increase or decrease depending on the initial public offering price of our shares of common stock and subsequent trading of our shares of common stock.

Our operating partnership intends to enter into a revolving credit facility concurrently with or shortly after the completion of this offering, which will be used primarily to pay deposits and pre-acquisition expenses in connection with the financing of future property development and acquisition activities. In connection with this offering, we are also negotiating the letter of intent for the terms and conditions of new mortgage loans to finance the acquisition of Castle Hills, Venture Crossings and 32nd Street. We expect that the aggregate amount of these new mortgage loans would be approximately $12.4 million. In addition, we intend to assume the existing mortgage loans with respect to the acquisitions of Tempe Square and the Land Parcels, which are expected to be in the aggregate principal amount of approximately $18.9 million.

100

Property Management Agreement

The day-to-day property management of our initial real estate properties, other than the hospitality properties, will be outsourced to various property management companies (each a “Property Manager”) pursuant to the terms of the following management agreements (each, a “Management Agreement”) as outlined below, which are currently being finalized and which we expect to execute before the closing of this transaction:

MSL Asset Services, LLC

MSL Asset Services, LLC (“MSL”) is the Property Manager for Venture Crossing and Castle Hills, pursuant to a Management Agreement for an initial term of 1 year, which will automatically renew for successive one-month terms, until terminated by either party.

Under our Management Agreement, MSL will provide comprehensive property management services, general management and supervision of the operations of Venture Crossing and Castle Hills, including day-to-day business functions, financial and operating reporting, and overseeing property management.

MSL is entitled to a property management fee payable equal to 4.0% of the gross monthly collections or a specified minimum per month for each of Venture Crossing and Castle Hills, and reimbursement for costs and expenses of maintaining, conducting and supervising the operation of each of Venture Crossing and Castle Hills based on a budget agreed upon by the parties.

The Management Agreement contains customary indemnifications. We have the right to assign our rights and obligations under the Management Agreement, provided that any assignee enters into a written agreement assuming our obligations. MSL shall not assign its rights and duties without our prior written consent. We may terminate the Management Agreement for cause, and either party may terminate not for cause beginning 180 days after its execution, upon thirty days prior written notice.

Inverness, LLC.

Inverness, LLC is the Property Manager for each of the Acquired Properties, pursuant to separate Management Agreements, each for an initial term of 5 years, subject to earlier termination upon the sale of the applicable Acquired Property or for breach.

Under each Management Agreement, Inverness will provide comprehensive property management services, general management and supervision of the operations of the Acquired Properties, including day-to-day business functions, financial and operating reporting, and overseeing property management.

Inverness is entitled to a property management fee payable equal to 4.0% of the gross monthly collections of the Acquired Properties, and reimbursement for costs and expenses of maintaining, conducting and supervising the operation of each of the Acquired Properties.

The Management Agreement contains customary indemnifications. Inverness shall not assign its rights and duties without our prior written consent. Either party may terminate the Management Agreement for cause, and we may terminate at any time upon payment of a termination fee equal to the management fee of the month prior to termination multiplied by the number of months remaining under the Management Agreement.

STRUCTURE AND DESCRIPTION OF OPERATING PARTNERSHIP

The following is a summary of the material terms of the partnership agreement of our operating partnership, which we refer to as the “partnership agreement.” This summary is not comprehensive. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” For purposes of this section, reference to “our company,” “we,” “us” and “our” mean Gadsden Growth Properties, Inc. and its wholly owned subsidiaries.

101

Management

Our operating partnership, Gadsden Growth Properties, L.P., is a Delaware limited partnership that was formed on November 1, 2016. We are the sole general partner of our operating partnership, and we will conduct substantially all of our operations through our operating partnership. The aggregate number of limited partnership units will equal the total number of our shares of common stock, determined on a fully diluted basis, and the total number of limited partnership units that are issued and outstanding will be equal to the number of shares of common stock of Gadsden REIT plus the number of shares that may be issued upon exchange of the Class B OPCO Units. Gadsden REIT will own all of the Class A OPCO Units which as the closing of the initial public offering will be equal to number of shares issued in this offering. Upon completion of this offering and our other formation transactions, we expect to issue Class B OPCO Units. Except as otherwise expressly provided in the partnership agreement, We, as the general partner, have the exclusive right and full authority and responsibility to manage and operate the partnership’s business. Limited partners generally do not have any right to participate in or exercise control or management power over the business and affairs of our operating partnership or the power to sign documents for or otherwise bind our operating partnership. We, as the general partner, have full power and authority to do all things we deem necessary or desirable to conduct the business of our operating partnership, as described below. In particular, we are under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of our operating partnership but we are expressly permitted to take into account our tax consequences. The limited partners have no power to remove us as general partner. The consent of the limited partners, not including us to some matters, is necessary in limited circumstances.

Management Liability and Indemnification

We, as the general partner of our operating partnership, and our trustees and officers are not liable for monetary or other damages to our operating partnership, any partners or assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, unless we acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived. To the fullest extent permitted by applicable law, the partnership agreement indemnifies us, as general partner, any limited partners, or any of our officers, directors or trustees and other persons as we may designate from and against any and all losses, claims, damages, liabilities, joint and several, expenses, judgments, fines, settlements and other amounts incurred in connection with any actions relating to the operations of our operating partnership, unless it is established by a final determination of a court of competent jurisdiction that:

●	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

●	the indemnitee actually received an improper personal benefit in money, property or services; or

●	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Fiduciary Responsibilities

Our trustees and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of our stockholders. At the same time, We, as the general partner, have fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties, as general partner, to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our trustees and officers to our stockholders.

The partnership agreement expressly limits our liability by providing that We, as the general partner, and our officers, trustees, agents or employees, are not liable for monetary or other damages to our operating partnership, the limited partners or assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission unless we acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

Transfers

We, as the general partner, generally may not transfer any of our partnership interests in our operating partnership, including any of our limited partnership interests, except in connection with a merger, consolidation or other combination with or into another person, a sale of all or substantially all of our assets or any reclassification, recapitalization or change of our outstanding shares. We may engage in such a transaction only if the transaction has been approved by the consent of the partners holding partnership interests representing more than 50% of the percentage interest (as defined in the partnership agreement) of the interests entitled to vote thereon, including any operating partnership units held by us and in connection with which all limited partners have the right to receive consideration which, on a per unit basis, is equivalent in value to the consideration to be received by our stockholders, on a per share basis, and such other conditions are met that are expressly provided for in our partnership agreement. In addition, we may engage in a merger, consolidation or other combination with or into another person where following the consummation of such transaction, the equity holders of the surviving entity are substantially identical to our stockholders. We will not withdraw from our operating partnership, except in connection with a transaction as described in this paragraph.

102

With certain limited exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, which consent may be withheld in our sole and absolute discretion.

Even if our consent is not required for a transfer by a limited partner, We, as the general partner, may prohibit the transfer of operating partnership units by a limited partner unless we receive a written opinion of legal counsel that the transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal, or state securities laws or regulations applicable to our operating partnership or the operating partnership units. Further, except for certain limited exceptions, no transfer of operating partnership units by a limited partner, without our prior written consent, may be made if:

●	in the opinion of legal counsel for our operating partnership, there is a significant risk that the transfer would result in our operating partnership being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of our operating partnership for federal income tax purposes;

●	in the opinion of legal counsel for our operating partnership, there is a significant risk that the transfer would adversely affect our ability to continue to qualify as a REIT or would subject us to certain additional taxes or would subject our operating partnership to adverse tax consequences; or

●	such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

Except with our consent to the admission of the transferee as a limited partner, no transferee shall have any rights by virtue of the transfer other than the rights of an assignee, and will not be entitled to vote operating partnership units in any matter presented to the limited partners for a vote. We, as the general partner, will have the right to consent to the admission of a transferee of the interest of a limited partner, which consent may be given or withheld by us in our sole and absolute discretion.

In the case of a proposed transfer of operating partnership units to a lender to our operating partnership or any person related to the lender whose loan constitutes a nonrecourse liability, the transferring partner must obtain our prior consent.

Distributions

The partnership agreement requires the distribution of available cash on at least a quarterly basis. Available cash is the net operating cash flow plus any reduction in reserves and minus interest and principal payments on debt, all cash expenditures (including capital expenditures), investments in any entity, any additions to reserves and other adjustments, as determined by us in our sole and absolute discretion.

Unless we otherwise specifically agree in the partnership agreement or in an agreement entered into at the time a new class or series is created, no partnership interest will be entitled to a distribution in preference to any other partnership interest. A partner will not in any event receive a distribution of available cash with respect to an operating partnership unit if the partner is entitled to receive a distribution out of that same available cash with respect to a share of our company for which that operating partnership unit has been exchanged or redeemed.

103

We will make reasonable efforts, as determined by us in our sole and absolute discretion and consistent with our qualification as a REIT, to distribute available cash:

●	to us, in an amount sufficient to enable us to pay stockholder dividends that will satisfy our requirements for qualifying as a REIT and to avoid any federal income or excise tax liability for us; and

●	to the limited partners consistent with their distribution rights, generally commensurate with their ownership of the Class B OPCO Units.

Allocation of Net Income and Net Loss

Net income and net loss of our operating partnership are determined and allocated with respect to each fiscal year of our operating partnership. Except as otherwise provided in the partnership agreement, an allocation of a share of net income or net loss is treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss. Except as otherwise provided in the partnership agreement, net income and net loss are allocated to the general partner and the limited partners in accordance with their respective percentage interests in the class at the end of each fiscal year. The partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b), 1.704-2 and 1.752-3(a). See “Material United States Federal Income Tax Considerations,” beginning on page 127.

Redemption

As a general rule, a limited partner may exercise a redemption right to redeem his or her operating partnership units at any time beginning one-year following the date of the issuance of the operating partnership units held by the limited partner, unless otherwise agreed by such limited partner and the general partner. If we give the limited partners notice of our intention to make an extraordinary distribution of cash or property to our stockholders or effect a merger, a sale of all or substantially all of our assets, or any other similar extraordinary transaction, each limited partner may exercise its unit redemption right, regardless of the length of time it has held its operating partnership units. This unit redemption right begins when the notice is given, which must be at least 20 business days before the record date for determining stockholders eligible to receive the distribution or to vote upon the approval of the merger, sale or other extraordinary transaction, and ends on the record date. We, in our sole discretion, may shorten the required notice period of not less than ten business days prior to the record date to determine the stockholders eligible to vote upon a merger transaction (but not any of the other covered transactions) to a period of not less than ten calendar days so long as certain conditions set forth in the partnership agreement are met. If no record date is applicable, we must provide notice to the limited partners at least 20 business days before the consummation of the merger, sale or other extraordinary transaction.

A limited partner may exercise its unit redemption right by giving written notice to our operating partnership and us. The operating partnership units specified in the notice generally will be redeemed on the tenth business day following the date we received the redemption notice or, in the case of the exercise of a unit redemption right in connection with an extraordinary transaction, the date our operating partnership and we received the redemption notice. A limited partner may not exercise the unit redemption right for fewer than 100 operating partnership units, or if the limited partner holds fewer than 100 operating partnership units, all of the operating partnership units held by that limited partner. The redeeming partner will have no right to receive any distributions paid on or after the redemption date with respect to those operating partnership units redeemed.

Unless we elect to assume and perform our operating partnership’s obligation with respect to the unit redemption right, as described below, a limited partner exercising a unit redemption right will receive the number of shares of common stock of Gadsden REIT that is equal to the number of shares represented by the Class B OPCO Unit, which will equal one share of common stock for each Class B OPCO Unit, subject to adjustment as provided in the partnership agreement for corporate transactions that reclassify the shares of common stock or split or reverse split such shares or any transaction with a similar effect.

We have the right to elect to acquire the operating partnership units being redeemed directly from a limited partner in exchange for either cash in the amount specified above or a number of our shares of common stock equal to the number of operating partnership units offered for redemption, adjusted as specified in the partnership agreement to take into account prior share dividends or any subdivisions or combinations of our shares of common stock. Our operating partnership will have the sole discretion to elect whether the redemption right will be satisfied by us in cash or our shares of common stock. No redemption or exchange can occur if delivery of shares of common stock by us would be prohibited either under the provisions of our articles of incorporation or under applicable federal or state securities laws, in each case regardless of whether we would in fact elect to assume and satisfy the unit redemption right with shares.

104

Issuance of Additional Partnership Interests

We, as the general partner, are authorized to cause our operating partnership to issue additional operating partnership units or other partnership interests to its partners, including us and our affiliates, or other persons. These operating partnership units may be issued in one or more classes or in one or more series of any class, with designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of limited partnership interests (including operating partnership units held by us), as determined by us in our sole and absolute discretion without the approval of any limited partner, subject to limitations described below.

No operating partnership unit or interest may be issued to us as general partner or limited partner unless:

●	our operating partnership issues operating partnership units or other partnership interests in connection with the grant, award or issuance of shares or other equity interests in us having designations, preferences and other rights so that the economic interests attributable to the newly issued shares or other equity interests in us are substantially similar to the designations, preferences and other rights, except voting rights, of the operating partnership units or other partnership interests issued to us, and we contribute to our operating partnership the proceeds from the issuance of the shares or other equity interests received by us; or

●	our operating partnership issues the additional operating partnership units or other partnership interests to all partners holding operating partnership units or other partnership interests in the same class or series in proportion to their respective percentage interests in that class or series.

Preemptive Rights

Except to the extent expressly granted by our operating partnership in an agreement other than the partnership agreement, no person or entity, including any partner of our operating partnership, has any preemptive, preferential or other similar right with respect to:

●	additional capital contributions or loans to our operating partnership; or

●	the issuance or sale of any operating partnership units or other partnership interests.

Amendment of Partnership Agreement

Amendments to the partnership agreement may be proposed by us, as general partner, or by any limited partner holding partnership interests representing 25% or more of the percentage interest (as defined in the partnership agreement) of the interests entitled to vote thereon. In general, the partnership agreement may be amended only with the approval of the general partner and the consent of the partners holding partnership interests representing more than 50% of the percentage interests (as defined by the partnership agreement) entitled to vote thereon. However, as general partner, we will have the power, without the consent of the limited partners, to amend the partnership agreement as may be required:

●	to add to our obligations as general partner or surrender any right or power granted to us as general partner or any affiliate of ours for the benefit of the limited partners;

●	to reflect the admission, substitution, termination or withdrawal of partners in compliance with the partnership agreement;

●	to set forth the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued in accordance with the authority granted to us as general partner;

●	to reflect a change that does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes with respect to matters arising under the partnership agreement that will not be inconsistent with law or with the provisions of the partnership agreement; and

●	to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

105

The approval of a majority of the partnership interests held by limited partners other than us is necessary to amend provisions regarding, among other things:

●	the prohibition against removal of our company as general partner by the limited partners;

●	restrictions on our power to conduct businesses other than owning partnership interests of our operating partnership and the relationship of our shares to operating partnership units;

●	limitations on transactions with affiliates;

●	our liability as general partner for monetary or other damages to our operating partnership;

●	partnership consent requirements for the sale or otherwise dispose of substantially all the assets of our operating partnership; or

●	the transfer of partnership interests held by us or the dissolution of our operating partnership.

Any amendment of the provision of the partnership agreement which allows the voluntary dissolution of our operating partnership before the date that Gadsden REIT is dissolved or terminated can be made only with the consent of the partners holding partnership interests representing 90% or more of the percentage interest (as defined in the partnership agreement) of the interests entitled to vote thereon, including partnership interests held by us.

Amendments to the partnership agreement that would, among other things:

●	convert a limited partner’s interest into a general partner’s interest;

●	modify the limited liability of a limited partner;

●	alter the interest of a partner in profits or losses, or the right to receive any distributions, except as permitted under the partnership agreement with respect to the admission of new partners or the issuance of additional operating partnership units; or

●	materially alter the unit redemption right of the limited partners,

must be approved by each limited partner or any assignee who is a bona fide financial institution that loans money or otherwise extends credit to a holder of operating partnership units or partnership interests that would be adversely affected by the amendment.

Tax Matters

Pursuant to the partnership agreement, the general partner is the tax matters partner of our operating partnership. Accordingly, through our role as the general partner of our operating partnership, we have authority to make tax elections under the Code on behalf of our operating partnership, and to take such other actions as permitted under the partnership agreement.

Term

Our operating partnership will continue until dissolved upon the first to occur of any of the following:

●	an event of withdrawal (other than an event of bankruptcy), unless within 90 days after the withdrawal, the written consent of the outside limited partners, as defined in the partnership agreement, to continue the business of our operating partnership and to the appointment, effective as of the date of withdrawal, of a substitute general partner is obtained;

●	an election by us, as general partner, with the consent of the partners holding partnership interests representing 90% of the percentage interest (as defined in the partnership agreement) of the interests entitled to vote thereon (including operating partnership Units held by us);

●	an election to dissolve our operating partnership by us, as general partner, in our sole and absolute discretion if Gadsden REIT is terminated or dissolved;
entry of a decree of judicial dissolution of our operating partnership pursuant to Delaware law;
●	the sale of all or substantially all of the assets and properties of our operating partnership for cash or for marketable securities; or
●	entry of a final and non-appealable judgment by a court of competent jurisdiction ruling that we are bankrupt or insolvent, or entry of a final and non-appealable order for relief against us, under any federal or state bankruptcy or insolvency laws, unless prior to or at the time of the entry of such judgment or order, the written consent of the outside limited partners, as defined in our partnership agreement, to continue the business of our operating partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute general partner is obtained.

106

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the ownership of our common stock as of the date of this prospectus for:

●	each director;

●	each person known by us to own beneficially 5% or more of our common stock;

●	each executive officer; and

●	all directors and executive officers as a group.

This table gives effect to the expected issuance of shares of common stock and operating partnership units in connection with our formation transactions.

The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, to the best of our knowledge each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Shares Beneficially Owned Prior to this Offering		Shares Beneficially Owned After this Offering(4)
Name	Shares	%	Shares	%(1)
Named Executive Officers and Directors
John Hartman(5)	202,000	10.1%	202,000	2.9%
Keith Moser	100,000	5.0%	100,000	1.4%
Scott Yorkison	-	-	-	-
Diane Dewbrey	-	-	-	-
Donna R. Ecton	-	-	-	-
B.J. Parrish(2)	10,000	-	10,000	-
James Walesa(2)	76,500	3.8%	76,500	1.0%
Robert G. Watson, Jr.	-	-	-	-
All directors and executive officers as a group (8 persons)	378,500	19.4%	378,500	5.4%
Other 5% Stockholders
Cibolo Creek Partners, LLC (3) 400 W. Illinois, Suite 950 Midland, Texas 79701	1,200,000	60.0%	1,200,000	17.1%

107

* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1) Assumes that 5,000,000 shares of our common stock will be issued in this offering (does not include our option to sell 750,000 additional shares or any exchange of Class B OPCO Units into shares of our common stock).

(2) Address for such person is c/o Cibolo Creek Partners, LLC, 400 W. Illinois, Suite 950, Midland, Texas 79701.

(3) Includes ownership of Longhorn Lodging, L.P. which owns 1,200,000 shares of common stock prior to this offering. Cibolo Creek Partners, LLC may be deemed to be a beneficial owner of such shares as it is the general partner of Longhorn Lodging, L.P. Mr. Walesa is the beneficial owner of 3.66% of Cibolo and Mr. Parrish a member of its Board of Governors of Cibolo and holds a profits interest in Cibolo. Each of Mr. Walesa and Mr. Parrish disclaim beneficial ownership of the shares of common stock owned directly or indirectly by Cibolo.

(4) Does not includes Class B OPCO Units issued in connection with our formation transactions that may, subject to certain limitations, be exchanged for our shares of common stock on the basis of the number of shares of our common stock that are issued and outstanding at the closing of this offering, subject to adjustment for certain capital transactions such as a stock split, stock dividend or other similar transaction.

(5) Including 200,000 shares purchased by John Hartman as part of the formation transaction, and 2,000 shares purchased by a family member of Mr. Hartman.

Unless otherwise indicated, the address of each named person is c/o Gadsden Growth Properties, Inc. 15150 N. Hayden Road, Suite 225, Scottsdale, Arizona 85260. No shares beneficially owned by any executive officer or director have been pledged as security.

DESCRIPTION OF STOCK

The following summary of the material terms of the stock of our company does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 75 million shares of common stock, $0.01 par value per share, or common stock, and 25 million shares of preferred stock, $0.01 par value per share, or preferred stock. Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by our stockholders, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue. Upon completion of this offering, 5,000,000 shares of our common stock will be issued and outstanding (which does not include the our option to sell 750,000 additional shares of common stock and assumes that all shares in this offering set forth on the front page of this prospectus), and no shares of our preferred stock will be issued and outstanding.

Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our Board of Directors out of assets legally available therefore and declared by us, and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of our company.

108

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a majority of the votes cast.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, and have no preemptive rights to subscribe for any securities of our company. Our charter provides that our stockholders generally have no appraisal rights unless our Board of Directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its Board of Directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for the approval of these matters by a majority of the votes entitled to be cast on the matter, except that the approval of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors is required to remove a director and the approval of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors, restrictions on transfer and ownership of shares or to amend the vote required to amend such provision. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity all of the equity interests of which are owned, directly or indirectly, by the corporation.

Our charter authorizes our Board of Directors to reclassify any unissued shares of our common stock into other classes or series of stock, to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series.

Preferred Stock

Our charter authorizes our Board of Directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of stock into one or more classes or series of preferred stock. Prior to issuance of shares of each new class or series of preferred stock, our Board of Directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. As a result, our Board of Directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms or conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date hereof, no shares of preferred stock are outstanding and we have no present plans to issue any preferred stock.

Options

We have adopted the 2016 Equity Compensation Plan pursuant to which we may grant options, restricted stock or other equity incentive awards (“Awards”) to employees or other persons on terms and conditions determined by our Board of Directors or a committee of our Board of Directors, which may include anti-dilution protection, cashless exercise and repurchase or redemption rights. The options or other equity awards that may be granted under this plan may qualify as incentive stock options under the Code. We have reserved a number of shares equal to 5% of the fully diluted number of issued and outstanding shares of our common stock after this offering, assuming the full conversion of the Class B OPCO Units, for issuance upon the exercise or exchange of Awards. As of the date of this Prospectus, we expect to issue no options at the initial offering price per share of the shares offered hereby.

109

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our Board of Directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series of stock, as well as the additional authorized shares of stock, will be available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board of Directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, inhibit a transaction or a change of control of our company that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests. See “Material Provisions of Maryland Law and of our Charter and Bylaws — Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws.”

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year; and at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made), not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (for this purpose, the term “individual” under the Code includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust).

Our charter contains restrictions on the ownership and transfer of our stock that are intended, among other purposes, to assist us in complying with these requirements and continuing to qualify as a REIT. These limitations include that, subject to the exceptions in the discretion of our Board of Directors, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than the Applicable Amount in value or in number of shares, whichever is more restrictive or other applicable amount given any ownership in excess of such amount that has been approved by our Board of Directors of the outstanding shares of our common stock, preferred stock or more than the Applicable Amount (in value) of the aggregate of the outstanding shares of all classes and series of our stock. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.” Under the provisions of our charter, the term “Applicable Amount” is defined to be 9.8% or such lesser amount as determined by our Board of Directors that would provide that we will satisfy the ownership requirement for a REIT under the Code.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% in value or in number of shares (whichever is more restrictive) of our outstanding common stock and thereby violate the applicable ownership limit.

Our Board of Directors may, in its sole and absolute discretion, prospectively or retroactively, waive either or both of the ownership limits with respect to a particular person if, doing so (i) would not result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT and our Board of Directors determines that such waiver will not cause or allow five or fewer individuals to actually or beneficially own more than 49% in value of the aggregate of the outstanding shares of all classes and series of our stock; and (ii) determines that, subject to certain exceptions, such person does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

110

As a condition of our waiver, our Board of Directors may require an opinion of counsel or IRS ruling satisfactory to our Board of Directors in its sole and absolute discretion in order to determine or ensure our status as a REIT or such representations and/or undertakings as are reasonably necessary to make the determinations above. Our Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

In connection with a waiver of an ownership limit or at any other time, our Board of Directors may increase or decrease one or both of the ownership limits, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of our stock will violate the decreased ownership limit. Our Board of Directors may not increase or decrease any ownership limit if the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49% in value of our outstanding stock or could cause us to be “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT.

Our charter provisions further prohibit:

●	any person from actually, beneficially or constructively owning shares of our stock that could result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that could result in (i) us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code, or (ii) any manager of a “qualified lodging facility,” within the meaning of Section 856(d)(9)(D) of the Code, leased by us to one of our taxable REIT subsidiaries failing to qualify as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code, in each case if the income we derive from such tenant or such taxable REIT subsidiary, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any the gross income requirements imposed on REITs); and

●	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply until the closing of the this offering and will not apply if our Board of Directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our Board of Directors, or could result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void ab initio. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void ab initio and of no force or effect and the intended transferee will acquire no rights in the shares.

111

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of shares to the trust (or, in the event of a gift, devise or other such transaction, the median sales price reported on the applicable stock market or exchange on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the median sale price reported on the applicable stock market or exchange on the date we, or our designee, accepts such offer. We are required to reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We will pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons, designated by the trustee, who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the median sales price reported on the applicable stock market or exchange on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee will reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

The trustee will be designated by us and will be unaffiliated with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

●	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

●	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our Board of Directors determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our Board of Directors may take such action as it deems advisable in its sole discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

112

Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person that is an actual, beneficial or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual, beneficial or constructive owner must, on request, disclose to us such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer could inhibit a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders otherwise believe to be in their best interest.

Transfer Agent and Registrar

American Stock Transfer & Trust Company LLC is expected to be named as transfer agent and registrar for our shares of common stock.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company may be established, increased or decreased only by a majority of our entire Board of Directors but may not be fewer than the minimum number required under the MGCL, unless our bylaws are amended. We expect to have six directors upon the closing of this offering.

Our charter also provides that, at such time as we become eligible to elect to be subject to certain elective provisions of the MGCL (which we expect will be upon the closing of this offering) and except as may be provided by our Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the board resulting from an increase in the size of the board or due to death, resignation or removal of a director for any reason may be filled only by an affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum.

Our Board of Directors is elected on an annual basis. There are no classes of directors. Each director will serve for their annual term or until their successor is duly elected and qualified, subject to their earlier removal in accordance with the MGCL or their resignation. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a majority of the votes cast.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our bylaws) and only by the affirmative vote of at least two-thirds of all the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our Board of Directors to fill vacant directorships, may preclude stockholders from removing incumbent directors (except for cause and by a substantial affirmative vote) and filling the vacancies created by such removal with their own nominees. We have entered into an agreement with each current director, and expect to enter into such agreement with future directors that in the event that a majority of the remaining board members (other than the offending director) determined that a board member committed an act or an event occurred, which is considered “cause” as defined in our bylaws, as may be amended from time to time, such director will resign, effective immediately upon vote of the Board, with no prior notice.

113

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

●	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the Board of Directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

114

These supermajority approval requirements do not apply for mergers, consolidations or share exchanges if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the Board of Directors prior to the time that the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders in the election of directors generally but excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who has made or proposes to make the control share acquisition, (2) any officer of the corporation or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

115

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or if a stockholders meeting is held to consider the voting rights of the control shares (and the voting rights are not approved), as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock. Our Board of Directors may amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three directors, qualified under Section 3-804(b) of the MGCL, to elect to be subject, by provision in its charter or bylaws or a resolution of its Board of Directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

●	a classified board;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of the directors;

●	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

●	a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, at such time as we become eligible to make a Subtitle 8 election, and except as may be provided by our Board of Directors in setting in setting the terms of any class or series of stock, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our Board of Directors and the vesting in the board the exclusive power to fix the number of directorships. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the board, which removal must be for cause, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and (3) require, unless called by the chairman of our Board of Directors, our president, our chief executive officer or our Board of Directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders. In the future, our Board of Directors may elect, without stockholder approval, to adopt one or more of the other provisions of Subtitle 8.

116

Amendments to our Charter and Bylaws

Other than amendments to certain provisions of our charter described below and amendments permitted to be made without stockholder approval under Maryland law or by a specific provision in the charter, our charter generally may be amended only if such amendment is declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter, except that amendments to the provisions of our charter relating to the removal of directors and restrictions on transfer and ownership of shares require the approval of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter. Our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders will be held each year at a date, time and place determined by our Board of Directors. Special meetings of stockholders may be called only by our Board of Directors, the Chairman of our Board of Directors, our chief executive officer or our executive vice president. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at such meeting on such matter who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

●	pursuant to our notice of the meeting;

●	by or at the direction of our Board of Directors; or

●	by a stockholder who was a stockholder of record both at the time the stockholder provides the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in, and provided the information required by, our bylaws; and

117

with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our Board of Directors may be made only:

●	by or at the direction of our Board of Directors; or

●	provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time the stockholder provides the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in, and provided the information required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our Board of Directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our Board of Directors, to inform stockholders and make recommendations regarding the nominations or other proposals.

Although our bylaws do not give our Board of Directors the power to disapprove stockholder nominations and proposals that comply with our bylaws, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our Board of Directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may inhibit a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest, including business combination provisions, supermajority vote and cause requirements for removal of directors, provisions that vacancies on our Board of Directors may be filled only by the remaining directors for the full term of the class of directors in which the vacancy occurred, the power of our board to increase the aggregate number of authorized shares of stock or the number of shares of any class or series of stock, to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval, the restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, the election of our Board of Directors to be subject to the provisions of Subtitle 8 or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

118

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

●	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

●	was committed in bad faith; or

●	was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

●	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

●	a written undertaking by the director or officer or on his or her behalf (which need not be secured) to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:

●	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

●	any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our Board of Directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Our charter documents limit the liability of our directors and officers for money damages to the maximum extent that Maryland law permits. We also provide for indemnification of our officers and directors and our affiliates and any persons we may designate from time to time in our sole and absolute discretion to the fullest extent permitted by applicable law against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to our operations, provided that we will not indemnify such person, for (i) willful misconduct or a knowing violation of the law, (ii) any transaction for which such person received an improper personal benefit in violation or breach of any provision of the Charter, or (iii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful under applicable law. Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

119

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and directors as described in “Management — Limitation of Liability and Indemnification.”

Restrictions on Ownership and Transfer of our Stock

Our charter contains restrictions on the ownership and transfer of our stock that are intended, among other purposes, to assist us in complying with these requirements and continuing to qualify as a REIT. These provisions include that, subject to the exceptions in the discretion of our Board of Directors, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than the Applicable Amount in value or in number of shares, whichever is more restrictive or other applicable amount given any ownership in excess of such amount that has been approved by our Board of Directors of the outstanding shares of our common stock, or more than the Applicable Amount (in value) of the aggregate of the outstanding shares of all classes and series of our stock, in each case excluding any shares of common stock that are not treated as outstanding under the Code.

REIT Qualification

Our charter provides that our Board of Directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to be qualified as a REIT. Our charter also provides that our Board of Directors may determine that compliance with the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon the closing of this offering, we will have 7,010,000 issued and outstanding shares of our common stock (which does not include our option to sell 750,000 additional shares of common stock) and will have reserved for issuance shares of our common stock for redemption of the Class B OPCO Units in accordance with the terms of our operating partnership limited partnership agreement.

There has been no public market for our common stock. We have applied to have our common stock listed on the NYSE under the symbol “GADS.”. No assurance can be given as to (1) the likelihood that an active market for common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell their shares or (4) the prices that stockholders may obtain for any of their shares. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock (including shares issued upon the exchange of units or the exercise of stock options), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See “Risk Factors.”

For a description of certain restrictions on ownership and transfer of our stock, see “Description of Stock — Restrictions on Ownership and Transfer.”

Rule 144

In general, under Rule 144 under the Securities Act as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale and who has beneficially owned shares considered to be restricted securities under Rule 144 for at least six months would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned shares considered to be restricted securities under Rule 144 for at least six months would be entitled to sell those shares without regard to the provisions of Rule 144.

An affiliate of ours who has beneficially owned shares of our common stock for at least six months would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

120

●	1% of the shares of our common stock then outstanding; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC, if applicable.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Equity Compensation Plan

Our non-executive directors will receive grants under our 2016 Equity Compensation Plan for their service on our Board of Directors.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Tax Considerations for Investing in Our Common Stock

The following is a summary of material U.S. Federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the U.S. Federal income tax laws, such as:

●	insurance companies;

●	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);

●	financial institutions or broker-dealers;

●	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);

●	U.S. expatriates;

●	persons who mark-to-market our common stock;

●	subchapter S corporations;

●	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

●	regulated investment companies and REITs;

●	trusts and estates;

●	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

●	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

●	persons subject to the alternative minimum tax provisions of the Code;

●	persons holding our common stock through a partnership or similar pass-through entity; and

●	persons whose taxable income for U.S. Federal income tax purposes exceeds $400,000 in a taxable year ($450,000 in the case of married taxpayers filing a joint return).

121

This summary assumes that stockholders hold shares as capital assets for U.S. Federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current U.S. Federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We were organized as a Maryland corporation. We intend to elect to be taxed as a REIT for U.S. Federal income tax purposes commencing with our taxable year ending December 31, 2016. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the U.S. Federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. Federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Herrick, Feinstein LLP has, prior to the date of this prospectus, provided an opinion to us that, commencing with our taxable year ending on December 31, 2016, we will be organized in conformity with the requirements for qualification as a REIT as of the date such opinion is issues under the Code, and our proposed method of operation will enable us to satisfy the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2016. It must be emphasized that the opinion of Herrick, Feinstein LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets, the past, present and future conduct of our business operations and speaks as of the date issued. In addition, Herrick, Feinstein LLP’s opinion is based on existing U.S. Federal income tax law regarding qualification as a REIT, which is subject to change either prospectively or retroactively. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Herrick, Feinstein LLP or by us that we will so qualify for any particular year. Herrick, Feinstein LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should also be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. Moreover, our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code related to our income and assets, the compliance with which will not be reviewed by Herrick, Feinstein LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

If we qualify as a REIT, we generally will not be subject to U.S. Federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that is generally imposed on enterprises that are operated in corporate form. Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders. Even if we qualify as a REIT, we will be subject to U.S. Federal tax in the following circumstances:

122

●	we will pay U.S. Federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

●	we may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

●	we will pay income tax at the highest corporate rate on:

●	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

●	other non-qualifying income from foreclosure property

●	we will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property (known as “prohibited transactions”), that we hold primarily for sale to customers in the ordinary course of business.

●	if we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

●	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

●	a fraction intended to reflect our profitability.

●	if we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

●	we may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

●	we will be subject to a 100% excise tax on transactions with any Taxable REIT Subsidiary (“TRS”) that are not conducted on an arm’s-length basis.

●	in the event we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. Federal income tax rate then applicable to U.S. corporations on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

●	in the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

●	if we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

123

●	the amount of gain that we recognize at the time of the sale or disposition, and

●	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

●	we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

●	the earnings of our lower-tier entities that are subchapter C corporations, including any TRSs, will be subject to Federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. Federal income tax purposes. Moreover, as further described below, any TRS we form will be subject to Federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. Federal income tax law.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. Federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for U.S. Federal income tax purposes and complies with the recordkeeping requirements of the U.S. Federal income tax laws.

We must meet the above requirements 1, 2, 3, 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will be applied to us beginning with our 2017 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. Federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

124

Our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in 5 and 6 above. See “Description of Stock — Restrictions on Ownership and Transfer.” We are required to maintain records disclosing the actual ownership of common stock in order to monitor our compliance with the share ownership requirements. To do so, we are required to demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information. The restrictions in our charter, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. Federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. Federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. Federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. This limitation is reduced to 20% with respect to our taxable years beginning after December 31, 2017.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

125

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. However, a TRS may provide rights to any brand name under which any “health care facility” or “lodging facility” is operated if (i) such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a health care facility or lodging facility, (ii) such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and (iii) such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT.

Rent that we receive from a TRS will qualify as “rents from real property” as long as either (i)(a) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (b) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, or (ii)(a) the rent is derived from a lease to the TRS of a “qualified lodging facility” or a “qualified health care property”, and (b) the property is operated on behalf of the TRS by an “eligible independent contractor”, as described in further detail below under “— Gross Income Tests — Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

●	rents from real property;

●	interest on debt secured by mortgages on real property, or on interests in real property, or on both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

●	dividends or other distributions on, and gain from the sale of, shares in other REITs;

●	gain from the sale of real estate assets (other than debt instruments (“Nonqualified Publicly-Offered REIT Debt Instruments”) that constitute real estate assets solely because they are issued by REITs that are required to file annual and periodic reports with the SEC under the Exchange Act (“Publicly-Offered REITs”));

●	income and gain derived from foreclosure property; and

●	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

126

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Certain foreign currency gains will be excluded from gross income for purposes of the gross income tests. See “— Foreign Currency Gain.” In addition, income and gain from certain hedging transactions we enter into to unwind the afore-mentioned hedging transactions in connection with the extinguishment or disposition of the underlying liabilities and assets may also be excluded from gross income for purposes of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

●	the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

●	neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

●	if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

●	we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “customarily furnished or rendered” in connection with the rental of space for occupancy only and are considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

127

In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for U.S. Federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to enter into leases that will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our REIT and its subsidiaries receive from our leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “— Failure to Satisfy Gross Income Tests.”

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. Rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

●	are fixed at the time the leases are entered into;

●	are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits; and

●	conform with normal business practice.

More generally, rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits.

With respect to the prohibition on related-party rents, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We anticipate that all of our properties will be leased to third parties that do not constitute related party tenants. In addition, our charter prohibits transfers of our stock that would cause us to own, actually or constructively, 10% or more of the ownership interests in any non-TRS lessee (except for a non-TRS lessee from whom we derive a sufficiently small amount of revenue such that, in the determination of our Board of Directors, rent from such non-TRS lessee would not adversely affect our ability to qualify as a REIT). Based on the foregoing, we generally should not own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified), other than a TRS.

128

As described above, we may own up to 100% of the shares of one or more TRSs. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled TRS”) will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this exception.

Under a second exception to the related-party tenant rule described above, rent that we receive from a TRS will qualify as “rents from real property” if (i) the rent is derived from a lease to the TRS of a “qualified lodging facility” or a “qualified health care property”, and (ii) the property is operated on behalf of the TRS by an “eligible independent contractor.” A “qualified lodging facility” is any lodging facility unless wagering activities are conducted at or in connection with the facility by any person who is engaged in the business of accepting wagers and is legally authorized to engage in that business at or in connection with such facility. A “qualified health care property” is any real property (including interests therein), and any personal property incident to the real property, which is a health care facility or is necessary or incidental to the use of a health care facility. An “eligible independent contractor”, with respect to any qualified lodging facility or qualified health care property, is any independent contractor if, at the time such contractor enters into a management agreement or other similar service contract with the TRS to operate such qualified lodging facility or qualified health care property, such contractor (or any related person) is actively engaged in the trade or business of operating qualified lodging facilities or qualified health care properties, respectively, for any person who is not a related person with respect to the REIT or the TRS. A TRS is not considered to operate or manage a qualified health care property or qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified health care property or qualified lodging facility outside of the U.S. is not considered to operate or manage a qualified health care property or qualified lodging facility, as long as an eligible independent contractor is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. If in the future we receive rent from a TRS, we will seek to comply with one of the above exceptions.

Any rent attributable to the personal property leased in connection with the lease of a property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe either that the personal property ratio will be less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

129

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (i) the rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (iii) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.”

However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

●	an amount that is based on a fixed percentage or percentages of receipts or sales; and

●	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

130

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available, without regard to whether the REIT holds the property primarily for sale to customers in the ordinary course of a trade or business, if the following requirements are met:

●	the REIT has held the property for not less than two years;

●	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

●	either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (iv) both (A) the requirements of clause (ii) are satisfied when they are applied by substituting “20%” for “10%” and (B)(1) the aggregate adjusted bases of all such property sold during the 3 taxable year period ending with such taxable year does not exceed 10% (2) the sum of the aggregate adjusted bases of all of the assets of the REIT as of the beginning of each of the 3 taxable years, or (v) both (A) the requirements of clause (iii) are satisfied when they are applied by substituting 20% for 10% and (B)(1) the fair market value of all such property sold during the 3 taxable year period ending with such taxable year does not exceed 10% of (2) the sum of the fair market value of all of the assets of the trust as of the beginning of each of the 3 taxable years;

●	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

●	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income, or a TRS.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. Federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

131

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

●	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

●	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

●	which the REIT properly elects to treat as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

●	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

●	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

●	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income, or a TRS.

132

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (i) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). In addition, income and gain from certain hedging transactions we enter into to unwind the afore-mentioned hedging transactions (other than hedging transactions with respect to currency risks associated with the income) in connection with the extinguishment or disposition of the underlying liabilities and assets may also be excluded from gross income for purposes of the gross income tests. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. Federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. Federal income tax laws. Those relief provisions are available if:

●	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

●	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the Treasury.

133

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

●	cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

●	government securities;

●	interests in real property, including leaseholds and options to acquire real property and leaseholds;

●	Personal property leased in connection with real property that generates rents from real property as discussed under the “Gross Income Tests - Rents from Real Property” above;

●	interests in obligations secured by mortgages on real property or interests in real property, and obligations secured by mortgages on both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

●	stock in other REITs;

●	debt-instruments issued by Publicly-Offered REIT; and

●	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities (other than a TRS) may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% (or 20% beginning with our taxable year 2018) of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

Sixth, not more than 25% of the value of our total assets may be represented by Nonqualified Publicly-Offered REIT Debt Instruments.

134

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

●	“Straight debt” securities, which are defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

●	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

●	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

●	any loan to an individual or an estate;

●	any “section 467 rental agreement,” other than an agreement with a related party tenant;

●	any obligation to pay “rents from real property”;

●	certain securities issued by governmental entities;

●	any security issued by a REIT;

●	any debt instrument issued by an entity treated as a partnership for U.S. Federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

●	any debt instrument issued by an entity treated as a partnership for U.S. Federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

135

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

No independent appraisals will be obtained on an ongoing basis to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. Federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

●	we satisfied the asset tests at the end of the preceding calendar quarter; and

●	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or an amount equal to the highest corporate tax rate then in effect multiplied by the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests. However, there is no assurance that the IRS would not challenge our ability to qualify for relief under these rules.

136

Distribution Requirements

Each year, we must distribute as dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders an aggregate amount at least equal to the sum of:

●	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

●	90% of our after-tax net income, if any, from foreclosure property, minus

●	the sum of certain items of non-cash income.

For this purpose, during the periods when we are not a Publicly-Offered REIT, no portion of any distribution that is considered “preferential” will be considered as “dividend.” Generally, a distribution will be considered preferential if, based on the terms and conditions associated with the stock with respect to which the distribution is made, the distribution is disproportionate in timing and/or amount with respect to any class or series of our stock or any individual stockholder.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. Federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay U.S. Federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

●	85% of our REIT ordinary income for such year,

●	95% of our REIT capital gain income for such year, and

●	any undistributed taxable income from prior periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

137

It is possible that we may not have sufficient cash to meet the distribution requirements discussed above. This could result because of competing demands for funds, or because of timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds, raise funds through the issuance of additional shares of common stock or, if possible, pay taxable dividends of our common stock or debt securities.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual U.S. Federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land. Were the IRS to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

If a distribution we make fails to constitute a dividend for purposes of the 90% distribution requirement because it is “preferential” as discussed above, we may nonetheless be able to cure the failure if either (A) the Secretary of the Treasury determines that such failure is inadvertent or is due to reasonable cause and not due to willful neglect, or (B) such failure is of a type of failure that the Secretary of the Treasury has identified as being described in clause (A).

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

138

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. Federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts distributed as dividends out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. Federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced Federal income tax rate of 15% (20% in the case of taxpayers whose income exceeds certain thresholds) on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. Federal income tax purposes is:

●	a citizen or resident of the U.S.;

●	a corporation (including an entity treated as a corporation for U.S. Federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

●	an estate whose income is subject to U.S. Federal income taxation regardless of its source; or

●	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. Federal income tax purposes holds our common stock, the U.S. Federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder from a REIT generally will not be treated as “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 15% (20% in the case of taxpayers whose income exceeds certain thresholds). The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to U.S. Federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “Taxation of Our Company” above), our dividends generally will not be eligible for the reduced rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the reduced tax rate for qualified dividend income will apply to our dividends with respect to any taxable year (i) attributable to dividends received by us from non REIT corporations, such as a TRS, and (ii) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) to the extent such amount, together with our capital gain dividend, does not exceed our dividends actually paid for the taxable year (including certain dividends paid after the close of the taxable year). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend. For taxable years beginning after dividends paid to certain individuals, estates or trusts will be subject to a 3.8% Medicare tax.

139

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 15% (20% in the case of taxpayers whose income exceeds certain thresholds) or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income. Our ability to designate a portion of the distributions as capital gain dividends is limited as discussed in the preceding paragraph.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

140

U.S. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to disclose the loss-generating transaction separately to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

141

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is currently 15% (20% in the case of taxpayers whose income exceeds certain thresholds) for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates, currently at a 15% (20% in the case of taxpayers whose income exceeds certain thresholds) or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. Federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. Federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

142

●	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

●	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

●	either:

●	one pension trust owns more than 25% of the value of our capital stock; or

●	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. Federal income tax purposes) or a tax-exempt stockholder.

The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of Federal, state, and local income tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “U.S. real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. Federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

●	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;

●	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or

●	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

143

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or “FIRPTA.” A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

There are certain exceptions from FIRPTA. Stock of a REIT held directly (or indirectly through one or more partnerships) by a “qualified shareholder” is not subject to FIRPTA, except to the extent of interests in such shareholder that are held by any “applicable investor” (any person who owns 10% of the REIT’s stock directly and upon application of a constructive ownership rule). For this purpose, a “qualified shareholder” means a foreign person that (a)(i) is eligible for benefits of an income tax treaty with the U.S. which includes an exchange of information program and the principal class of interests of which is listed and regularly traded on one or more recognized stock exchanges, or (ii) is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of tax information with the U.S. and has a class of limited partnership units that is regularly traded on the New York Stock Exchange or Nasdaq Stock Market which class of limited partnership units value is greater than 50% of the value of all the partnership units, (b) is either (1) a “qualified collective investment vehicle” eligible for benefits with respect to ordinary dividends paid by a REIT under the applicable income tax treaty with the U.S. even if it owns more than 10% of the REIT, (2) a foreign partnership that (A) is a publicly traded partnership but is not taxed as a corporation, (B) is subject to certain information reporting and withholding requirements, and (C) had it been a U.S. corporation, would have qualified as a “U.S. real property holding corporation” for purposes of FIRPTA or (3) an entity designated as a qualified collective investment vehicle by the Secretary of the Treasury and that is fiscally transparent under Section 894 of the Code or is required to include dividends in its gross income but is entitled to a deduction for distributions to its owners, and (c) satisfies certain record keeping requirements.

FIRPTA does not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT, by a “qualified foreign pension fund”, or any entity all of the interests of which are held by a qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” means any trust, corporation, or other organization or arrangement (a) that is created or organized under the law of a country other than the U.S., (b) that is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by those employees) of one or more employers in consideration for services rendered, (c) that does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (d) that is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (e) as to which, under the laws of the country in which it is established or operates: (i) contributions to that trust, corporation, organization, or arrangement which would otherwise be subject to tax under those laws are deductible or excluded from the gross income of the entity or taxed at a reduced rate, or (ii) taxation of any investment income of the trust, corporation, organization or arrangement is deferred or that income is taxed at a reduced rate.

If our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 10% of our common stock at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We anticipate that our common stock will be regularly traded on an established securities market in the United States following the date of this prospectus. If our common stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 10% of our common stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

144

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, if we are a United States real property holding corporation, a non-US stockholder that is either a qualified foreign shareholder (except to the extent attributable to any applicable investor), or a qualified foreign pension fund (as a direct or indirectly through one or more partnerships) or an entity wholly-owned by a qualified foreign pension fund will not be subject to FIRPTA. In addition, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. If our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our common stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

●	our common stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market; and

●	the non-U.S. stockholder owned, actually or constructively, 10% or less of our common stock at all times during a specified testing period.

As noted above, we anticipate that our common stock will be regularly traded on an established securities market following the date of this prospectus.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

●	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

●	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

145

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate, currently of 28%, with respect to distributions unless the stockholder:

●	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

●	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. Federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

146

Pursuant to U.S. Federal legislation and administrative guidance, U.S. Federal withholding tax at a 30% applies to payments and dividends after July 1, 2014 and gross proceeds from sales of our securities after December 31, 2018 paid to foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of certain U.S. persons and U.S. owned foreign entities with accounts at the institution (or the institution’s affiliates) and to annually report certain information about such accounts. The withholding tax also will apply to payments of dividends and gross proceeds of sales to certain foreign entities that do not disclose the name, address and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial U.S. owners). Thus, if a stockholder holds our common stock through a foreign financial institution or foreign corporation or trust, dividends and gross proceeds of sales made after the applicable dates may be subject to a 30% withholding tax. Stockholders that are not U.S. persons may be subject to withholding tax on our dividends under current law. We will not pay any additional amounts in respect of any amounts withheld.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his U.S. Federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our U.S Federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

Tax Aspects of Our Investments

The following discussion summarizes certain Federal income tax considerations applicable to our direct or indirect investments. The discussion does not cover state or local tax laws or any U.S. Federal tax laws other than income tax laws.

Classification as a Partnership. We will be entitled to include in our income our distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for U.S Federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S Federal income tax purposes if it:

●	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

●	is not a “publicly-traded partnership.”

147

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership for U.S. Federal income tax purposes. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. Federal income tax purposes if the entity is treated as having only one owner or member for U.S. Federal income tax purposes). Our operating partnership intends to be classified as a partnership for U.S. Federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or (the “90% passive income exception”). Treasury Regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We and our operating partnership believe that our operating partnership should not be classified as a publicly-traded partnership because (i) its partnership interests are not traded on an established securities market, and (ii) the partnership interests should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, we believe that our operating partnership presently qualifies for the private placement exclusion. Even if our operating partnership were considered a publicly-traded partnership under the PTP Regulations, Gadsden Investments should not be treated as a corporation for U.S. Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for U.S. Federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than as a partnership, for U.S. Federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, our operating partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership’s taxable income.

148

Each Gadsden Sub is a wholly-owned limited liability company subsidiary of Gadsden Investments and Gadsden Investments and each Gadsden Sub will be a “disregarded entity” for the purposes of the Code. We expect that any additional capital raised by us will be invested in a separate subsidiary of Gadsden Investments which will also be a wholly-owned limited liability company of Gadsden Investments and a “disregarded entity” for the purposes of the Code.

We may raise additional capital or acquire additional assets by issuing new or additional partnership interests or limited liability company interests in our operating partnership, Gadsden Investments, the Gadsden Subs or any future subsidiary of Gadsden Investments or the Gadsden Subs. We intend that each such entity would be classified as a partnership under the Code. Any such classification will be subject to the issues that are summarized above.

Income Taxation of Our Operating Partnership and its Partners

Partners, Not Our Operating Partnership, Subject to Tax. A partnership is not a taxable entity for U.S. Federal income tax purposes. Rather, we are required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions, and credits for any taxable year of our operating partnership, without regard to whether we have received or will receive any distribution from our operating partnership.

Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. Federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. Federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. our operating partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. Federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Our Operating Partnership’s Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. When cash is contributed to a partnership in exchange for a partnership interest, such as our contribution of cash to our operating partnership for partnership interests, similar rules apply to ensure that the existing partners in the partnership are charged with, or benefit from, respectively, the unrealized gain or unrealized loss associated with the partnership’s existing properties at the time of the cash contribution. In the case of a contribution of property, the amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). In the case of a contribution of cash, a book-tax difference may be created because the fair market value of the properties of the partnership on the date of the cash contribution may be higher or lower than the partnership’s adjusted tax basis in those properties. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

149

Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for U.S Federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the partnership agreement of our operating partnership, or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for U.S. Federal income tax purposes. It is possible that we may (i) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (ii) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with our operating partnership distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Our Operating Partnership Interest. The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (i) the amount of cash and the basis of any other property contributed to our operating partnership by us, (ii) increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership, and (iii) reduced, but not below zero, by (a) our allocable share of our operating partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

150

Sale of Our Operating Partnership’s Property

Generally, any gain realized by our operating partnership on the sale of property held by our operating partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by our operating partnership on the disposition of contributed properties will be allocated first to the partners of our operating partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. Federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “— Income Taxation of Our Operating Partnership and its Partners — Tax Allocations With Respect to Our Operating Partnership’s Properties.” Any remaining gain or loss recognized by Gadsden Investments on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business.

Cost Basis Reporting

Stockholders should consult their tax advisors regarding the consequences of these new rules.

151

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to the shares of (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one non corporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, the stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not exempt. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. Federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

General

The following is a summary of certain considerations arising under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the prohibited transaction provisions of Section 4975 of the Code, that may be relevant to a prospective purchaser that is an employee benefit plan subject to ERISA. The following summary may also be relevant to a prospective purchaser that is not an employee benefit plan subject to ERISA, but is a tax-qualified retirement plan or an individual retirement account, individual retirement annuity, medical savings account or education individual retirement account, which we refer to collectively as an “IRA.” This discussion does not address all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders in light of their particular circumstances, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental, church, foreign and other plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to other Federal, state, local or foreign law requirements.

A fiduciary making the decision to invest in shares of our common stock on behalf of a prospective purchaser which is an ERISA plan, a tax qualified retirement plan, an IRA or other employee benefit plan is advised to consult its legal advisor regarding the specific considerations arising under ERISA, Section 4975 of the Code, and, to the extent not preempted, state law with respect to the purchase, ownership or sale of shares of our common stock by the plan or IRA.

Plans should also consider the entire discussion under the heading “Material U.S. Federal Income Tax Considerations,” as material contained in that section is relevant to any decision by an employee benefit plan, tax-qualified retirement plan or IRA to purchase our common stock.

152

Employee Benefit Plans, Tax-Qualified Retirement Plans and IRAs

Each fiduciary of an “ERISA plan,” which is an employee benefit plan subject to Title I of ERISA, should carefully consider whether an investment in shares of our common stock is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require that:

●	an ERISA plan make investments that are prudent and in the best interests of the ERISA plan, its participants and beneficiaries;

●	an ERISA plan make investments that are diversified in order to reduce the risk of large losses, unless it is clearly prudent for the ERISA plan not to do so;

●	an ERISA plan’s investments are authorized under ERISA and the terms of the governing documents of the ERISA plan; and

●	the fiduciary not cause the ERISA plan to enter into transactions prohibited under Section 406 of ERISA (and certain corresponding provisions of the Code).

In determining whether an investment in shares of our common stock is prudent for ERISA purposes, the appropriate fiduciary of an ERISA plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA plan’s portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA plan, taking into consideration the risk of loss and opportunity for gain or other return from the investment, the diversification, cash flow and funding requirements of the ERISA plan, and the liquidity and current return of the ERISA plan’s portfolio. A fiduciary should also take into account the nature of our business, the length of our operating history and other matters described in the section entitled “Risk Factors.” Specifically, before investing in shares of our common stock, any fiduciary should, after considering the employee plan’s or IRA’s particular circumstances, determine whether the investment is appropriate under the fiduciary standards of ERISA or other applicable law including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA and the Code.

Our Status Under ERISA

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entity are deemed to be ERISA plan assets. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies). For example, a prohibited transaction may occur if our assets are deemed to be assets of investing ERISA plans and persons who have certain specified relationships to an ERISA plan (“parties in interest” within the meaning of ERISA, and “disqualified persons” within the meaning of the Code) deal with these assets. Further, if our assets are deemed to be assets of investing ERISA plans, any person that exercises authority or control with respect to the management or disposition of the assets is an ERISA plan fiduciary.

153

Section 3(42) of ERISA generally defines “plan assets” to mean plan assets as defined in regulations issued by the United States Department of Labor. Those regulations outline the circumstances under which an ERISA plan’s interest in an entity will be subject to the look-through rule. The Department of Labor regulations apply to the purchase by an ERISA plan of an “equity interest” in an entity, such as stock of a REIT. However, the Department of Labor regulations provide an exception to the look-through rule for equity interests that are “publicly offered securities.”

Under the Department of Labor regulations, a “publicly offered security” is a security that is:

●	freely transferable;

●	part of a class of securities that is widely held; and

●	either part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act or sold to an ERISA plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities of which this security is a part is registered under the Exchange Act within 120 days, or longer if allowed by the SEC, after the end of the fiscal year of the issuer during which this issuance of our common stock occurred.

Whether a security is considered “freely transferable” depends on the facts and circumstances of each case. Under the Department of Labor regulations, if the security is part of an offering in which the minimum investment is $10,000 or less, then any restriction on or prohibition against any transfer or assignment of the security for the purposes of preventing a termination or reclassification of the entity for U.S. Federal or state tax purposes will not ordinarily prevent the security from being considered freely transferable. Additionally, limitations or restrictions on the transfer or assignment of a security which are created or imposed by persons other than the issuer of the security or persons acting for or on behalf of the issuer will ordinarily not prevent the security from being considered freely transferable.

A class of securities is considered “widely held” if it is a class of securities that is owned by 100 or more investors, independent of the issuer, and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control.

The shares of our common stock offered in this prospectus may meet the criteria of the publicly offered securities exception to the look-through rule. First, the common stock could be considered to be freely transferable, as the minimum investment will be less than $10,000 and the only restrictions upon its transfer are those generally permitted under the Department of Labor regulations, those required under U.S. Federal tax laws to maintain our status as a REIT, resale restrictions under applicable Federal securities laws with respect to securities not purchased pursuant to this prospectus and those owned by our officers, directors and other affiliates, and voluntary restrictions agreed to by the selling stockholder regarding volume limitations.

154

Second, we expect (although we cannot confirm) that our common stock will be held by 100 or more investors, and we expect that at least 100 or more of these investors will be independent of us and of one another.

Third, the shares of our common stock will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the common stock is registered under the Exchange Act.

In addition, the Department of Labor regulations provide exceptions to the look-through rule for equity interests in some types of entities, including any entity that qualifies as either a “real estate operating company” or a “venture capital operating company.”

Under the Department of Labor regulations, a “real estate operating company” is defined as an entity which on testing dates has at least 50% of its assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost:

●	invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities; and

●	which, in the ordinary course of its business, is engaged directly in real estate management or development activities.

According to those same regulations, a “venture capital operating company” is defined as an entity that on testing dates has at least 50% of its assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost:

●	invested in one or more operating companies with respect to which the entity has management rights; and

●	that, in the ordinary course of its business, actually exercises its management rights with respect to one or more of the operating companies in which it invests.

We have not endeavored to determine whether we will satisfy the “real estate operating company” or “venture capital operating company” exception.

Prior to making an investment in the shares offered in this prospectus, prospective employee benefit plan investors (whether or not subject to ERISA or section 4975 of the Code) should consult with their legal and other advisors concerning the impact of ERISA and the Code (and, particularly in the case of non-ERISA plans and arrangements, any additional state, local and foreign law considerations), as applicable, and the potential consequences in their specific circumstances of an investment in such shares.

Trading Market

We expect to apply for our shares to be traded on the NYSE under the symbol “GADS,” but this does not mean that an active trading market for our stock will develop.

Foreign Regulatory Restrictions on Purchase of Shares Generally

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

155

UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement dated as of the date of this prospectus (the “Underwriting Agreement”), the underwriters named below, for whom National Securities Corp. (“NSC”) is acting as the representative, have severally agreed to arrange for the sale of shares, on a best efforts basis, as and when issued by the Issuer the number of shares of common stock at an offering price of $          per share, which is the midpoint of the range indicated on the cover of this prospectus, as indicated below:

Number of Shares of Common Stock
National Securities Corporation

Total	5,000,000

The underwriters are collectively referred to as the “underwriters”. We are offering up to 5,000,000 shares of our common stock; provided, however, that we have the option to sell up to an additional 750,000 shares in our sole discretion. The underwriters agreed to place a minimum of number of shares that will be specified in the Underwriting Agreement and a maximum of 5,750,000 shares on a “best efforts” basis. While the underwriters will use their best efforts to sell the shares, the underwriters are under no obligation to sell any or all of the shares and will not be obligated to purchase any of the shares from us.

We will pay the selling agent an aggregate selling agent fee equal to 7% of the gross proceeds of the sale of shares in the offering. If the selling agent sells any of our shares through selected dealers, it may remit a portion of their selling agent fee to such dealers.

We will pay the selling agent an aggregate non-accountable expense allowance equal to 2% of the gross proceeds of the sale of shares in the offering. In addition, we shall be responsible for and pay all expenses relating to the offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the shares and underlying shares to be sold in the offering with the SEC and the filing of the offering materials with FINRA; as applicable, (b) all fees and expenses relating to the listing of such shares on NYSE, (c) all fees, expenses and disbursements relating to the registration or qualification of such shares; as required under the “blue sky” laws and the fees of counsel selected by us; the costs of all mailing and printing of the offering documents, (d) the costs of preparing, printing and delivering certificates representing such shares, (e) fees and expenses of the transfer agent for such shares, (f) our road show expenses and (g) the fees and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives.

156

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Pessin Katz Law, P.A., Towson, Maryland. Certain other legal matters will be passed upon for us in connection with this offering by Herrick, Feinstein LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Pepper Hamilton LLP, Philadelphia, Pennsylvania. In addition, the description of U.S. Federal income tax consequences contained in the section of the prospectus entitled “Material U.S. Federal Income Tax Considerations” is based on the opinion of Herrick, Feinstein LLP, New York, New York.

EXPERTS

The financial statements of Gadsden Growth Properties, LLC as of June 30, 2016 and for the period from June 17, 2016 (inception) to June 30, 2016, FM Venture, LLC and Hill Country Partners, L.P. as of and for the years ended December 31, 2015 and 2014 and 3165 East Lincoln Drive-Tenancy-in-Common and Watavision II, LLC as of and for the year ended December 31, 2015 have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their reports included herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

157

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-11, including exhibits, schedules and amendments filed with this registration statement, of which this prospectus is a part, under the Securities Act with respect to the shares of our common stock to be issued in connection with this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our common stock to be issued in connection with this offering, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s Web site, www.sec.gov.

As a result of the shares of our common stock issued in this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act, and will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference facilities and the web site of the SEC referred to above.

158

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Gadsden Growth Properties, LLC

We have audited the accompanying balance sheet of Gadsden Growth Properties, LLC (the "Company") as of June 30, 2016, and the related statements of operations, member's capital, and cash flows for the period from June 17, 2016 (inception) to June 30, 2016. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gadsden Growth Properties, LLC as of June 30, 2016 and the results of its operations and its cash flows for the period from June 17, 2016 (inception) to June 30, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ EisnerAmper LLP

New York, New York

November 10, 2016

F-2

GADSDEN GROWTH PROPERTIES, LLC

BALANCE SHEET

June 30, 2016
ASSETS
Cash	$138,119
Deferred offering costs	42,320
Total assets	$180,439

LIABILITIES AND MEMBER’S CAPITAL
Accounts payable	$18,070
Total current liabilities	18,070

Commitments and Contingencies

Member’s Capital:
Member’s capital	175,000
Accumulated deficit	(12,631)
Total member’s capital	162,369
Total liabilities and member’s capital	$180,439

The accompanying notes are an integral part of these financial statements

F-3

GADSDEN GROWTH PROPERTIES, LLC

STATEMENT OF OPERATIONS

For the Period from June 17, 2016 (inception) to June 30, 2016
Operating expenses:
General and administrative	$12,631

Net loss	$(12,631)

The accompanying notes are an integral part of these financial statements

F-4

GADSDEN GROWTH PROPERTIES, LLC

STATEMENTS OF MEMBER’S CAPITAL

			Total
	Member’s	Accumulated	Member’s
	Capital	Deficit	Capital
Cash contributions from member	$175,000	$-	$175,000
Net loss	-	(12,631)	(12,631)
Balance - June 30, 2016	$175,000	$(12,631)	$162,369

The accompanying notes are an integral part of these financial statements.

F-5

GADSDEN GROWTH PROPERTIES, LLC

STATEMENT OF CASH FLOWS

For the Period from June 17, 2016 (inception) to June 30, 2016
Cash Flows From Operating Activities:
Net loss	$(12,631)
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts payable	750
Net cash used in operating activities	(11,881)

Cash Flows From Financing Activities:
Payment of deferred offering costs	(25,000)
Contributions from member	175,000
Net cash provided by financing activities	150,000

Net increase in cash, representing cash at end of period	$138,119

Non-cash financing activities:
Deferred offering costs included in accounts payable	$17,320

The accompanying notes are an integral part of these financial statements.

F-6

GADSDEN GROWTH PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

Gadsden Growth Properties, LLC (“Gadsden LLC”), a Delaware single member limited liability company, was formed on and began operations on June 17, 2016 (“inception”). Longhorn Lodging, L.P. was the sole member. Gadsden LLC was formed to conduct certain organizational activities prior to the formation of Gadsden Growth Properties, Inc., a Maryland corporation (“The Company”) and Gadsden Growth Properties, L.P., a Delaware limited partnership (the “operating partnership”). Gadsden LLC will be a wholly-owned subsidiary of the operating partnership.

In its planned initial public offering, the Company intends to offer up to an aggregate of 5,000,000 of shares of its common stock. Gadsden LLC had minimal operating activities in June 2016 and expects to incur increased expenses upon the completion of its planned initial public offering. The Company intends to elect to be taxed as a real estate investment trust, or REIT, for U.S. Federal income tax purposes.

In order to maintain its REIT qualification for U.S. federal income tax purposes, the Company will be generally required to distribute at least 90% of its net income (excluding net capital gains) to its stockholders as well as comply with certain other requirements. Accordingly, the Company intends to generally not be subject to U.S. federal income taxes to the extent that it annually distributes all of its REIT taxable income to its stockholders. The Company also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the Investment Company Act of 1940, as amended.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying balance sheet is presented in U.S. dollars and has been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

F-7

GADSDEN GROWTH PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which, is neither an emerging growth company nor an emerging growth company, which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Use of Estimates

The preparation of these financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosed in the accompanying notes. Actual results may differ from those estimates and such differences may be material to the financial statements.

Accounting for Income Taxes

Upon the effectiveness of the offering contemplated by this registration statement, the Company intends to qualify to be taxed as a REIT, commencing with its taxable year ending December 31, 2017. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that it makes qualifying distributions to its stockholders, and provided it satisfies on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, it will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which it lost its REIT qualification. Accordingly, the Company’s failure to qualify as a REIT could have a material adverse impact on its results of operations and amounts available for distribution to its stockholders.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using the Company’s taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

The Company may elect to treat certain of its subsidiaries as taxable REIT subsidiaries (“TRSs”). In general, the Company’s TRS may hold assets and engage in activities that it cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

F-8

GADSDEN GROWTH PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

While a TRS will generate net income, a TRS can declare dividends to the Company, which will be included in the Company’s taxable income and necessitate a distribution to its stockholders. Conversely, if the Company retains earnings at a TRS level, no distribution is required and the Company can increase book equity of the consolidated entity.

Deferred offering costs

Deferred offering costs of approximately $42,000 consist of fees incurred through the balance sheet date that are directly related to the planned initial public offering and that will be charged to shareholder’s equity upon the successful completion of the planned initial public offering. Should the planned initial public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Recent Accounting Pronouncements

In May 2014, FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”, which will replace most existing revenue recognition guidance in GAAP. The core principle of ASU No. 2014-09 is that an entity should recognize revenue for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. ASU No. 2014-09 requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments. ASU No. 2014-09 will be effective for Gadsden LLC beginning January 1, 2018, including interim periods in 2018, and allows for both retrospective and prospective methods of adoption. Gadsden LLC is in the process of determining the method of adoption and assessing the impact of this guidance on Gadsden LLC financial position, results of operations and cash flows.

In August 2014, FASB issued ASU No. 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” Under the new guidance, an entity should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. The guidance is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The adoption of the new requirements is not expected to have a material impact on Gadsden LLC financial statements.

In February 2016, FASB issued ASU No. 2016-02, “Leases”, which is intended to improve financial reporting about leasing transactions and requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. ASU No. 2016-02 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Gadsden LLC is continuing to evaluate this guidance; however, it does not expect the adoption of ASU No. 2016-02 to have a significant impact on its financial statements.

In June 2016, FASB issued ASU No. 2016-03 “Financial Instruments - Credit Losses”, which requires measurement and recognition of expected credit losses for financial assets held. The standard update is effective for Gadsden LLC beginning January 1, 2019. Gadsden LLC is continuing to evaluate this guidance; however, it does not expect the adoption of ASU No. 2016-03 to have a significant impact on its financial statements.

F-9

GADSDEN GROWTH PROPERTIES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – COMMITMENTS AND CONTINGENCIES

Leases

Under an informal arrangement, Gadsden LLC occupies its corporate office space located in Scottsdale, Arizona on a month-to-month basis for $485, monthly.

NOTE 4 – SUBSEQUENT EVENTS

Gadsden LLC has evaluated subsequent events through the filing of these financial statements and determined there were no other events that have occurred as of the filing of these financial statements that would require adjustments to or disclosures to the financial statements.

F-10

INDEPENDENT AUDITORS' REPORT

To the Members of

FM Venture, LLC

We have audited the accompanying statements of revenues and certain expenses of FM Venture, LLC (the "Company") for each of the years in the two-year period ending December 31, 2015. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements of revenues and certain expenses referred to above present fairly, in all material respects, the results of operations of the Company's property for each of the two year periods ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America and Rule 3-14 of Regulation S-X of the Securities and Exchange Commission.

/s/ EisnerAmper LLP

New York, New York

November 10, 2016

F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

FM Venture, LLC

We have reviewed the accompanying statement of revenues and certain expenses of FM Venture, LLC for the six month period ended June 30, 2016. This financial statement is the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statement referred to above for it to be in conformity with generally accepted accounting principles and Rule 3-14 of Regulation S-X of the Securities and Exchange Commission.

/s/ EisnerAmper LLP

New York, New York

November 10, 2016

F-12

FM VENTURE, LLC

STATMENTS OF REVENUES AND CERTAIN EXPENSES

	Six months ended	Year ended December 31,
	June 30, 2016	2015	2014
	(Unaudited)
Revenues:
Rental income	$114,818	$196,597	$171,300
Tenant recoveries and other income	42,125	74,297	54,275
Total revenues	156,943	270,894	225,575

Certain expenses:
Real estate taxes	24,391	48,781	40,334
Management fees	11,598	22,404	22,404
Property operating	22,129	67,246	39,222
Provision for credit losses	10,082	10,699	-
Total certain expenses	68,200	149,130	101,960

Revenue in excess of certain expenses	$88,743	$121,764	$123,615

See accompanying notes.

F-13

FM VENTURE, LLC

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

NOTE 1. BACKGROUND AND BASIS OF PRESENTATION

FM Venture, LLC owns a shopping center located at 8250 F.M 78, Converse, Texas (the “Property”). The Property was purchased in 2006 from a third party.

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations for the Property for the period presented. The statements exclude certain income and expenses, such as insurance proceeds, depreciation and amortization, interest, professional fees, and other costs not directly related to the future operations of the Property that may not be comparable to the expenses expected to be incurred in future operations. Management is not aware of any material factors relating to the Property, which would cause the reported financial information not to be necessarily indicative of future operating results.

The unaudited statement of revenues and certain expenses for the period from January 1, 2016 through June 30, 2016 contains, in the opinion of management, all adjustments necessary for a fair presentation of the interim statement. All such adjustments are of a normal and recurring nature. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year of operations of the Property.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant reimbursements related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Property is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.

Provision for Credit Losses

The Property estimates an allowance for the uncollectible portion of accrued rents and accounts receivable based upon customer credit-worthiness (including expected recovery of a claim with respect to any tenants in bankruptcy), historical bad debt levels, and current economic trends. The Property did not realize any recoveries related to tenant receivables previously charged off in any of the periods presented.

Use of Estimates

A number of estimates and assumptions have been made relating to the reporting and disclosure of revenues and certain expenses during the reporting periods to prepare the statements of revenues and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

F-14

FM VENTURE, LLC

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

NOTE 3. MINIMUM FUTURE LEASE RENTALS

As of June 30, 2016, the minimum future cash rents receivable under non-cancelable operating leases in each of the next five years and thereafter are as follows:

For the Six Months Ending December 31, 2016	$124,000
For the Years Ending December 31,
2017	$263,000
2018	$216,000
2019	$129,000
2020	$76,000
2021	$79,000
Thereafter	$338,000

Leases generally require reimbursement of the tenant’s proportional share of common area, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4. TENANT CONCENTRATIONS

Four tenants represented approximately 28%, 25%, 18%, and 14% of base rental income for the six months ended June 30, 2016 (unaudited). During the year ended December 31, 2015, three tenants represented approximately 35%, 31%, and 16% of the Company’s base rental income. During the year ended December 31, 2014, three tenants represented approximately 36%, 32%, and 11% of the Company’s base rental income.

NOTE 5. MANAGEMENT FEES

The Property is subject to a property management agreement (the “Property Management Agreement”). The Property Management Agreement provides for property management fees at the greater of $14,400 per year or 4% of gross collections and the reimbursement of certain expenses provided for in the agreement. Additionally, the Agreement provides for a construction management fee at 3% of amount expended for construction costs, as defined, in excess of $50,000.

In addition, the Property is subject to an asset management agreement (the “Asset Management Agreement”). The Asset Management Agreement provides for asset management fees at the greater of $667 per month or 1% of the actual gross collections from tenants at the Property.

During the six months ended June 30, 2016 (unaudited), and the years ended December 31, 2015 and 2014, the Property incurred approximately $12,000, $22,000 and $22,000 of property management and asset management fees to related party, respectively.

NOTE 6. SUBSEQUENT EVENTS

Subsequent events were evaluated through the date the statements of revenues and certain expenses were available to be issued.

F-15

INDEPENDENT AUDITORS’ REPORT

To the Partners of

Hill Country Partners, L.P.

We have audited the accompanying statements of revenues and certain expenses of Hill Country Partners, L.P. (the “Company”) for each of the years in the two-year period ending December 31, 2015. These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements of revenues and certain expenses referred to above present fairly, in all material respects, the results of operations of the Company’s property for each of the two year periods ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America and Rule 3-14 of Regulation S-X of the Securities and Exchange Commission.

/s/ EisnerAmper LLP

New York, NY

November 10, 2016

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

Hill Country Partners, L.P.

We have reviewed the accompanying statement of revenues and certain expenses of Hill Country Partners, L.P. for the six month period ended June 30, 2016. This financial statement is the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statement referred to above for it to be in conformity with generally accepted accounting principles and Rule 3-14 of Regulation S-X of the Securities and Exchange Commission.

/s/ EisnerAmper LLP

New York, New York

November 10, 2016

F-17

HILL COUNTRY PARTNERS, L.P.

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Six months ended	Year ended December 31,
	June 30, 2016	2015	2014
	(Unaudited)
Revenues:
Rental income	$453,344	$863,301	$744,290
Tenant recoveries and other income	156,794	336,292	315,687
Total revenues	610,138	1,199,593	1,059,977

Certain expenses:
Real estate taxes	106,673	213,347	184,364
Management fees	30,895	62,810	53,997
Property operating	104,774	213,441	212,678
Provision for credit losses	3,889	11,328	33,757
Total certain expenses	246,231	500,926	484,796

Revenues in excess of certain expenses	$363,907	$698,667	$575,181

See accompanying notes.

F-18

HILL COUNTRY PARTNERS, L.P.

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

NOTE 1. BACKGROUND AND BASIS OF PRESENTATION

Hill Country Partners, L.P. owns a shopping center located at 2211 N.W. Military Road, San Antonio, Texas (the “Property”). The Property was purchased in 2005 from a third party.

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations for the Property for the period presented. The statements exclude certain income and expenses, such as insurance proceeds, depreciation and amortization, interest, professional fees, and other costs not directly related to the future operations of the Property that may not be comparable to the expenses expected to be incurred in future operations. Management is not aware of any material factors relating to the Property, which would cause the reported financial information not to be necessarily indicative of future operating results.

The unaudited statement of revenues and certain expenses for the period from January 1, 2016 through June 30, 2016 contains, in the opinion of management, all adjustments necessary for a fair presentation of the interim statement. All such adjustments are of a normal and recurring nature. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year of operations of the Property.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant reimbursements related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Property is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.

Provision for Credit Losses

The Property estimates an allowance for the uncollectible portion of accrued rents and accounts receivable based upon customer credit-worthiness (including expected recovery of a claim with respect to any tenants in bankruptcy), historical bad debt levels, and current economic trends. The Property did not realize any recoveries related to tenant receivables previously charged off in any of the periods presented.

Use of Estimates

A number of estimates and assumptions have been made relating to the reporting and disclosure of revenues and certain expenses during the reporting periods to prepare the statements of revenues and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

F-19

HILL COUNTRY PARTNERS, L.P.

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

NOTE 3. MINIMUM FUTURE LEASE RENTALS

As of June 30, 2016, the minimum future cash rents receivable under non-cancelable operating leases in each of the next five years and thereafter are as follows:

For the Six Months Ending December 31, 2016	$429,000
For the Years Ending December 31,
2017	$797,000
2018	$546,000
2019	$302,000
2020	$67,000
2021	$5,000
Thereafter	$-

Leases generally require reimbursement of the tenant’s proportional share of common area, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4. TENANT CONCENTRATIONS

Two tenants represented approximately 11% and 11%, 13% and 12%, and 17% and 13% of base rental income for the six months ended June 30, 2016 (unaudited), and the years ended December 31, 2015 and 2014, respectively.

NOTE 5. RELATED PARTY TRANSACTIONS

Management Fees

The Property is subject to a property management agreement (the “Agreement”). The Agreement provides for property management fees at the greater of $31,200 per year or 4% of gross collections. Additionally, the Agreement provides for a construction management fee at 3% of amount expended for construction costs, as defined, in excess of $50,000.

In addition, the Property is subject to an asset management agreement (the “Asset Management Agreement”). The Asset Management Agreement provides for asset management fees at the greater of $667 per month or 1% of the actual gross collections from tenants at the Property.

During the six months ended June 30, 2016 (unaudited), and the years ended December 31, 2015 and 2014, the Property incurred approximately $31,000, $63,000 and $54,000 of property management and asset management fees to related party, respectively.

Leases with Related Parties

The Property entered into a lease agreement with a related party for office space expiring through September 2017. During the six months ended June 30, 2016 (unaudited), and the years ended December 31, 2015 and 2014, the Property recognized approximately $13,000, $25,000 and $6,000 in base rental income from this related party.

NOTE 6. SUBSEQUENT EVENTS

Subsequent events were evaluated through the date the statements of revenues and certain expenses were available to be issued.

F-20

INDEPENDENT AUDITORS’ REPORT

To the Members of

Watavision II, LLC

We have audited the accompanying statement of revenues and certain expenses of Watavision II, LLC (the “Company”) for the year ended December 31, 2015. This statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the results of operations of the Company’s property for the year ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America and Rule 3-14 of Regulation S-X of the Securities and Exchange Commission.

/s/ EISNERAMPER LLP

New York, NY

November 10, 2016

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Watavision II, LLC

We have reviewed the accompanying statement of revenues and certain expenses of Watavision II, LLC for the six month period ended June 30, 2016. This financial statement is the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statement referred to above for it to be in conformity with generally accepted accounting principles and Rule 3-14 of Regulation S-X of the Securities and Exchange Commission.

/s/ EisnerAmper LLP

New York, New York

November 10, 2016

F-22

WATAVISION  II, LLC

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Six Months Ended	Year Ended
	June 30, 2016	December 31, 2015
	Unaudited
Revenues:
Rental income	$774,232	$1,393,830
Tenant recoveries and other income	257,622	352,182
Total revenues	1,031,854	1,746,012

Certain expenses:
Interest, including amortization of deferred financing costs of $12,371 and $19,218, respectively	391,202	814,449
Real estate taxes	79,418	161,280
Property operating	182,085	369,393
Total certain expenses	652,705	1,345,122

Revenues in excess of certain expenses	$379,149	$400,890

See accompanying notes.

F-23

WATAVISION II, LLC

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

NOTE 1. BACKGROUND AND BASIS OF PRESENTATION

Watavision II, LLC (the “Company”) is a Delaware limited liability company. The Company owns a shopping center located on a 9.78-acre site at 6408 South McClintock Road in Tempe, Arizona (the “Property”). The improvements were built in 1976.

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations for the Company for the period presented. The statements exclude certain expenses such as depreciation and amortization, professional fees, and other costs not directly related to the future operations of the Property that may not be comparable to the expenses expected to be incurred in future operations. Management is not aware of any material factors relating to the Property, which would cause the reported financial information not to be necessarily indicative of future operating results.

The unaudited statement of revenues and certain expenses for the period from January 1, 2016 through June 30, 2016 contains, in the opinion of management, all adjustments necessary for a fair presentation of the interim statement. All such adjustments are of a normal and recurring nature. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year of operations of the Property.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant reimbursements related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Company is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.

Use of Estimates

A number of estimates and assumptions have been made relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statements of revenues and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

F-24

WATAVISION II, LLC

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

NOTE 3. MORTGAGE LOAN

The Company had a mortgage loan with PNC Bank, which was collateralized by the Property (the “PNC Mortgage”). The PNC Mortgage bore interest at a rate of 6.09% per annum and had a principal balance outstanding of approximately $12.771 million at December 31, 2015. On April 11, 2016, the Company refinanced the PNC Mortgage with a $15.625 million mortgage loan from Wells Fargo (the Wells Fargo Mortgage). The Wells Fargo Mortgage bears interest at a rate of 4.56% per annum and matures on April 11, 2026. Generally, the loan may not be prepaid in whole or in part.

NOTE 4. MINIMUM FUTURE LEASE RENTALS

As of June 30, 2016, the minimum future cash rents receivable under non-cancelable operating leases in each of the next five years and thereafter are as follows :

For the Six Months Ended December 31, 2016	$787,000
For the Years Ending December 31,
2017	1,377,000
2018	1,227,000
2019	992,000
2020	753,000
2021	568,000
Thereafter	981,000

Leases generally require reimbursement of the tenant’s proportional share of common area, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 5. TENANT CONCENTRATIONS

Three tenants represented approximately 21%, 16%, and 10% of base rental revenue for the six months ended June 30, 2016 (unaudited) and the same tenants represented approximately 22%, 17%, and 12% of base rental revenue for the year ended December 31, 2015.

NOTE 6. RELATED PARTY FEES

In a prior year, the Company entered into a management agreement (the “Agreement”) with a related party. The Agreement provides for among other things, a refinance of debt fee at 0.50% of any loans obtained.

The Company paid $78,125 in loan refinance fees in accordance with the Agreement. These fees were capitalized and are being amortized over the ten year term of the loan.

NOTE 7. SUBSEQUENT EVENTS

Subsequent events were evaluated through the date the statements of revenues and certain expenses were available to be issued.

F-25

INDEPENDENT AUDITORS’ REPORT

To the Co-Tenant Owners of

3165 East Lincoln Drive - Tenancy-in-Common

We have audited the accompanying statement of revenues and certain expenses of 3165 East Lincoln Drive - Tenancy-in-Common (the “TIC”) for the year ended December 31, 2015. This statement is the responsibility of the TIC’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The TIC is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the TIC’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the results of operations of the TIC for the year ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America and Rule 3-14 of Regulation S-X of the Securities and Exchange Commission.

/s/ EisnerAmper LLP

New York, New York

November 10, 2016

F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Co-Tenant Owners of

3165 East Lincoln Drive - Tenancy-in-Common

We have reviewed the accompanying statement of revenues and certain expenses of 3165 East Lincoln Drive - Tenancy-in-Common for the six month period ended June 30, 2016. This financial statement is the responsibility of the tenancy-in-common’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statement referred to above for it to be in conformity with generally accepted accounting principles and Rule 3-14 of Regulation S-X of the Securities and Exchange Commission.

/s/ EisnerAmper LLP

New York, New York

November 10, 2016

F-27

3165 EAST LINCOLN DRIVE - TENANCY-IN-COMMON

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Six Months Ended	Year Ended
	June 30, 2016	December 31, 2015
	Unaudited
Revenues:
Rental income	$242,328	$463,316
Tenant recoveries and other income	59,098	96,440
Total revenues	301,426	559,756

Certain expenses:
Real estate taxes	27,419	50,815
Property operating	33,834	62,326
Total certain expenses	61,253	113,141

Revenues in excess of certain expenses	$240,173	$446,615

See accompanying notes.

F-28

NOTE 1. BACKGROUND AND BASIS OF PRESENTATION

32nd St. LLC and 32nd St. Landis Family LLC are co-tenant owners in a shopping center (organized as a tenancy-in-common) located on a 1.15-acre site at 3165 East Lincoln Drive in Phoenix, Arizona (the “Property” or “TIC”). Their co-tenant ownership interests are 63.4% and 36.6%, respectively. The Property was purchased in 2007 from a third party.

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations for the TIC for the period presented. The statements exclude certain expenses such as depreciation and amortization, professional fees, and other costs not directly related to the future operations of the Property that may not be comparable to the expenses expected to be incurred in future operations. Management is not aware of any material factors relating to the Property, which would cause the reported financial information not to be necessarily indicative of future operating results.

The unaudited statement of revenues and certain expenses for the period from January 1, 2016 through June 30, 2016 contains, in the opinion of management, all adjustments necessary for a fair presentation of the interim statement. All such adjustments are of a normal and recurring nature. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year of operations of the Property.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The TIC recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant reimbursements related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the TIC is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.

Use of Estimates

A number of estimates and assumptions have been made relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statements of revenues and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

F-29

NOTE 3. MINIMUM FUTURE LEASE RENTALS

As of June 30, 2016, the minimum future cash rents receivable under non-cancelable operating leases in each of the next five years and thereafter are as follows:

For the Six Months Ended December 31, 2016	$237,000
For the Years Ending December 31,
2017	490,000
2018	504,000
2019	512,000
2020	291,000
2021	271,000
Thereafter	45,000

Leases generally require reimbursement of the tenant’s proportional share of common area, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4. TENANT CONCENTRATIONS

Four tenants represented approximately 29%, 28%, 24%, and 14% of base rental revenue for the six months ended June 30, 2016 (unaudited) and the same tenants represented approximately 32%, 26%, 26%, and 16% of base rental revenue for the year ended December 31, 2015.

NOTE 5. SUBSEQUENT EVENTS

Subsequent events were evaluated through the date the statements of revenues and certain expenses were available to be issued.

F-30

Until , 2016 (25 days after the date of this prospectus), all dealers that effect transactions in shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

Gadsden Growth Properties, Inc.

5,000,000 Shares

Common Stock

PROSPECTUS

National Securities Corporation

, 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuances and Distributions

The following table shows the fees and expenses to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC and FINRA registration fee are estimated.

Securities and Exchange Commission registration fee		$6,665
FINRA filing fee	$	*
NYSE listing fee	$	*
Legal fees and expenses (including Blue Sky fees)*	$	*
Accounting fees and expenses*	$	*
Printing and engraving expenses*	$	*
Transfer agent fees and expenses*	$	*
Miscellaneous	$	*
Total	$	*

* To be furnished by amendment.

Item 32. Sales to Special Parties.

The information set forth in Item 33 is incorporated herein by reference.

Item 33. Recent Sales of Unregistered Securities.

On April 25, 2016, John Hartman, our Chairman and Chief Executive Officer, purchased 200,000 shares of our common stock, at par value of $0.01 per share, for an aggregate purchase price of $2,000 and George Bell, our Director of Operations, purchased 50,000 shares of common stock for an aggregate purchase price of $500.

Between June 16, 2016 September 1, 2016, the Company entered into subscription agreements with Longhorn Lodging, L.P to provide our initial capitalization. Under and the subscription agreements, Longhorn Lodging, L.P. purchased 1,200,000 shares of the Company’s common stock at a purchase price of $0.50 per share, for an aggregate purchase price of $600,000 in cash.

Between June 16, 2016 to August 31, 2016, we received subscriptions for the issuance and sale of the following shares:

●	We sold 2,000 and 6,000 shares of common stock to family members of Mr. Hartman and Mr. Bell, respectively, at a purchase price of $0.50 per share, for an aggregate purchase price of $1,000 and $3,000 in cash, respectively.

●	Keith Moser, our Senior Vice President of Construction & Acquisitions, purchased 100,000 of our Founder Shares at a purchase price of $0.50 per share, for an aggregate purchase price of $50,000 in cash.

●	James Walesa, our Director, purchased 76,500 of our Founder Shares at a purchase price of $0.50 per share, for an aggregate purchase price of $43,250 in cash.

●	B.J. Parrish, our Director and Secretary, purchased 10,000 of our Founder Shares at a purchase price of $0.50 per share, for an aggregate purchase price of $5,000 in cash.

●	We sold an aggregate of 20,000 of our Founder Shares to a principal of MSL Asset Services, LLC at a purchase price of $0.50 per share, for an aggregate purchase price of $10,000 in cash.

●	We sold an aggregate of 345,500 of our Founder Shares to vendors and other individuals at a purchase price of $.50 per share, for an aggregate purchase price of $172,750 in cash.

The issuance and purchase of such shares was effected in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act

II-1

Item 34. Indemnification of Officers and Directors

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The charter of Gadsden Growth Properties, Inc. (the “REIT”) contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The REIT’s charter authorizes and its bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of the REIT and at the request of the REIT, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the REIT and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The REIT’s charter and bylaws also permit the REIT to indemnify and advance expenses to any person who served a predecessor of the REIT in any of the capacities described above and any employee or agent of the REIT or a predecessor of the REIT.

Maryland law requires a corporation (unless its charter provides otherwise, which the REIT’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party to, or witness in, by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A Maryland corporation may not indemnify a director or officer with respect to a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or a proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

II-2

The REIT has entered into indemnification agreements with each of its directors and executive, which require that it indemnify such directors and officers to the maximum extent permitted by Maryland law and that it pay such persons’ expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 35. Treatment of Proceeds From Stock Being Registered

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial Statements and Exhibits

(a) Financial Statements. A list of all financial statements included as part of this registration statement is set forth in the Index to Financial Statements that immediately precedes such financial statements and is incorporated herein by reference.

(b) Exhibits. A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 37. Undertakings

The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-3

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-4

(6) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 10th day of November, 2016.

Gadsden Growth Properties, Inc.

By:	/s/ John E. Hartman
Name:	John E. Hartman
Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John E. Hartman, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Securities Act increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date
/s/ John E. Hartman	Chief Executive Officer and Chairman of the Board	November 10, 2016
John E. Hartman	(Principal Executive Officer and Principal Accounting Officer)

/s/ Diane Dewbrey	Director	November 10, 2016
Diane Dewbrey

/s/ Donna R. Ecton	Director	November 10, 2016
Donna R. Ecton

/s/ B.J. Parrish	Director and Secretary	November 10, 2016
B.J. Parrish

/s/ James Walesa	Director	November 10, 2016
James Walesa

/s/ Robert G. Watson, Jr.	Director	November 10, 2016
Robert G. Watson, Jr.

II-6

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1*	Form of Underwriting Agreement.

3.1**	Articles of Amendment and Restatement of the registrant.

3.2*	Bylaws of the registrant.

4.1*	Specimen common stock certificate of the registrant.

5.1*	Opinion of Pessin Katz Law, P.A.

8.1*	Opinion of Herrick, Feinstein LLP.

10.1*	Limited Partnership Agreement of Gadsden Growth Properties, L.P.

10.2**	Form of Subscription Agreement, by and among Gadsden Growth Properties, Inc. and various parties.

10.3*	Omnibus Contribution Agreement, by and among Grae Round Rock, Ltd., Gadsden Growth Properties, Inc. and Gadsden Growth Properties, L.P.

10.4*	Omnibus Contribution Agreement, by and among Cibolo Creek Partners, LLC, Gadsden Growth Properties, Inc. and Gadsden Growth Properties, L.P.

10.5**	Purchase Agreement dated as of September 13, 2016, by and among Gadsden Growth Properties, L.P. and Watavision II, LLC, 32nd St. LLC and 32nd St. Landis Family LLC.

10.6**	Form of Indemnification Agreement by and among Gadsden Growth Properties, Inc. and specified individual.

10.7**	Form of Gadsden Growth Properties, Inc. 2016 Equity Compensation Plan.

10.8*	Form of Senior Executive Employment Agreement by and between Gadsden Growth Properties, Inc. and senior executive officers.

10.9*	Form of Property Management Agreement by and among certain property managers and Gadsden Realty Investments Holdings LLC.

21.1*	Subsidiaries of the registrant.

23.1**	Consents of EisnerAmper LLP.

23.2*	Opinion of Pessin Katz Law, P.A. (included in Exhibit 5.1).

23.3*	Consent of Herrick, Feinstein LLP (included in Exhibit 8.1).

24.1**	Powers of Attorney (included on signature pages).

(*) To be filed by amendment.

(**) Filed herewith.

II-7